EXHIBIT 10.18

                                                                  Execution Copy

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                             KATY INDUSTRIES, INC.,
                         WOODS INDUSTRIES (CANADA) INC.
                                       AND
                          CONTICO MANUFACTURING LIMITED

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                                 LOAN AGREEMENT

                             Dated: January 31, 2003

                                  $110,000,000

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                            FLEET CAPITAL CORPORATION
                Individually and as Agent for any Lender which is
                            or becomes a Party hereto

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               FOOTHILL CAPITAL CORPORATION, as Syndication Agent


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                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.       CREDIT FACILITY...............................................1
     1.1     Loans.............................................................1
     1.2     Letters of Credit; LC Guaranties..................................5
     1.3     Guarantees; Limitations on U.K. Borrower's and Canadian
             Borrower's Liability..............................................8
     1.4     Conversion to Dollars............................................10
     1.5     Judgment Currency; Contractual Currency..........................11
     1.6     Term Loan........................................................12
SECTION 2.       INTEREST, FEES AND CHARGES...................................12
     2.1     Interest.........................................................12
     2.2     Computation of Interest and Fees.................................15
     2.3     Fee Letter.......................................................15
     2.4     Letter of Credit and LC Guaranty Fees............................15
     2.5     Unused Line Fee..................................................15
     2.6     Fronting Fees and Participation Fees.............................15
     2.7     Examination Fees.................................................16
     2.8     Reimbursement of Expenses........................................16
     2.9     Bank Charges.....................................................17
     2.10    Collateral Protection Expenses...................................17
     2.11    Payment of Charges...............................................17
     2.12    No Deductions....................................................18
     2.13    Allocation of Fees and Expenses..................................22
SECTION 3.       LOAN ADMINISTRATION..........................................22
     3.1     Manner of Borrowing Revolving Credit Loans/LIBOR Option..........22
     3.2     Payments.........................................................27
     3.3     Mandatory and Optional Prepayments...............................29
     3.4     Application of Payments and Collections..........................32
     3.5     All Loans to Constitute One Obligation...........................33
     3.6     Loan Accounts; Registration......................................33
     3.7     Statements of Account............................................34
     3.8     Increased Costs..................................................34
     3.9     Basis for Determining Interest Rate Inadequate...................35
     3.10    Sharing of Payments, Etc.........................................36
     3.11    Location of Payments and Notices.................................37
     3.12    Appointment of Borrower Representative...........................37
     3.13    Canadian Revolving Credit Loans Refunding........................37
     3.14    U.K. Revolving Credit Loans Refunding............................38
     3.15    Mitigation Obligations...........................................39
SECTION 4.       TERM AND TERMINATION.........................................40
     4.1     Term of Agreement................................................40
     4.2     Termination......................................................40
SECTION 5.       COLLATERAL ADMINISTRATION....................................41
     5.1     General..........................................................41
     5.2     Administration of Accounts.......................................42


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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

     5.3     Administration of Inventory......................................44
     5.4     Administration of Equipment......................................44
     5.5     Payment of Charges...............................................44
     5.6     Lien on Realty...................................................45
SECTION 6.       REPRESENTATIONS AND WARRANTIES...............................45
     6.1     General Representations and Warranties...........................45
     6.2     Continuous Nature of Representations and Warranties..............53
     6.3     Survival of Representations and Warranties.......................53
SECTION 7.       COVENANTS AND CONTINUING AGREEMENTS..........................53
     7.1     Affirmative Covenants............................................53
     7.2     Negative Covenants...............................................56
     7.3     Specific Financial Covenants.....................................64
SECTION 8.       CONDITIONS PRECEDENT.........................................64
     8.1     Documentation....................................................65
     8.2     No Default.......................................................65
     8.3     Other Conditions.................................................65
     8.4     Aggregate Availability...........................................65
     8.5     No Litigation....................................................65
     8.6     Material Adverse Effect..........................................65
     8.7     Cash Management..................................................65
     8.8     Canadian Lender..................................................66
SECTION 9.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT............66
     9.1     Events of Default................................................66
     9.2     Acceleration of the Obligations..................................69
     9.3     Other Remedies...................................................70
     9.4     Set Off and Sharing of Payments..................................71
     9.5     Remedies Cumulative; No Waiver...................................71
SECTION 10.      AGENT; ASSIGNMENTS; AMENDMENTS...............................72
     10.1    Authorization and Action.........................................72
     10.2    Agent's Reliance, Etc............................................73
     10.3    Fleet and Affiliates.............................................74
     10.4    Lender Credit Decision...........................................74
     10.5    Indemnification..................................................74
     10.6    Rights and Remedies to be Exercised by Agent Only................75
     10.7    Agency Provisions Relating to Collateral.........................75
     10.8    Agents' Right to Purchase Commitments............................76
     10.9    Right of Sale, Assignment, Participations........................76
     10.10   Amendment........................................................78
     10.11   Resignation of Agent; Appointment of Successor...................79
     10.12   Audit and Examination Reports; Disclaimer by Lenders.............79
     10.13   Syndication Agent Agreement......................................80
SECTION 11.      MISCELLANEOUS................................................80
     11.1    Power of Attorney................................................80
     11.2    Indemnity........................................................81


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

                                TABLE OF CONTENTS
                                   (continued)

     11.3    Sale of Interest.................................................82
     11.4    Severability.....................................................82
     11.5    Successors and Assigns...........................................82
     11.6    Cumulative Effect; Conflict of Terms.............................82
     11.7    Execution in Counterparts........................................82
     11.8    Notice...........................................................82
     11.9    Consent..........................................................84
     11.10   Credit Inquiries.................................................84
     11.11   Time of Essence..................................................84
     11.12   Entire Agreement.................................................84
     11.13   Interpretation...................................................84
     11.14   Confidentiality..................................................84
     11.15   GOVERNING LAW; CONSENT TO FORUM..................................85
     11.16   WAIVERS BY BORROWER..............................................86
     11.17   Advertisement....................................................86
     11.18   English Language.................................................86

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT is made as of this 31st day of January, 2003, by and among FLEET CAPITAL CORPORATION ("Fleet"), a Rhode Island corporation with an office at One South Wacker Drive, Suite 1400, Chicago, Illinois 60606, individually as a Lender and as Agent ("Agent") for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Fleet, is referred to hereinafter individually as a "Lender" and collectively as the "Lenders"), the CANADIAN PARTICIPANTS party hereto, the U.K. PARTICIPANTS party hereto, an Affiliate of Fleet National Bank to be incorporated under the laws of Canada or a province thereof and to be selected by Agent, individually as a Lender and as Canadian Agent ("Canadian Agent"), FLEET NATIONAL BANK, London U.K. branch, trading as FleetBoston Financial, individually as a Lender and as U.K. Agent ("U.K. Agent"), FOOTHILL CAPITAL CORPORATION, as Syndication Agent, the LENDERS, KATY INDUSTRIES, INC., a Delaware corporation, with its chief executive office and principal place of business at 765 Straits Turnpike, Suite 2000, Middlebury, Connecticut 06762 ("Katy" or "U.S. Borrower"), WOODS INDUSTRIES (CANADA) INC., a Canadian corporation with its chief executive office and principal place of business at 375 Kennedy Road, Scarborough, Ont. M1K 2A3 ("Woods Canada" or "Canadian Borrower") and CONTICO MANUFACTURING LIMITED ("CML" or U.K. Borrower"), a private limited company incorporated under the laws of England and Wales and registered with Company No. 1338772 whose registered office is Cardrew Way, Redruth Cornwall, TR15 1ST, England. Katy, Woods Canada and CML are sometimes hereinafter referred to individually as a "Borrower" and collectively as "Borrowers." Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

                           SECTION 1. CREDIT FACILITY

      Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders agree to make a Total Credit Facility of up to $110,000,000 available to Borrowers upon Borrower Representative's request therefor, as follows:

      1.1 Loans.

            1.1.1 Revolving Credit Loans.

                  (a) U.S. Revolver. Each Lender (except the U.K. Lender and Canadian Lender) agrees, severally and not jointly, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to U.S. Borrower (each such loan or extension of credit, a "U.S. Revolving Credit Loan") from time to time during the period from the date hereof to but not including the last day of the Term, as requested by Borrower Representative, on behalf of U.S. Borrower, in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount in Dollar Equivalents at any time outstanding equal to the lesser of (i) the product of such Lender's Revolving Loan Percentage and the U.S. Revolving Loan Commitment minus the product of such Lender's Revolving Loan Percentage and the U.S. LC Obligations and (ii) the product of such Lender's Revolving Loan Percentage and an amount equal to the U.S. Borrowing Base at such time minus the product of such Lender's Revolving Loan Percentage and any amount equal to the U.S. LC Obligations. The U.S. Revolving Credit Loans made by the Lenders for the benefit of U.S. Borrower shall be denominated in Dollars. The U.S. Revolving Credit Loans shall be repayable in accordance with the terms of the U.S. Revolving Notes and shall be secured by all of the U.S. Collateral.

                  (b) U.K. Revolving Loans. As of the U.K. Effective Date, U.K. Lender agrees, for so long as no Default or Event of Default exists, to make revolving credit loans and extensions of credit under an overdraft sub-facility to U.K. Borrower (each such loan or extension of credit, a "U.K. Revolving Credit Loan") from time to time during the period from the date hereof to but not including the last day of the Term, as requested by Borrower Representative, on behalf of U.K. Borrower, in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding in Dollar Equivalents equal to the lesser of (i) the U.K. Sublimit minus the Dollar Equivalent of the U.K. LC Obligations and (ii) an amount equal to the Dollar Equivalent of the U.K. Borrowing Base at such time minus the Dollar Equivalent of the U.K. LC Obligations. The U.K. Revolving Credit Loans made by U.K. Lender to U.K. Borrower shall be denominated in Sterling or Euros. The U.K. Revolving Credit Loans shall be repayable in accordance with the terms of the Revolving Notes and shall be secured by all of the U.K. Collateral and Canadian Collateral.

                  (c) Canadian Revolving Credit Loans. As of the Canadian Effective Date, Canadian Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Canadian Borrower (each such loan or extension of credit, a "Canadian Revolving Credit Loan") from time to time during the period from the date hereof to but not including the last day of the Term, as requested by Borrower Representative, on behalf of Canadian Borrower, in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding in Dollar Equivalents equal to the lesser of (i) the Canadian Sublimit minus the Dollar Equivalent of the Canadian LC Obligations and
      (ii) an amount equal to the Dollar Equivalent of the Canadian Borrowing Base at such time minus the Dollar Equivalent of the Canadian LC Obligations. The Canadian Revolving Credit Loans made by Canadian Lender for the benefit of Canadian Borrowers shall be denominated in Canadian Dollars. The Canadian Revolving Credit Loans shall be repayable in accordance with the terms of the Revolving Notes and shall be secured by all of the Collateral.

                  (d) Aggregate Revolving Loans. Notwithstanding anything in subsection 1.1.1(a), (b), and (c) to the contrary, no Lender shall make Revolving Credit Loans to Borrowers if the Dollar Equivalent of the Revolving Credit Loans outstanding advanced by that Lender after taking into account the Dollar Equivalent of the contemplated Revolving Credit Loan would exceed the lesser of (i) such Lender's Revolving Loan Commitment minus the product of such Lender's Revolving Loan Percentage and the LC Obligations and (ii) except as provided in subsections 1.1.2 and 1.1.5, the product of such Lender's Revolving Loan Percentage and an amount equal to the Dollar Equivalent of the Aggregate Borrowing Base at such time minus the Dollar Equivalent of the LC Amount.


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

                  (e) Canadian and U.K. Sublimit. Although Canadian Revolving Credit Loans will be funded in Canadian Dollars and U.K. Revolving Credit Loans will be funded in Sterling or Euros, the Canadian Sublimit and U.K. Sublimit are denominated in Dollars. As of the Closing Date, the Canadian Sublimit and U.K. Sublimit are allocated as set forth below:

            Canadian Sublimit                       $12,000,000

            U.K. Sublimit                           $11,000,000

                  (f) Euro Sublimit. U.K. Lender shall not be required to fund U.K. Revolving Credit Loans in Euros or issue or cause to be issued U.K. Letters of Credit denominated in Euros if the Dollar Equivalent of the aggregate principal amount of the U.K. Revolving Credit Loans funded or to be funded in Euros and the undrawn available amount of outstanding U.K. Letters of Credit issued or to be issued and denominated in Euros exceeds $1,000,000.

            1.1.2 Overadvances. Insofar as Borrower Representative may request and Agent or Majority Lenders (as provided below) may be willing in their sole and absolute discretion to make Revolving Credit Loans to the respective Borrowers as to which they have Revolving Loan Commitments at a time when the unpaid balance of Revolving Credit Loans plus the sum of the LC Amount plus the amount of LC Obligations that have not been reimbursed by Borrowers or funded with a Revolving Credit Loan, exceeds, or would exceed with the making of any such Revolving Credit Loan or the incurrence of any LC Obligation, the Aggregate Borrowing Base (any such Loan or Loans being herein referred to individually as an "Overadvance" and collectively, as "Overadvances"), Agents shall enter such Overadvances as debits in the applicable Loan Account. All Overadvances shall be repaid on demand, shall be secured by the Collateral (provided that Overadvances to U.S. Borrower shall only be secured by the U.S. Collateral) and shall bear interest as provided in this Agreement for Base Rate Portions of Revolving Credit Loans (for the applicable Borrower) generally. Any Overadvance made pursuant to the terms hereof shall be made to the respective Borrowers: (i) with respect to Overadvances to U.S. Borrower, by all Lenders (except the U.K. Lender and the Canadian Lender) ratably in accordance with their respective Revolving Loan Percentages, (ii) with respect to Overadvances to U.K. Borrower, by the U.K. Lender, ratably with respect to the U.K. Lender and, following a refunding under Section 3.14, the U.K. Participants and (iii) with respect to Overadvances to the Canadian Borrower, by the Canadian Lender, ratably with respect to the Canadian Lender and, following a refunding under Section 3.13, the Canadian Participants. Overadvances in the aggregate amount of the Dollar Equivalent of $1,000,000 or less may, unless a Default or Event of Default has occurred and is continuing, be made in the sole and absolute discretion of Agent. Overadvances in an aggregate amount of more than the Dollar Equivalent of $1,000,000 but less than the Dollar Equivalent of $2,500,000 may, unless a Default or an Event of Default has occurred and is continuing, be made in the sole and absolute discretion of the Majority Lenders. Overadvances in an aggregate amount of the Dollar Equivalent of $2,500,000 or more and Overadvances to be made after the occurrence and during the continuation of a Default or an Event of Default shall require the consent of all Lenders. The foregoing notwithstanding, in no event, unless otherwise consented to by all Lenders, (w) shall


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

any Overadvances be outstanding for more than 60 consecutive days, (x) after all outstanding Overadvances have been repaid, shall Agents or Lenders make any additional Overadvances unless 60 days or more have expired since the last date on which any Overadvances were outstanding, (y) shall Overadvances be outstanding on more than 90 days within any one 180 day period or (z) shall Agents make Revolving Credit Loans on behalf of Lenders under this subsection
1.1.2 to the extent such Revolving Credit Loans would cause a Lender's share of the Revolving Credit Loans to exceed such Lender's Revolving Loan Commitment minus such Lender's Revolving Loan Percentage of the LC Amount.

            1.1.3 Use of Proceeds. The Revolving Credit Loans shall be used solely for (i) the satisfaction of existing Indebtedness of Borrowers to Banker's Trust Company and Borrowers' other existing senior lenders; (ii) Borrowers' general operating capital needs including, but not limited to, Capital Expenditures, in a manner consistent with the provisions of this Agreement and all applicable laws; (iii) the repurchase of Contico Preferred Units pursuant to the Contico Preferred Unit Repurchase Agreement; (iv) the making of intercompany loans to any other Loan Party (other than Holdings) in accordance with subsection 7.2.2 for their own general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws; and (v) other purposes permitted under this Agreement.

            1.1.4 Swingline Loans. In order to reduce the frequency of transfers of funds from Lenders to Agent for making Revolving Credit Loans and for so long as no Default or Event of Default exists, Agent shall be permitted (but not required) to make Revolving Credit Loans to U.S. Borrower upon request by Borrower Representative (such Revolving Credit Loans to be designated as "Swingline Loans") provided that the aggregate amount of Swingline Loans outstanding at any time will not (i) exceed $5,000,000; (ii) when added to the principal amount of Agent's other Revolving Credit Loans then outstanding plus Agent's Revolving Loan Percentage of the LC Amount, exceed Agent's Revolving Credit Commitment; or (iii) when added to the principal amount of all other Revolving Credit Loans then outstanding plus the LC Amount, exceed the U.S. Borrowing Base. Within the foregoing limits, U.S. Borrower may borrow, repay and reborrow Swingline Loans. All Swingline Loans shall be treated as Revolving Credit Loans for purposes of this Agreement, except that (a) all Swingline Loans shall be Base Rate Revolving Portions and (b) notwithstanding anything herein to the contrary (other than as set forth in the next succeeding sentence), all principal and interest paid with respect to Swingline Loans shall be for the sole account of Agent in its capacity as the lender of Swingline Loans. Notwithstanding the foregoing, not more than 2 Business Days after (1) Lenders receive notice from Agent that a Swingline Loan has been advanced in respect of a drawing under a Letter of Credit or LC Guaranty or (2) in any other circumstance, demand is made by Agent during the continuance of an Event of Default, each Lender shall irrevocably and unconditionally purchase and receive from Agent, without recourse or warranty from Agent, an undivided interest and participation in each Swingline Loan to the extent of such Lender's Revolving Loan Percentage thereof, by paying to Agent, in same day funds, an amount equal to such Lender's Revolving Loan Percentage of such Swingline Loan.

            1.1.5 Agent Loans. Upon the occurrence and during the continuance of an Event of Default, each Agent, in its sole discretion, may make Revolving Credit Loans to the Borrowers to which it has a Revolving Loan Commitment on behalf of the applicable Lender(s) (to (i) U.S. Borrower, in Dollars, (ii) U.K. Borrower, in Sterling or Euros and (iii) Canadian


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

Borrower, in Canadian Dollars), so long as the aggregate amount of such Revolving Credit Loans shall not exceed the Dollar Equivalent of $2,500,000, if Agents, in their reasonable business judgment, deem that such Revolving Credit Loans are necessary or desirable (i) to protect all or any portion of the Collateral, (ii) to enhance the likelihood, or maximize the amount of, repayment of the Loans and the other Obligations, or (iii) to pay any other amount chargeable to any Borrower pursuant to this Agreement, including without limitation costs, fees and expenses as described in Sections 2.9 and 2.10 (such Revolving Credit Loans, hereinafter, "Agent Loans"); provided that (a) in no event shall the maximum principal amount of the Revolving Credit Loans and the LC Obligations exceed the aggregate Revolving Loan Commitments and (b) any Revolving Credit Loans made to protect all or any portion of the Canadian Collateral or the U.K. Collateral shall not be made to U.S. Borrower. Each applicable Lender shall be obligated to advance to the applicable Borrower its Revolving Loan Percentage of each Agent Loan made in accordance with this subsection 1.1.5. If Agent Loans are made in accordance with the preceding sentence, then (a) the Aggregate Borrowing Base and the U.K. Borrowing Base, U.S. Borrowing Base or Canadian Borrowing Base, as applicable, shall be deemed increased by the amount of such permitted Agent Loans, but only for so long as Agents allow such Agent Loans to be outstanding, and (b) all Lenders shall be bound to make, or permit to remain outstanding, such Agent Loans based upon their Revolving Loan Percentages in accordance with the terms of this Agreement. All Agent Loans shall be repaid on demand, shall be secured by the Collateral (provided that Agent Loans to U.S. Borrower shall only be secured by the U.S. Collateral) and shall bear interest at the Default Rate as provided in this Agreement for Base Rate Portions of Revolving Credit Loans (for the applicable Borrower) generally.

      1.2 Letters of Credit; LC Guaranties.

                  (a) U.S. Letters of Credit; U.S. LC Guaranties. Agent agrees, for so long as no Default or Event of Default exists and if requested by Borrower Representative on behalf of U.S. Borrower, to (i) issue or cause to be issued by Bank or another Affiliate of Agent, on the date requested by Borrower Representative, U.S. Letters of Credit for the account of any U.S. Loan Party or (ii) execute U.S. LC Guaranties by which Agent, Bank, or another Affiliate of Agent, on the date requested by Borrower Representative, shall guaranty the payment or performance by U.S. Loan Parties of their reimbursement obligations with respect to letters of credit and letters of credit issued for any U.S. Loan Party's account by other Persons in support of such U.S. Loan Party's obligations (other than obligations for the repayment of Money Borrowed); provided that the U.S. LC Obligations shall not exceed $15,000,000 at any time. Such U.S. Letters of Credit and U.S. LC Guaranties shall be denominated in Dollars or such other currency as consented to by Agent in its sole discretion. Unless otherwise consented to by Agent, no U.S. Letter of Credit or U.S. LC Guaranty that is a (i) standby letter of credit shall have an expiration date greater than one year from the date of issuance (provided that any standby letter of credit with a one-year term may provide for the customary evergreen renewals thereof for additional one-year periods (which shall in no event extend beyond the date referred to in the immediately succeeding sentence, unless cash-collateralized to Agent's satisfaction)) or (ii) documentary letter of credit shall have an expiration date greater than 180 days from the date of issuance. Notwithstanding anything else herein to the contrary, no U.S. Letter of Credit or U.S. LC Guaranty may have an expiration date after the last day of the Term, unless cash-collateralized to Agent's satisfaction. Notwithstanding anything to the contrary contained herein, U.S. Borrower, Agent and Lenders hereby agree that all U.S. LC Obligations and all obligations of U.S. Borrower relating thereto shall be satisfied by the prompt issuance of one or more Revolving Credit Loans in Dollars to U.S. Borrower that are Base Rate Portions, which U.S. Borrower hereby acknowledges are requested and Lenders hereby agree to fund. In the event that Revolving Credit Loans to U.S. Borrower are not, for any reason, promptly made to satisfy all then existing U.S. LC Obligations, each Lender hereby agrees to pay to Agent, on demand, an amount equal to such U.S. LC Obligations multiplied by such Lender's Revolving Loan Percentage, and until so paid, such amount shall be secured by the U.S. Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Portions for Revolving Credit Loans to U.S. Borrower. Immediately upon the issuance of a U.S. Letter of Credit or a U.S. LC Guaranty under this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, an undivided interest and participation therein equal to the amount of such U.S. Letter of Credit or U.S. LC Guaranty multiplied by such Lender's Revolving Loan Percentage. The form of any U.S. Letter of Credit, U.K. Letter of Credit or Canadian Letter of Credit shall be reasonably acceptable to Agent and Borrower Representative. U.S. Letters of Credit, U.K. Letters of Credit and Canadian Letters of Credit shall be issued in accordance with the Uniform Customs and Practice for Documentary Credits then in effect and adopted by Bank (with respect to U.S. Letters of Credit), Fleet U.K. (with respect to U.K. Letters of Credit) or Fleet Canada (with respect to Canadian Letters of Credit).

                  (b) U.K. Letters of Credit; U.K. LC Guaranties. As of the U.K. Effective Date, U.K. Agent will cause Fleet U.K., and Fleet U.K. agrees, for so long as no Default or Event of Default exists and if requested by Borrower Representative on behalf of any U.K. Loan Party, to issue its, or cause an Affiliate of Fleet U.K. to issue, on the date requested by Borrower Representative, U.K. Letters of Credit for the account of a U.K. Borrower in support of such U.K. Loan Party's obligations (other than obligations for the repayment of Money Borrowed); provided that the U.K. LC Obligations shall not exceed the Dollar Equivalent of $500,000 at any time and all U.K. Letters of Credit and U.K. LC Guaranties shall be denominated in Sterling or Euros. Unless otherwise consented to by Agent, no U.K. Letter of Credit or U.K. LC Guaranty that is a (i) standby letter of credit shall have an expiration date greater than one year from the date of issuance (provided that any standby letter of credit with a one-year term may provide for customary evergreen renewals (which shall in no event extend beyond the date referred to in the immediately succeeding sentence, unless cash-collateralized to Agent's satisfaction)) or (ii) documentary letter of credit shall have an expiration date greater than 180 days from the date of issuance. Notwithstanding anything else herein to the contrary, no U.K. Letter of Credit or U.K. LC Guaranty may have an expiration date after the last day of the Term, unless cash-collateralized to Agent's satisfaction. Notwithstanding anything to the contrary contained herein, U.K. Borrower and U.K. Lender hereby agree that all U.K. LC Obligations and all obligations of U.K. Borrower relating thereto shall be satisfied by the prompt issuance of one or more Revolving Credit Loans to U.K. Borrower that are Base Rate Portions, which U.K. Borrower hereby acknowledges are requested and U.K. Lender hereby agrees to fund. If the draw on the underlying U.K. Letter of Credit or U.K. LC Guaranty is paid in Sterling, the applicable Revolving Credit Loan shall be in Sterling. If the draw amount on the underlying U.K.

      Letter of Credit or U.K. LC Guaranty is paid in Euros, the applicable Revolving Credit Loan shall be in Euros. In the event that Revolving Credit Loans to U.K. Borrower is not, for any reason, promptly made to satisfy all then existing U.K. LC Obligations, U.K. Lender hereby agrees to pay to U.K. Agent, on demand, an amount equal to the Dollar Equivalent of such U.K. LC Obligations (paid in the currency of such U.K. LC Obligations), and until so paid, such amount shall be secured by the Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Portions for Revolving Credit Loans to U.K. Borrower. Immediately upon the issuance of a U.K. Letter of Credit or a U.K. LC Guaranty under this Agreement, each U.K. Participant shall be deemed to have irrevocably and unconditionally purchased and received from U.K. Agent, without recourse or warranty, an undivided interest and participation therein equal to such U.K. LC Amount and the Dollar Equivalent of the U.K. LC Guaranty.

                  (c) Canadian Letters of Credit; Canadian LC Guaranties. As of the Canadian Effective Date, Canadian Agent will cause Fleet Canada, and Fleet Canada agrees, for so long as no Default or Event of Default exists and if requested by Borrower Representative on behalf of any Canadian Loan Party, to (i) issue its, or cause an Affiliate of Fleet Canada that is not a non-resident of Canada for purposes of the ITA to issue, on the date requested by Borrower Representative, Canadian Letters of Credit for the account of Canadian Borrowers or (ii) execute Canadian LC Guaranties by which Fleet Canada or an Affiliate of Fleet Canada, on the date requested by Borrower Representative, shall guaranty the payment or performance by Canadian Borrower of its reimbursement obligations with respect to letters of credit and letters of credit issued for Canadian Loan Parties' account by other Persons in support of a Canadian Loan Party's obligations (other than obligations for the repayment of Money Borrowed); provided that the Canadian LC Obligations shall not exceed the Dollar Equivalent of $500,000 at any time and all Canadian Letters of Credit and Canadian LC Guaranties shall be denominated in Canadian Dollars. Unless otherwise consented to by Agent, no Canadian Letter of Credit or Canadian LC Guaranty that is a (i) standby letter of credit shall have an expiration date greater than one year from the date of issuance (provided that any standby letter of credit with a one-year term may provide for customary evergreen renewals (which shall in no event extend beyond the date referred to in the immediately succeeding sentence, unless cash-collateralized to Agent's satisfaction)) or (ii) documentary letter of credit shall have an expiration date greater than 180 days from the date of issuance. Notwithstanding anything else herein to the contrary, no Canadian Letter of Credit or Canadian LC Guaranty may have an expiration date after the last day of the Term, unless cash-collateralized to Agent's satisfaction. Notwithstanding anything to the contrary contained herein, Canadian Borrower and Canadian Lender hereby agree that all Canadian LC Obligations and all obligations of Canadian Loan Parties relating thereto shall be satisfied by the prompt issuance of one or more Revolving Credit Loans to Canadian Borrower that are Base Rate Portions, which Canadian Borrower hereby acknowledges are requested and Canadian Lender hereby agrees to fund. In the event that Revolving Credit Loans to Canadian Borrower are not, for any reason, promptly made to satisfy all then existing Canadian LC Obligations, Canadian Lender hereby agrees to pay to Canadian Agent, on demand, an amount equal to the Dollar Equivalent of such Canadian LC Obligations (paid in the currency of such Canadian LC Obligations), and until so paid, such amount shall be secured by the Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Portions for Revolving Credit Loans to Canadian Borrower. Immediately upon the issuance of a Canadian Letter of Credit or a Canadian LC Guaranty under this Agreement, each Canadian Participant shall be deemed to have irrevocably and unconditionally purchased and received from Canadian Agent, without recourse or warranty, an undivided interest and participation therein equal to such Canadian LC Amount and the Dollar Equivalent of the Canadian LC Guaranty.

                  (d) LC Amount. Notwithstanding anything herein to the contrary, the Dollar Equivalent of the LC Amount shall not exceed the lesser of (i) Aggregate Availability or (ii) $16,000,000 at any time.

      1.3 Guarantees; Limitations on U.K. Borrower's and Canadian Borrower's Liability.

                  (a) U.S. Borrower hereby absolutely and unconditionally guarantees to Agents and each Lender and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of U.K. Borrower and Canadian Borrower hereunder and under all Loan Documents. As of the U.K. Effective Date, U.K. Borrower hereby absolutely and unconditionally guarantees to Agents and each Lender and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of Canadian Borrower hereunder and under all Loan Documents. As of the Canadian Effective Date, Canadian Borrower hereby absolutely and unconditionally guarantees to Agents and each Lender and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of U.K. Borrower hereunder and under all Loan Documents. Notwithstanding any provision herein to the contrary, U.K. Borrower and Canadian Borrower shall have no liability, direct or indirect, for the Obligations of U.S. Borrower hereunder or under any Loan Documents.

                  (b) Each Borrower agrees that its guaranty obligation under
      Section 1.3(a) hereof is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 1.3 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 1.3 shall be absolute and unconditional, irrespective of, and unaffected by,

                  (i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, or any other Loan Document (including any provision hereof or thereof) or any other agreement, document or instrument to which any other Borrower of the Obligations is or may become a party;

                  (ii) the absence of any action to enforce this Agreement or any other Loan Document or the waiver or consent by Agents and any Lender with respect to any of the provisions thereof;

                  (iii) the existence, value or condition of, or failure to
            perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agents and Lenders in respect thereof (including the release of any such security);

                  (iv) the insolvency of any Borrower of the Obligations; or

                  (v) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

                  Subject to the last sentence of Section 1.3(a), each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations of the other Borrowers guaranteed hereunder.

                  (c) Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agents or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Borrower, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, any of the other Borrowers. Each Borrower also expressly waives the benefits of division and discussion under the Civil Code of Quebec. It is agreed among Borrowers, Agents and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 1.3 and such waivers, Agents and Lenders would decline to enter into this Agreement.

                  (d) Subject to the last sentence of Section 1.3(a) and notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each Borrower agrees that the provisions of this Section
      1.3 are for the benefit of Agents and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as among Borrowers and Agents or Lenders, the obligations of the other Borrowers under the Loan Documents.

                  (e) Subject to the last sentence of Section 1.3(a) and notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each Borrower hereby expressly and irrevocably subordinates all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the payment in full of all Obligations and the termination of the Revolving Loan Commitments. Borrowers acknowledge and agree that this subordination is intended to benefit Agents and Lenders, and their respective successors and assigns, and shall not limit or otherwise affect their liability hereunder or the enforceability of this Section 1.3, and that Agents, Lenders and their respective successors and assigns are intended third party beneficiaries of the subordinations and agreements set forth in this Section 1.3.

                  (f) If Agents or any Lender may, under applicable law, proceed to realize their benefits under any of the Loan Documents giving Agents or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or sale or by non-judicial sale or enforcement, Agents or any Lender may, at their sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 1.3. If, in the exercise of any of its rights and remedies, Agents or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by such of the Agents or such Lender and waives any claim based upon such action, even if such action by Agents or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by such of the Agents or such Lender. Any election of remedies that results in the denial or impairment of the right of Agents or any Lender to seek a deficiency judgment against any Borrower shall not, subject to the last sentence of Section 1.3(a), impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Agents or any Lender shall bid at any foreclosure or trustee's or receiver's sale or at any private sale permitted by law or the Loan Documents, Agents or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agents or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any Lender or other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 1.3, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agents or any Lender might otherwise be entitled but for such bidding at any such sale.

                  (g) Subject to the last sentence of Section 1.3(a), the liability of Borrowers under this Section 1.3 is in addition to and shall be cumulative with all liabilities of each Borrower to Agents and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

      1.4 Conversion to Dollars.

                  (a) All valuations or computations of monetary amounts set forth in this Agreement shall include the Dollar Equivalent of amounts in Canadian Dollars, Sterling and Euros. In connection with all Dollar amounts set forth in this Agreement, and the Aggregate Borrowing Base, U.S. Borrowing Base, U.K. Borrowing Base and Canadian Borrowing Base calculations, all Canadian Dollars, Euros and Sterling shall be converted to Dollars in accordance with the following procedure:

                  (i) Conversions to Dollars shall occur in accordance with
            prevailing exchange rates, as determined by Agent in its reasonable discretion, on the applicable date; and

                  (ii) Outstanding Loans denominated in Canadian Dollars,
            Sterling and Euros shall be marked to market on the date on which Borrower Representative is required to deliver to Agent Borrowing Base Certificates as provided in Section 7.1.4 hereof (or more often as determined by Agent in its commercially reasonable discretion), taking into account in each case the Dollar Equivalent of all Revolving Credit Loans outstanding in Canadian Dollars, Sterling and Euros.

            (b) Unless otherwise specifically set forth in this Agreement, monetary amounts shall be in Dollars.

      1.5 Judgment Currency; Contractual Currency.

                  (a) If, for the purpose of obtaining or enforcing judgment against any Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 1.5 referred to as the "Judgment Currency") an amount due under any Loan Document in any currency (the "Obligation Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 1.5 being hereinafter in this Section 1.5 referred to as the "Judgment Conversion Date").

                  (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 1.5(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Borrower shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Borrower under this Section 1.5(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

                  (c) The term "rate of exchange" in this Section 1.5 means the rate of exchange at which Agent would, on the relevant date at or about 12:00 noon (Chicago time), be prepared to sell the Obligation Currency against the Judgment Currency.

                  (d) Any amount received or recovered by Agents in respect of any sum expressed to be due to them (whether for itself or as trustee for any other person) from any Borrower under this Agreement or under any of the other Loan Documents in a currency other than the currency (the "contractual currency") in which such sum is so expressed to be due (whether as a result of, or from the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding-up of a Borrower or otherwise) shall only constitute a discharge of such Borrower to the extent of the amount of the contractual currency that the relevant Agent is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable). If the amount of the contractual currency so purchased is less than the amount of the contractual currency so expressed to be due, such Borrower shall indemnify the relevant Agent against any loss sustained by it as a result, including the cost of making any such purchase.

      1.6 Term Loan. Each U.S. Lender, severally and not jointly, agrees to make a term loan (collectively, the "Term Loan") to U.S. Borrower on the Closing Date, in the principal amount of such Lender's Term Loan Commitment, which shall be repayable in accordance with the terms of the Term Loan Notes and shall be secured by all of the Collateral. The aggregate amount of all Term Loan Commitments and the aggregate principal amount of the Term Loan is $20,000,000. The proceeds of the Term Loan shall be used solely for the purposes for which the proceeds of the Revolving Credit Loans are authorized to be used.

                     SECTION 2. INTEREST, FEES AND CHARGES

      2.1 Interest.

                  (a) U.S. Rates of Interest. Interest on Revolving Credit Loans and the Term Loan to U.S. Borrower shall accrue on the principal amount of the Base Rate Revolving Portions and Term Loan Portions outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect plus the Base Rate. Said rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs. If Borrower Representative, on behalf of U.S. Borrower, exercises its LIBOR Option as provided in Section 3.1, interest on the Revolving Credit Loans and the Term Loan to U.S. Borrower shall accrue on the principal amount of the LIBOR Revolving Portions and LIBOR Term Portions outstanding at the end of each day at a rate per annum equal to the Applicable Margin then in effect plus the LIBOR applicable to each LIBOR Portion for the corresponding Interest Period.

                  (b) U.K. Rates of Interest. Interest on Revolving Credit Loans in Sterling or Euros to U.K. Borrower shall accrue on the principal amount of the Base Rate Revolving Portions outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect plus the Base Rate. Said rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base

      Rate occurs. If Borrower Representative, on behalf of U.K. Borrower, exercises its LIBOR Option as provided in Section 3.1, interest on the Revolving Credit Loans in Sterling or Euros to U.K. Borrower shall accrue on the principal amount of the LIBOR Revolving Portions outstanding at the end of each day at a rate per annum equal to the Applicable Margin then in effect plus the LIBOR applicable to each LIBOR Portion for the corresponding Interest Period plus Mandatory Costs.

                  (c) Canadian Rates of Interest. Interest on Canadian Revolving Credit Loans in Canadian Dollars to Canadian Borrower shall accrue on the principal amount of the Base Rate Revolving Portions outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect plus the Base Rate. Said rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs. If Borrower Representative, on behalf of Canadian Borrower, exercises its option to obtain a Canadian BA Rate Loan as provided in Section 3.1, interest on Canadian Revolving Credit Loans to Canadian Borrower shall accrue on the principal amount of Canadian BA Rate Loans outstanding at the end of each day at a rate per annum equal to the Applicable Margin then in effect plus the Canadian BA Rate applicable to each Canadian BA Rate Loan for the corresponding Interest Period.

                  (d) Unless Borrower Representative is otherwise advised by Agent, interest and Letter of Credit and LC Guaranty fees shall be payable solely in the currency in which the underlying Revolving Credit Loan is made or Letter or Credit or LC Guaranty is issued.

      2.1.2 Default Rate of Interest. At the option of Agent or the Majority Lenders, upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to 2.0% plus the interest rate otherwise applicable thereto (the "Default Rate"). Provided that in accordance with Section 8(1) of the Interest Act (Canada), it is agreed amongst all of the parties to this Agreement that the Default Rate as stipulated in this Section 2.1.2. shall not apply to any security interest securing the Canadian Obligations of the Canadian Borrower where the security interest constitutes a charge, mortgage, encumbrance, hypothec or notice on or against any real Property situate in Canada.

      2.1.3 Maximum Interest.

                  (a) In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Rate"). If any provisions of this Agreement or the Notes are in contravention of any such law, such provisions shall be deemed amended to conform thereto. If at any time, the amount of interest paid hereunder is limited by the Maximum Rate, and the amount at which interest accrues hereunder is subsequently below the Maximum Rate, the rate at which interest accrues hereunder shall remain at the

      Maximum Rate, until such time as the aggregate interest paid hereunder equals the amount of interest that would have been paid had the Maximum Rate not applied.

                  (b) Without limiting subsection 2.1.3(a), if any provision of this Agreement or any of the other Loan Documents would obligate Canadian Borrower to make any payment of interest under the Canadian Obligations or the U.K. Obligations or other amount in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the applicable recipient of interest under the Canadian or U.K. Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the applicable recipient of interest under the Canadian or U.K. Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rates of interest required to be paid to the applicable recipient under this subsection 2.1.3(b); and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the applicable recipient which would constitute interest under the Canadian or U.K. Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the applicable recipient shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then the applicable recipient shall be entitled, by notice in writing to Canadian Agent at the Appropriate Notice Office, to obtain reimbursement from the applicable recipient in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the applicable recipient to Canadian Borrower. Any amount or rate of interest under the Canadian Obligations or the U.K. Obligations referred to in this subsection 2.1.3 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Revolving Credit Loan to Canadian Borrower or U.K. Revolving Credit Loans to U.K. Borrower, as applicable, remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro rated over that period of time and otherwise be pro rated over the period from the Closing Date to the date all Obligations have been indefeasibly paid in full and all Canadian Lender's Revolving Loan Commitments have been terminated and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Canadian Agent shall be conclusive for the purposes of such determination.

                  (c) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents for the Canadian Obligations (and stated herein or therein, as applicable, to be computed on the basis of a 360-day year or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

      2.2 Computation of Interest and Fees. Interest, Letter of Credit and LC Guaranty fees and Unused Line Fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days (except for the U.K. Obligations denominated in Sterling, which shall be based on a 365-day year). Unless otherwise set forth herein, all fees and interest shall be paid in the same currency as the Revolving Credit Loan is made or Letter of Credit or LC Guaranty is issued for which such fee or interest is associated.

      2.3 Fee Letter. U.S. Borrower shall pay to Agent certain fees and other amounts in accordance with the terms of the fee letter between Borrower and Agent (the "Fee Letter").

      2.4 Letter of Credit and LC Guaranty Fees. Each applicable Borrower shall pay to Agent, Canadian Agent or U.K. Agent, as applicable, for standby and documentary Letters of Credit and LC Guaranties of standby and documentary letters of credit issued without duplication, for the ratable benefit of the applicable Lenders, a per annum fee equal to the Applicable Margin then in effect of the aggregate available amount of such U.S. Letters of Credit and U.S. LC Guaranties, Canadian Letters of Credit and Canadian LC Guaranties and U.K. Letters of Credit and U.K. LC Guaranties, issued for the account of that Borrower and outstanding from time to time during the term of this Agreement, plus a fronting fee (for the account of Agent, Canadian Agent or U.K. Agent, as applicable) equal to 0.125% per annum of the aggregate available amount of such U.S. Letters of Credit, U.S. LC Guaranties, U.K. Letters of Credit, U.K. LC Guaranties, Canadian Letters of Credit and Canadian LC Guaranties, plus all normal and customary charges of the Agent, Bank, Canadian Agent or U.K. Agent, as applicable, associated with the issuance and administration thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty or as advised by Agent, Bank or U.K. Agent, as applicable, and shall be due and payable on the first Business Day of each month in arrears or as advised by Agent or U.K. Agent, as applicable, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

      2.5 Unused Line Fee. U.S. Borrower shall pay to Agent, for the benefit of each Lender (except the U.K. Lender and the Canadian Lender) in accordance with its Revolving Loan Percentage, a fee (the "Unused Line Fee") equal to the Applicable Margin per annum multiplied by the average daily amount by which the aggregate Revolving Loan Commitments exceed the sum of (i) the Dollar Equivalent of the outstanding principal balance of the sum of the U.S. Revolving Credit Loans, U.K. Revolving Credit Loans and Canadian Revolving Credit Loans, plus
(ii) the LC Amount; provided that for purposes of allocating the Unused Line Fee among Lenders, outstanding Swingline Loans shall not be included as part of the outstanding balance of the U.S. Revolving Credit Loans for the purposes of calculating such fees owed to U.S. Lenders other than Agent. The Unused Line Fee shall be paid in Dollars. The Unused Line Fee shall be payable monthly in arrears on the first day of each month hereafter.

      2.6 Fronting Fees and Participation Fees. When and as interest is collected on Canadian Revolving Credit Loans and U.K. Revolving Credit Loans and until the Canadian Revolving Credit Loans and U.K. Revolving Credit Loans are refunded in accordance with Sections 3.13 and 3.14, Canadian Agent and U.K. Agent, respectively, shall pay to Canadian Lender and U.K. Lender, respectively, a fee (with respect to Canadian Lender, the "Canadian Fronting Fee," with respect to the U.K. Lender, the "U.K. Fronting Fee" and collectively, the "Fronting Fee") equal to 1/8th of one percent (0.125%) per annum of the outstanding principal balances of the Canadian Revolving Credit Loans and U.K. Revolving Credit Loans, respectively, at such time, and Canadian Agent and U.K. Agent shall pay to each Canadian Participant and U.K. Participant, respectively, a participation fee (a "Participation Fee") equal to the product of such Canadian Participant's or U.K. Participant's, as applicable, corresponding Lender's Revolving Loan Percentage and that portion of interest collected equal to the sum of Applicable Margins then in effect with respect to each of the Canadian Revolving Credit Loans and the U.K. Revolving Credit Loans, respectively, for the relevant interest payment period plus any Default Rate then in effect, less the product of such Canadian Participant's or U.K. Participant's Revolving Loan Percentage and the Fronting Fee. If any Borrower pays less than all of the interest then due and owing by it for any period, that portion of the interest equating to the Participation Fee shall be deemed to be the last portion of interest paid or to be paid.

      2.7 Examination Fees. Borrowers shall pay to Agent, Canadian Agent and/or U.K. Agent, as applicable, examination fees in accordance with Agent's current schedule of fees in effect from time to time generally applicable to examinations and verifications of books and records of borrowers of such party, in connection with examinations and verifications of the books and records and Properties of Borrowers and their Subsidiaries and such other matters as Agents shall deem appropriate in their reasonable credit judgment, plus all reasonable out-of-pocket expenses incurred by any Agent in connection with such examinations and verifications, whether such examinations and verifications are conducted by employees of an Agent or by third parties hired by such Agent; provided that U.K. Borrower and Canadian Borrower shall not be responsible for such fees and expenses incurred with respect to U.S. Loan Parties; and provided, further, that Borrowers shall not be required to pay or reimburse Agents for examination and verification fees and related expenses for more than two such examinations and verifications per annum unless an Event of Default exists and is continuing. Such examination and verification fees and out-of-pocket expenses shall be payable on the first day of the month following the date of issuance by Agent of a request for payment thereof to Borrowers. Agents may, in their discretion, provide for the payment of such amounts by making appropriate Revolving Credit Loans to the applicable Borrower and charging such Borrower's Loan Account therefor.

      2.8 Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists: (i) Agents incur legal or accounting expenses or any other out-of-pocket expenses or costs in connection with (1) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or (2) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; or
(ii) Agents or any Lender incurs reasonable legal or accounting expenses or any other out-of-pocket expenses or costs in connection with (1) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agents, any Lender, any Borrower or any other Person) relating to the Collateral, this Agreement or any of the other Loan Documents or any Borrower's affairs, (2) any attempt to enforce any rights of Agents or any Lender against Borrowers or any other Person which may be obligated to Agents or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors, or (3) any attempt by Agent to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses and other out-of-pocket expenses and costs of Agents or any Lender, as applicable, shall be charged to the applicable Borrower; provided, that such Borrower shall not be responsible for such out-of-pocket expenses and costs to the extent incurred because of the gross negligence or willful misconduct of Agents or any Lender; and provided, further, that U.K. Borrower and Canadian Borrowers shall not be responsible for such out-of-pocket costs and expenses, incurred with respect to U.S. Borrowers. All amounts chargeable to Borrowers under this Section 2.8 shall be Obligations secured by all of the Collateral (provided that amounts chargeable to U.S. Borrowers shall not be secured by U.K. Collateral or Canadian Collateral), shall be payable on demand to Agents or such Lender, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Base Rate Revolving Portions (or, in the case of Canadian Agent or Canadian Lender, Canadian Prime Rate Loans) from time to time. The applicable Borrower shall also reimburse Agents for expenses incurred by Agents in their administration of the Collateral to the extent and in the manner provided in Sections 2.9 and 2.10 hereof.

      2.9 Bank Charges. Each Borrower shall pay to Agents, on demand, any and all fees, costs or expenses which Agents or any Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to such Borrower or any other Person on behalf of such Borrower, by Agents or any Lender, of proceeds of Loans made to such Borrower pursuant to this Agreement,
(ii) the depositing for collection by Agents or any Lender of any check or item of payment received or delivered to Agents or any Lender on account of the Obligations of such Borrower and (iii) the costs and expenses incurred in opening and maintaining blocked accounts; provided, that U.K. Borrower and Canadian Borrower shall not be responsible for such fees and expenses incurred with respect to U.S. Borrowers.

      2.10 Collateral Protection Expenses. All out-of-pocket expenses incurred in protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and any and all excise, property, sales, and use taxes imposed by any United States, Canadian or United Kingdom state, provincial, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrowers; provided, that U.K. Borrower and Canadian Borrower shall not be liable for any such expenses incurred with respect to U.S. Borrower. If Borrowers fail to promptly pay any portion thereof when due, Agents may, at their option, but shall not be required to, pay the same and charge the applicable Borrower therefor. Additionally, from time to time Agent, Canadian Agent and/or U.K. Agent may, at U.S. Borrower's, U.K. Borrower's or Canadian Borrower's expense, as applicable, obtain appraisals from appraisers (who may be personnel of an Agent), stating the then current fair market value of all or any portion of the real or personal Property of any Borrower, any of its Subsidiaries or any other Loan Party, including, without limitation, any Inventory of any Borrower, any of its Subsidiaries or any other Loan Party; provided that unless an Event of Default exists and is continuing, Borrowers shall not be required to reimburse Agents for the costs of more than one appraisal of Equipment, real Property and/or Inventory per annum.

      2.11 Payment of Charges. All amounts chargeable to Borrowers under this Agreement shall be Obligations secured by all of the Collateral (provided that amounts chargeable to U.S. Borrower shall not be payable by U.K. Borrower or Canadian Borrower and shall not be secured by U.K. Collateral or Canadian Collateral). All such Obligations shall be, unless specifically otherwise provided, payable on demand and shall bear interest from the date demand was made or such amount is due, as applicable, until paid in full at the rate applicable to Base Rate

Revolving Portions (or, in the case of Canadian Obligations, Canadian Prime Rate Loans) from time to time.

      2.12 No Deductions. Except as otherwise provided in Sections 2.12(b) or
(c) and in subsection 10.9.4 and as otherwise provided by law, any and all payments or reimbursements made hereunder or under the other Loan Documents in respect of Canadian Obligations, U.K. Obligations or U.S. Obligations shall be made in Dollars, Euros, Canadian Dollars or Sterling, as applicable, free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed by (i) the United States of America or any political subdivision thereof or therein, in the case of U.S. Obligations, (ii) Canada or any political subdivision thereof or therein, in the case of the Canadian Obligations, or
(iii) the United Kingdom or any political subdivision thereof or therein, in the case of the U.K. Obligations, excluding, however, the following: (i) franchise or capital taxes, gross receipt taxes and taxes imposed on the net income of Agents, or any Lender, Participant or Canadian Participant or U.K. Participant by the jurisdiction under the laws of which Agents or any Lender, Participant or Canadian Participant or U.K. Participant is organized or doing business or any political subdivision thereof, (ii) franchise or capital taxes, gross receipt taxes and taxes imposed on its net income by the jurisdiction of Agents' or such Lender's or Participant's or Canadian Participant's or U.K. Participant's applicable lending office or any political subdivision thereof and (iii) any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed by a jurisdiction as a result of the Agent, any Lender, any Participant, any Canadian Participant, or any United Kingdom Participant being organized under the laws of such jurisdiction, being engaged in a trade or business in such jurisdiction, or having a permanent establishment in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, herein "Tax Liabilities"). If any Borrower, any Guarantor, any Lender or any Agent shall be required by law or the administration thereof to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to any Agent or any Lender or Participant or Canadian Participant or U.K. Participant, then the sum payable by the relevant Borrower hereunder or under the relevant other Loan Document shall be increased as may be necessary so that, after all required deductions on account of Tax Liabilities are made, the applicable Agent, any such Lender, Participant, Canadian Participant and U.K. Participant, as applicable, receives an amount equal to the sum it would have received had no such deductions been made. Whenever any Tax Liabilities are deducted by any Borrower, as soon as practicable thereafter, the Borrower Representative shall send to Agent (or in the case of Canadian Borrower, Canadian Agent, or in the case of U.K. Borrower, U.K. Agent) for its own account or for the account of the applicable Lender or Canadian Participant or U.K. Participant a certified copy of any original official receipt received by any such Borrower showing payment thereof or other evidence of such payment reasonably satisfactory to the Agent (or Canadian Agent or U.K. Agent, as the case may be). If any Borrower fails to pay any Tax Liabilities when due to the appropriate taxing authority or fails to remit to Agent (or in the case of Canadian Borrower, Canadian Agent, or in the case of U.K. Borrower, U.K. Agent) the required receipts or other required documentary evidence, each Borrower shall indemnify Agents and the Lenders and Canadian Participants and U.K. Participants for any incremental taxes, interest or penalties that may become payable by Agents and the Lenders and Canadian Participants and U.K. Participants as a result of any such failure. Without limiting the foregoing, (x) U.K. Borrower shall also indemnify and hold harmless (without duplication) U.K. Agent, U.K. Lender and U.K. Participants against any and all Tax Liabilities imposed by the United Kingdom as a result of arrangements relating to the refunding pursuant to Section 3.14 of this Agreement of U.K. Revolving Credit Loans and (y) Canadian Borrower shall also indemnify and hold harmless (without duplication) Canadian Agent, Canadian Lender and Canadian Participants against any and all Tax Liabilities imposed by Canada as a result of arrangements relating to the refunding pursuant to Section 3.13 of this Agreement of Canadian Revolving Credit Loans. The covenants in this Section 2.12 shall survive the termination of this Agreement and payment of the Obligations.

                  (a) If Agents or a Lender or Canadian Participant or U.K. Participant during the Term of this Agreement shall become aware that it is entitled to claim a refund, credit or reduction of tax from the jurisdiction to which the tax was paid or the jurisdiction in which such Agent or Lender, as the case may be, is subject to tax, which refund, credit or reduction in the bona fide discretion of Agents or such Lender or Canadian Participant or U.K. Participant, is allocable to the payment of any Tax Liabilities which Borrowers have paid, or indemnified Agents or such Lender or Canadian Participant or U.K. Participant pursuant to this
      Section 2.12, Agents or such Lender or Canadian Participant or U.K. Participant shall promptly notify Borrowers in writing of the availability of such refund, credit or reduction claim and shall, within 30 days of receipt of a written request by Borrowers, make a claim to such jurisdiction for such refund, credit or reduction at Borrowers' sole expense. If, during the Term of this Agreement, Agents or a Lender or Canadian Participant or U.K. Participant receives a refund, credit or reduction of any such Tax Liabilities, it shall within 30 days from the date of such receipt pay over such amount of such refund, credit or reduction to Borrowers plus any interest that is properly attributable to such refund, credit or reduction as will leave Agents or such Lender or Canadian Participant or U.K. Participant (after that payment) in the same after-tax position as it would have been in if the Tax Liabilities had not been paid by, or indemnification had not been made by, Borrowers.

                  (b) To the extent that any portion of the Participation Fee is payable to a Canadian Participant that is non-resident of Canada for purposes of the tax imposed pursuant to Part XIII of the ITA or any successor provision thereto (a "Nonresident Canadian Participant"), Canadian Agent shall deduct and remit such tax to the Receiver General for Canada within the time payable by law, and shall increase such portion of the Participation Fee as may be necessary so that after all required deductions of such tax are made, the Nonresident Canadian Participant receives an amount equal to the sum it would have received had no such deductions been made. The Canadian Borrower shall forthwith on demand remit to Canadian Agent the full amount of the aforesaid increase; provided, however, that no Borrower will make such payment with respect to any taxes that are not Tax Liabilities and no such payment shall be required as contemplated by Section 2.12(d). Each of Canadian Agent, Canadian Lender and each Canadian Participant represents and warrants to Canadian Borrower and to Canadian Agent that, as of the date of this Agreement or, in the case of a Canadian Participant which is not a party to this Agreement on the date hereof, on the date it becomes a Canadian Participant, it is not a non-resident of Canada within the meaning of the ITA. Provided that no Default or Event of Default has occurred and is continuing, Canadian Lender covenants and agrees with Canadian Borrower that (i) it is the only Person that will extend credit to Canadian Borrower hereunder and (ii) it will not assign, sell or grant participations in its extensions of credit under this Agreement to any Person who is a non-resident of Canada within the meaning of the ITA. Canadian Borrower shall not be required to pay any Tax Liabilities of any Person incurred as a result of such Person being a non-resident of Canada who becomes a Lender or Canadian Participant in contravention of the previous sentence. In the event that any of Canadian Agent, Canadian Lender or any Canadian Participant is or becomes a non-resident of Canada within the meaning of the ITA, such party shall immediately notify Canadian Borrower and notwithstanding anything to the contrary herein, Canadian Borrower shall have the option to prepay that portion of the Canadian Obligations attributable to such party without the payment of any prepayment penalty, fee or other amounts.

                  (c) Limitations on U.K. Tax gross up.

                  (i) Definitions.

                        In this Section 2.12(c):

                        "Qualifying U.K. Lender" means a U.K. Lender which is
            beneficially entitled to interest payable to that U.K. Lender in respect of an advance that it made under a Loan Document and which is:

                        (1) a bank (as defined for the purpose of section 349 of
            the United Kingdom Income and Corporation Taxes Act 1988) making an advance under a Loan Document and which U.K. Lender is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

                        (2) a Treaty Lender.

                        "Treaty Lender" means a U.K. Lender (including any
            assignee from such a U.K. Lender) which:

                        (1) is treated for the purposes of an applicable double
            taxation agreement or convention as resident in a jurisdiction having a double taxation agreement or convention with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest; and

                        (2) does not carry on a business in the United Kingdom
            through a permanent establishment with which that U.K. Lender's participation in a U.K. Loan Document is effectively connected.

                  (ii) Tax gross up exclusion.

                              a. U.K. Borrower is not required to pay any
                  additional amount to a U.K. Lender or U.K. Participant under this clause 2.12 on account of any Tax Liability imposed by the United Kingdom if, on the date on which the payment is made:

                                    i. the payment could have been made to the
                        relevant U.K. Lender or U.K. Participant without a deduction or withholding for or on account of any Tax Liability imposed by the United Kingdom if the U.K. Lender or U.K. Participant was a Qualifying U.K. Lender, but on that date that U.K. Lender or U.K. Participant is not or has ceased to be a Qualifying U.K. Lender other than as a result of any change after the date it became a U.K. Lender or U.K. Participant under this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant taxing authority; or

                                    ii. the relevant U.K. Lender or U.K.
                        Participant is a Treaty Lender and U.K. Borrower can demonstrate the payment could have been made to the U.K. Lender or U.K. Participant without the deduction or withholding for or on account of any Tax Liability had that U.K. Lender or U.K. Participant complied with its obligations under paragraph b. below.

                              b. A Treaty Lender and U.K. Borrower shall
                  cooperate in completing any procedural formalities on a timely basis necessary for U.K. Borrower to obtain authorization to make payments to that Treaty Lender without withholding or deduction for or on account of any Tax Liability imposed by the United Kingdom.

                  (iii) Tax Credit.

                  If U.K. Borrower makes an additional payment under this
      Section 2.12 and the relevant U.K. Lender or U.K. Participant determines (in its absolute discretion but acting in good faith) that:

                        (1) a credit against, relief or remission for, or
            repayment of any tax is attributable either to an increased payment of which that additional payment forms part, or to that additional payment; and

                        (2) that U.K. Lender has obtained, utilized and retained
            that credit, relief, remission or repayment,

                        the U.K. Lender or U.K. Participant shall pay an amount
            to U.K. Borrower which that U.K. Lender or U.K. Participant determines (in its absolute discretion but acting in good faith) will leave it (after that payment) in the same after-Tax position as it would have been in had the additional payment not been required under this Section 2.12.

                  (iv) U.K. Lender and U.K. Participant Cooperation. Each U.K.
            Lender and U.K. Participant and U.K. Borrower shall cooperate (and U.K. Agent shall cooperate with the relevant parties) in completing any procedural formalities on a timely basis necessary for U.K. Borrower to obtain authorization to make payments to that U.K. Lender or U.K. Participant without withholding or deduction for or on account of any Tax Liability or at any applicable reduced rate of withholding or deduction under the terms of any applicable double taxation agreement or convention.

                  (v) U.K. Lenders' Warranty. Provided that no Default or Event of Default has occurred and is continuing, each U.K. Lender covenants and agrees with U.K. Borrower that it will not assign, sell or grant participations in its extensions of credit under this Agreement to any Person who is not a Qualifying U.K. Lender. U.K. Borrower shall not be required to pay any Tax Liabilities of any Person incurred as a result of such Person not being a Qualifying U.K. Lender on contravention of the previous sentence. U.K. Lender further warrants that it is a Qualifying U.K. Lender at the date of this Agreement (or, if later, when it becomes a party to this Agreement) and that it will remain, until it notifies U.K. Lender to the contrary, a Qualifying U.K. Lender. U.K. Lender undertakes to notify U.K. Borrower as soon as reasonably practical after it becomes aware that it is not or will cease to be a Qualify U.K. Lender.

                  (d) The foregoing notwithstanding, Borrowers shall only be required to pay additional amounts for Tax Liabilities resulting from any Canadian Participant being a non-resident of Canada within the meaning of the ITA or any U.K. Participant not being a Qualifying U.K. Lender or a Treaty Lender for interest accruing after the date on which the Obligations are declared immediately due and payable pursuant to Section
      9.2 of the Agreement.

      2.13 Allocation of Fees and Expenses. Unless expressly allocated to a specific Borrower, all fees and expenses paid pursuant to this Agreement shall be allocated to the Borrower which pays such fees and expenses.

                         SECTION 3. LOAN ADMINISTRATION

      3.1 Manner of Borrowing Revolving Credit Loans/LIBOR Option. Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

            3.1.1 Loan Requests. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (a) Borrower Representative, on behalf of the applicable Borrower, or, in the case of any request to the Canadian Agent or the U.K. Agent, the Canadian Borrower or the U.K. Borrower, as applicable, may give Agent, or Canadian Agent or U.K. Agent, as applicable, with a copy to Agent at the Appropriate Notice Office notice in a form reasonably acceptable to Agent of such Borrower's intention to borrow, in which notice Borrower Representative or U.K. Borrower (if applicable and as the case may be) shall specify the amount of the proposed borrowing of a Revolving Credit Loan, the currency in which the borrowing is requested (which shall be Dollars in the case of a U.S. Revolving Credit Loan to U.S. Borrower, Canadian Dollars in the case of a Canadian Revolving Credit Loan to Canadian Borrower and Sterling or Euros in the case of a U.K. Revolving Credit Loan to U.K. Borrower) and the proposed borrowing date, which shall be a Business Day, no later than 11:00 a.m. (prevailing time in the location of the Appropriate Notice Office) on the proposed borrowing date (or in accordance with subsection 3.1.7, 3.1.8 or 3.1.9, as applicable, in the case of a request for a LIBOR Revolving Portion or Canadian BA Rate Loan), provided, however, that no request for a LIBOR Loan or Canadian BA Rate Loan may be made at a time when there exists a Default or an Event of Default; and (b) the becoming due of any amount required to be paid under this Agreement, or the Notes, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan by the applicable Borrower on the due date in the amount required to pay such interest or other Obligation. With respect to borrowings under the overdraft forming part of the U.K. Revolving Credit Loans, the prior notice requirements and minimum borrowing amounts may be waived by U.K. Agent.

            3.1.2 Disbursement. Each Borrower hereby irrevocably authorizes Agent, Canadian Agent or U.K. Agent, as applicable, to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to subsection 3.1.1 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(a) shall be disbursed by Agent in Dollars, as requested by Borrower Representative (in the case of U.S. Borrower), by Canadian Agent in Canadian Dollars, as requested by Borrower Representative or Canadian Borrower (in the case of Canadian Borrower) and by U.K. Agent in Sterling or Euros, as requested by Borrower Representative or U.K. Borrower (in the case of U.K. Borrower), as applicable, in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower Representative, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower Representative or U.K. Borrower (as the case may be) and Agent, Canadian Agent or U.K. Agent, as applicable, from time to time or elsewhere if pursuant to a written direction from Borrower Representative or U.K. Borrower, as the case may be; and (ii) the proceeds of each Revolving Credit Loan deemed requested under subsection 3.1.1(b) shall be disbursed by Agent, Canadian Agent or U.K. Agent, as applicable, by way of direct payment of the relevant interest or other Obligation. If at any time any Loan is funded in excess of the amount requested or deemed requested by Borrower Representative or U.K. Borrower (as the case may be), such Borrower agrees to repay the excess to Agent, Canadian Agent or U.K. Agent, as applicable, immediately upon the earlier to occur of (a) such Borrower's discovery of the error and (b) notice thereof to Borrower Representative or U.K. Borrower, as the case may be, from Agent, Canadian Agent or U.K. Agent, as applicable, or any Lender.

            3.1.3 Payment by Lenders. Agent, Canadian Agent or U.K. Agent, as applicable, shall give to each applicable Lender prompt written notice by facsimile, telex or cable of the receipt from Borrower Representative or U.K. Borrower of any request for a Revolving Credit Loan. Each such notice shall specify the requested date and amount of such Revolving Credit Loan, whether such Revolving Credit Loan shall be subject to the LIBOR Option or shall be a Canadian BA Rate Loan, the currency of such Revolving Credit Loan, and the amount of each such Lender's advance thereunder (in accordance with its applicable Revolving Loan Percentage). Each such Lender shall, not later than 12:00 noon (prevailing time in the location of the Appropriate Notice Office) on such requested date, wire to a bank designated by Agent, Canadian Agent or U.K. Agent, as applicable, the amount of that Lender's Revolving Loan Percentage of the requested Revolving Credit Loan. The failure of any Lender to make the Revolving Credit Loans to be made by it shall not release any other Lender of its obligations hereunder to make its Revolving Credit Loan. Neither Agent, Canadian Agent or U.K. Agent nor any Lender shall be responsible for the failure of any other Lender to make the Revolving

Credit Loan to be made by such other Lender. The foregoing notwithstanding, Agent, and following a refunding of the Canadian Revolving Credit Loan and U.K. Revolving Credit Loan in accordance with Sections 3.13 and 3.14, Canadian Agent or U.K. Agent, as applicable, in its sole discretion, may from its own funds make a Revolving Credit Loan on behalf of the applicable Lenders. In such event, the Lender on behalf of whom Agent, Canadian Agent or U.K. Agent made the Revolving Credit Loan shall reimburse Agent, Canadian Agent or U.K. Agent, as applicable, for the amount of such Revolving Credit Loan made on its behalf, weekly (or more frequently, as determined by Agents, in their sole discretion). On each such settlement date, Agent, Canadian Agent or U.K. Agent, as applicable, will pay to each Lender the net amount owing to such Lender in connection with such settlement, including without limitation amounts relating to Loans, fees, interest and other amounts payable hereunder. The entire amount of interest attributable to such Revolving Credit Loan for the period from the date on which such Revolving Credit Loan was made on such Lender's behalf until so reimbursed by such Lender, shall be paid to Agent, Canadian Agent or U.K. Agent, as applicable, for its own account.

            3.1.4 Authorization. U.S. Borrower hereby irrevocably authorizes Agent, in Agent's sole discretion, to advance to U.S. Borrower, and to charge to U.S. Borrower's Loan Account hereunder as a U.S. Revolving Credit Loan in Dollars (which shall be a Base Rate Revolving Portion), a sum sufficient to pay all interest accrued on the U.S. Obligations when due and to pay all fees, costs and expenses and other U.S. Obligations at any time owed by such Borrower to Agent or Lenders hereunder. U.K. Borrower hereby irrevocably authorizes U.K. Agent, in U.K. Agent's discretion, to advance to U.K. Borrower, and to charge to such U.K. Borrower's Loan Account hereunder as a U.K. Revolving Credit Loan in Sterling or Euros, if chosen by U.K. Agent in its discretion, (which shall be a Base Rate Revolving Portion), a sum sufficient to pay all interest accrued on the U.K. Obligations when due and to pay all fees, costs and expenses and other U.K. Obligations at any time owed by U.K. Borrower to U.K. Agent or Lenders hereunder. Canadian Borrower hereby irrevocably authorizes Canadian Agent, in Canadian Agent's sole discretion, to advance to Canadian Borrower, and to charge to Canadian Borrower's Loan Account hereunder as a Canadian Revolving Credit Loan in Canadian Dollars (which shall be a Base Rate Loan), a sum sufficient to pay all interest accrued on the Canadian Obligations when due and to pay all fees, costs and expenses and other Canadian Obligations at any time owed by Canadian Borrower to Canadian Agent or Canadian Lender hereunder. Agents shall notify Borrower Representative of all such advances and charges to a Borrower's Loan Account on a monthly basis as provided in Section 3.7 of the Agreement.

            3.1.5 Letter of Credit and LC Guaranty Requests. A request for a Letter of Credit or LC Guaranty shall be made in the following manner: Borrower Representative or, in the case of notice to Fleet U.K., U.K. Borrower, may give Agent and Bank and Fleet U.K. or Fleet Canada, as applicable, a written notice of its request for the issuance of a Letter of Credit or LC Guaranty, not later than 11:00 a.m. (prevailing time in the location of the Appropriate Notice Office), three Business Days before the proposed issuance date thereof, in which notice Borrower Representative or U.K. Borrower shall specify whether the Letter of Credit or LC Guaranty is to be issued on behalf of a U.S. Loan Party, a Canadian Loan Party or a U.K. Loan Party, the issuance date and format and wording for the Letter of Credit or LC Guaranty being requested (which shall be satisfactory to Agent and Bank or U.K. Agent, as applicable, and the Person being asked to issue such Letter of Credit or LC Guaranty); and shall include the Letter of

Credit application of the proposed issuer of the Letter of Credit, duly completed, provided that no such request may be made at a time when there exists a Default or Event of Default. Such request shall be accompanied by an executed application and reimbursement agreement in form and substance satisfactory to Agents and the Person being asked to issue the Letter of Credit or LC Guaranty (which shall be Bank or an Affiliate thereof or such other Person as approved by Agent in its sole discretion), as well as any required resolutions.

            3.1.6 Method of Making Requests. As an accommodation to Borrowers, unless a Default or an Event of Default is then in existence, (i) solely in the case of U.S. Revolving Credit Loans to U.S. Borrower, Agent shall permit telephonic or electronic requests for U.S. Revolving Credit Loans to Agent, (ii) solely in the case of U.S. Letters of Credit and U.S. LC Guaranties, Agent and Bank may, in their discretion, permit electronic transmittal of requests for U.S. Letters of Credit and U.S. LC Guaranties to them, and (iii) Agent may, in Agent's discretion, permit electronic transmittal of instructions, authorizations, agreements or reports to Agent. All other instructions, authorizations, agreements or reports must be in written hard copy form (including by facsimile). Unless Borrower Representative specifically directs Agent or Bank in writing not to accept or act upon telephonic or electronic communications from Borrower Representative, neither Agent nor Bank shall have any liability to the applicable Borrower for any loss or damage suffered by such Borrower as a result of Agent's or Bank's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or Bank by Borrower, and neither Agent nor Bank shall have any duty to verify the origin of any such communication or the authority of the Person sending it. Each telephonic request for a Revolving Credit Loan, Letter of Credit or LC Guaranty accepted by Agent and Bank, if applicable, hereunder shall be promptly followed by a written confirmation of such request from Borrower Representative to Agent and Bank, if applicable.

            3.1.7 LIBOR Portions and Canadian BA Rate Loans.

                  (a) Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, in the event any Borrower desires to obtain a LIBOR Portion, Borrower Representative or U.K. Borrower, as applicable, shall give Agent or U.K. Agent, as applicable, a LIBOR Request no later than 11:00 a.m. (prevailing time in the location of the Appropriate Notice Office) on the third Business Day prior to the requested borrowing date. Each LIBOR Request shall be irrevocable and binding on the applicable Borrower. In no event shall Borrowers, in the aggregate, be permitted to have outstanding at any one time LIBOR Portions with more than seven (7) different Interest Periods with respect to U.S. Revolving Credit Loans, U.K. Revolving Credit Loans and Canadian BA Rate Loans. The LIBOR Rate shall be available only
      (i) in the case of U.K. Borrower, for borrowings in Sterling and Euros and
      (ii) in the case of U.S. Borrower, for borrowings in Dollars.

                  (b) Provided that as of both the date of the Canadian BA Request and the first day of the Interest Period, no Default or Event of Default exists, in the event Canadian Borrower desires to obtain a Canadian BA Rate Loan, Borrower Representative or Canadian Borrower shall give Canadian Agent a Canadian BA Request no later than 11:00 a.m. (prevailing time in the location of the Appropriate Notice Office) on the third

      Business Day prior to the requested borrowing date. Each Canadian BA Request shall be irrevocable and binding on Canadian Borrower. The Canadian BA Rate shall be available only for borrowings in Canadian Dollars.

            3.1.8 Conversion of Base Rate Portions and Canadian Prime Rate Loan Conversion.

                  (a) Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, Borrower Representative or U.K. Borrower may, on any Business Day and on behalf of the applicable Borrower, convert any Base Rate Portion (except with respect to Revolving Credit Loans to Canadian Borrower) into a LIBOR Portion. If the applicable Borrower desires to convert a Base Rate Portion, Borrower Representative shall give Agent a LIBOR Request no later than 11:00 a.m. (prevailing time in the location of the Appropriate Notice Office) on the third Business Day prior to the requested conversion date.

                  (b) Provided that, as of both the date of the Canadian BA Request and the first day of the Interest Period, no Default or Event of Default exists, Borrower Representative may, on any Business Day and on behalf of Canadian Borrower, convert any Canadian Prime Rate Loan (that constitutes a Base Rate Loan under clause (ii)(b) of the definition of Base Rate) into a Canadian BA Rate Loan. If Canadian Borrower desires to convert a Canadian Prime Rate Loan, Borrower Representative shall give Canadian Agent a Canadian BA Request no later then 11:00 a.m. (prevailing time in the location of the Appropriate Notice Office) on the third Business Day prior to the requested conversion date.

            3.1.9 Continuation of LIBOR Portions and Canadian BA Rate Loans.

                  (a) Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, Borrower Representative or U.K. Borrower may, on any Business Day and on behalf of the applicable Borrower, continue any LIBOR Portions into a subsequent Interest Period of the same or a different permitted duration. If any Borrower desires to continue a LIBOR Portion, Borrower Representative shall give Agent and U.K. Agent, as applicable, a LIBOR Request no later than 11:00 a.m. (prevailing time in the location of the Appropriate Notice Office) on the third Business Day prior to the requested continuation date. If Borrower Representative shall fail to give timely notice of its election to continue any LIBOR Portion or portion thereof as provided above, or if such continuation shall not be permitted, such LIBOR Portion or portion thereof, unless such LIBOR Portion shall be repaid, shall automatically be converted into a Base Rate Portion at the end of the Interest Period then in effect with respect to such LIBOR Portion.

                  (b) Provided that as of both the date of the Canadian BA Request and the first day of the Interest Period, no Default or Event of Default exists, Borrower Representative may, on any Business Day and on behalf of Canadian Borrower, continue any Canadian BA Rate Loan into another Canadian BA Rate Loan with an Interest Period of the same or a different permitted duration. If Canadian Borrower desires to continue a Canadian BA Rate Loan, Borrower Representative or Canadian Borrower shall give Canadian Agent a Canadian BA Request no later than 11:00 a.m. (prevailing time in the location of the Appropriate Notice Office) on the third Business Day prior to the requested continuation date. If Borrower Representative shall fail to give timely notice of its election to continue any Canadian BA Rate Loan or portion thereof as provided above, or if such continuation shall not be permitted, such Canadian BA Rate Loan or portion thereof, unless such Canadian BA Rate Loan shall be repaid, shall automatically be converted into a Canadian Prime Rate Loan at the end of the Interest Period then in effect with respect to such Canadian BA Rate Loan.

            3.1.10 Inability to Make LIBOR Portions and Canadian BA Rate Loans. Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection 3.1.10, the term "Lender" shall include the office or branch where such Lender or any corporation or bank then controlling such Lender makes or maintains any LIBOR Portions) to make or maintain its LIBOR Portions or Canadian BA Rate Loans, or if with respect to any Interest Period, Agent, U.K. Agent or Canadian Agent is unable to determine the LIBOR or Canadian BA Rate relating thereto, or adverse or unusual conditions in, or changes in applicable law relating to, the London interbank market or the Canadian BA market, as applicable, make it, in the reasonable judgment of Agent, U.K. Agent or Canadian Agent, impracticable to fund therein any of the LIBOR Portions or Canadian BA Rate Loans, or make the projected LIBOR or Canadian BA Rate unreflective of the actual costs of funds therefor to any Lender, the obligation of Agent, U.K. Agent, Canadian Agent and Lenders to make or continue LIBOR Portions or Canadian BA Rate Loans or convert Base Rate Portions or Canadian Prime Rate Loans to LIBOR Portions or Canadian BA Rate Loans, as applicable, hereunder shall forthwith be suspended during the pendency of such circumstances and the applicable Borrower shall, if any affected LIBOR Portions or Canadian BA Rate Loans are then outstanding, promptly upon request from Agent or U.K. Agent, convert such affected LIBOR Portions into Base Rate Portions, or promptly upon request from Canadian Agent, convert such affected Canadian BA Rate Loans into Canadian Prime Rate Loans.

      3.2 Payments. Except where evidenced by notes or other instruments issued or made by Borrowers to any Lender and accepted by such Lender specifically containing payment instructions that are in conflict with this Section 3.2 (in which case the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

            3.2.1 Principal.

                  (i) Revolving Credit Loans. Principal on account of Revolving
            Credit Loans shall be payable by the applicable Borrower to the applicable Agent for the ratable benefit of the applicable Lenders at the Appropriate Payment Office immediately upon the earliest of
            (i) the receipt by the applicable Agent, U.K. Borrower, U.S. Borrower or Canadian Borrower, of any proceeds of any of the Collateral (except as otherwise provided herein), including without limitation pursuant to subsections 3.3.1 and 5.2.4, to the extent of said proceeds, subject to such Borrower's rights to reborrow such amounts in compliance with subsection 1.1.1 hereof; (ii) the occurrence of an Event of Default in consequence of which Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations in accordance with Sections 9.2 and/or 9.3 of this Agreement, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that, if an Overadvance or an Agent Loan shall exist at any time, the applicable Borrower shall, on demand, repay the Overadvance or Agent Loan. Each payment (including principal prepayment) by Borrowers on account of principal of the Revolving Credit Loans shall be applied first to Base Rate Revolving Portions and thereafter, subject to subsection 3.3.3 of the Agreement, to LIBOR Revolving Portions and Canadian BA Rate Loans, as applicable.

                  (ii) Term Loan. The aggregate principal amount of the Term
            Loan shall be payable in quarterly installments, together with accrued and unpaid interest thereon, commencing on April 1, 2003 and continuing on each July 1, October 1, January 1 and April 1 thereafter to and including January 1, 2008 in installments of Seven Hundred Fourteen Thousand Two Hundred Eighty-Five and 75/100 Dollars ($714,285.75) each. The entire remaining principal amount of the Term Loan shall be due and payable on January 30, 2008.

            3.2.2 Interest.

                  (i) Base Rate Portion. Interest accrued on Base Rate Portions shall be due and payable by the applicable Borrower to the applicable Agent for the ratable benefit of the applicable Lenders on the earliest of (1) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (2) the occurrence of an Event of Default in consequence of which Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations in accordance with Sections 9.2 and/or 9.3 of this Agreement or (3) termination of this Agreement pursuant to Section 4 hereof.

                  (ii) LIBOR Portion and Canadian BA Rate. Interest accrued on each LIBOR Portion and on Canadian BA Rate Loans shall be due and payable by the applicable Borrower to the applicable Agent for the ratable benefit of the applicable Lenders on each LIBOR Interest Payment Date and on the earlier of (1) the occurrence of an Event of Default in consequence of which Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations in accordance with Sections 9.2 and/or 9.3 of this Agreement or (2) termination of this Agreement pursuant to Section 4 hereof.

            3.2.3 Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrowers to Agent, Canadian Agent or U.K. Agent, as applicable, at the Appropriate Payment Office, as and when provided in Section 2 or Section 3 hereof, as applicable, to Agent, Canadian Agent, U.K. Agent or a Lender, as applicable, or to any other Person designated by Agent, Canadian Agent, U.K. Agent or such Lender in writing.

            3.2.4 Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrowers to Agents for distribution to Lenders, as appropriate, as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later, in each case at the Appropriate Payment Office.

            3.2.5 Prepayment of/Failure to Borrow LIBOR Portions. Borrowers may prepay a LIBOR Portion and Canadian BA Rate Loans at the Appropriate Payment Office only upon at least three (3) Business Days prior written notice to Agent, U.K. Agent or Canadian Agent, as applicable (which notice shall be irrevocable). Each applicable Borrower shall pay to each applicable Lender, upon request of such Lender, at the Appropriate Payment Office such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate such Lender for any loss, cost, or expense (other than any taxes that are not Tax Liabilities) incurred as a result of: (i) any payment of a LIBOR Portion or Canadian BA Rate Loan on a date other than the last day of the Interest Period for such LIBOR Portion or Canadian BA Rate Loan; (ii) any failure by the applicable Borrower to borrow a LIBOR Portion or Canadian BA Rate Loan on the date specified by the Borrower Representative's LIBOR Request or Canadian BA Request; or (iii) any failure by the applicable Borrower to pay a LIBOR Portion or Canadian BA Rate Loan on the date for payment specified in Borrower Representative's written notice. In addition to reimbursement of out-of-pocket costs and expenses, such compensation shall include a "yield maintenance fee" in an amount computed as follows: the current rate for (i) United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) (or Canadian or U.K. equivalent as applicable and as determined by Agent) with respect to a LIBOR Portion or a Canadian BA Rate Loan being repaid by U.S. Borrowers, U.K. Borrower or Canadian Borrowers, as the case may be, in each case with a maturity date closest to the Interest Period chosen pursuant to the LIBOR Portion or Canadian BA Rate Loan as to which the prepayment is made, shall be subtracted from the LIBOR or Canadian BA Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period chosen pursuant to the LIBOR Portion or Canadian BA Rate Loan as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities (or Canadian equivalent or securities issued by, or unconditionally guaranteed by, the United Kingdom Government, as applicable) and the number of days remaining in the term chosen pursuant to the LIBOR Portion or Canadian BA Rate Loan as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the applicable Lender upon the prepayment of a LIBOR Portion or Canadian BA Rate Loan. If by reason of an Event of Default, Agent or Majority Lenders elect to declare the Obligations to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Portion or Canadian BA Rate Loan shall become due and payable in the same manner as though Borrowers had exercised such right of prepayment.

      3.3 Mandatory and Optional Prepayments.

            3.3.1 Proceeds of Sale, Loss, Destruction or Condemnation of Collateral. (a) Except as provided in subsections 5.4.2, 7.2.9 and 3.3.1 (b) below, if any Borrower or any of its Subsidiaries sells any of the Collateral or if any of the Collateral is lost or destroyed or taken by condemnation, the applicable Borrower shall, unless otherwise agreed by Majority Lenders, pay to the applicable Agent for the ratable benefit of the applicable Lenders as and when received by the applicable Borrower or such Subsidiary and as a mandatory prepayment of the Loans, as herein provided, a sum equal to the proceeds (including insurance payments but net of costs and taxes incurred in connection with such sale or event and amounts required to remove Permitted Liens that are prior to the Liens of Agents) received by the applicable Borrower or such Subsidiary from such sale, loss, destruction or condemnation. To the extent that the Collateral sold, lost, destroyed or condemned consists of Equipment, real Property, or other Property of a U.S. Loan Party other than Accounts or Inventory, the applicable prepayment shall be applied first to the installments of principal due under the Term Notes ratably, to be applied to future installment payments in inverse order of maturity until paid in full, and second to repay outstanding principal of U.S., Canadian or U.K. Revolving Credit Loans, as applicable, on a ratable basis. To the extent that the Collateral sold, lost, destroyed or condemned consists of Accounts or Inventory or any other asset of a Canadian or U.K. Loan Party, the applicable prepayment shall be applied to reduce the outstanding principal balance of the U.S., Canadian or U.K. Revolving Credit Loans, as applicable, but shall not permanently reduce the U.S., Canadian or U.K. Revolving Loan Commitments, as applicable. Notwithstanding the foregoing, if the proceeds of insurance (net of costs and taxes incurred) with respect to any loss or destruction of Equipment, Inventory or real Property (i) are less than $750,000, unless an Event of Default is then in existence, Agent shall remit such proceeds to the applicable Borrower for use in replacing or repairing the damaged Collateral or (ii) are equal to or greater than $750,000 and the applicable Borrower has requested that Agent agree to permit such Borrower or the applicable Subsidiary to repair or replace the damaged Collateral, such amounts shall be provisionally applied to reduce the outstanding principal balance of the U.S., Canadian or U.K. Revolving Credit Loans, as applicable. Such amount shall, unless an Event of Default is in existence, be remitted to the applicable Borrower for use in replacing or repairing the damaged Collateral; provided that such repairs or replacements are commenced within 90 days of the date of receipt of such insurance proceeds and diligently completed thereafter. If such repairs or replacements are not commenced within any such 90-day period, then such amount shall be applied to the Loans in the manner specified in the second or third sentence, as applicable, of this subsection 3.3.1 until payment thereof in full. For the avoidance of doubt, in no case will the proceeds from any sale, loss, destruction or condemnation of the Accounts, Inventory or any other asset of any Canadian or U.K. Loan Party be applied to reduce the outstanding balance of the U.S. Obligations.

            (b) The foregoing notwithstanding, so long as no Event of Default exists and is continuing, except as otherwise provided in subsections 5.4.2 and 7.2.9, if any U.S. Loan Party effects an Asset Sale of a complete (or substantially complete) business or product line, operating division, or Subsidiary or operating facility, then the applicable U.S. Loan Party shall, unless otherwise agreed to by Majority Lenders, pay to Agent for the ratable benefit of U.S. Lenders as and when received by the applicable Loan Party and as a mandatory prepayment of the Loans, as herein provided, a sum equal to the proceeds (net of costs and taxes incurred in connection with such sale and amounts required to remove Permitted Liens that are prior to the Lien of Agent) received by the applicable Loan Party from such Asset Sale. Such mandatory prepayment shall be applied to the Loans as follows: first to installments of principal due under the Term Notes ratably to be applied to future installments in inverse order of maturity in an aggregate amount equal to the lesser of (x) the outstanding principal balance of the Term Notes and (y) the sum of seventy percent (70%) of the Appraised Value of the real Property included within said Asset Sales plus eighty percent (80%) of the Appraisal Value of the Equipment included within said Asset Sale, second to repay outstanding principal of U.S. Revolving Loans in an amount equal to the lesser of (x) the outstanding principal balance of the U.S. Revolving Credit Loans and (y) the sum of the then applicable advance rate for Eligible Accounts used in determining the U.S. Borrowing Base multiplied by the amount of Eligible Accounts included within said Asset Sale plus the then applicable advance rate for Eligible Inventory used in determining the U.S. Borrowing Base multiplied by the amount of Eligible Inventory included within said Asset Sale, third to the installments of principal due under the Term Notes ratably to be applied to future installment payments in inverse order of maturity, until paid in full and fourth to repay outstanding principal of U.S. Revolving Credit Loans, until paid in full.

            3.3.2 Proceeds from Issuance of Additional Indebtedness or Equity. If any Borrower or any other Loan Party, issues any additional Money Borrowed (other than Money Borrowed permitted by subsection 7.2.3 of the Agreement) or obtains any additional equity, in a manner permitted under this Agreement, such Borrower shall pay, or cause the applicable Loan Party to pay, to the applicable Agent for the ratable benefit of the applicable Lenders, when and as received by such Borrower or such Loan Party and as a mandatory prepayment of the Obligations, a sum equal to 100% of the net proceeds to such Borrower or such Loan Party of the issuance of such Indebtedness or equity. Any such prepayment shall be applied to the Loans in the manner specified (x) in the second sentence of subsection 3.3.1 until payment thereof in full, if such proceeds are received by a U.S. Loan Party or (y) in the third sentence of subsection 3.3.1 until payment thereof in full, if such proceeds are received by a Canadian or U.K. Loan Party.

            3.3.3 LIBOR Portions and Canadian BA Rate Loans. If the application of any payment made in accordance with the provisions of this Section 3.3 at a time when no Event of Default has occurred and is continuing would result in termination of a LIBOR Portion or Canadian BA Rate Loans prior to the last day of the Interest Period for such LIBOR Portion or Canadian BA Rate Loans, the amount of such prepayment shall not be applied to such LIBOR Portion or Canadian BA Rate Loans, but will, at the applicable Borrower's option, (x) be held by Agent or U.K. Agent, as applicable, in the case of LIBOR Portions, and Canadian Agent, in the case of Canadian BA Rate Loans, in a non-interest bearing account at Bank or another bank satisfactory to Agent or U.K. Agent, as applicable, in the case of LIBOR Portions, and Canadian Agent, in the case of Canadian BA Rate Loans, in its discretion, which account is in the name of Agent, U.K. Agent or Canadian Agent, as the case may be, and from which account only Agent, U.K. Agent or Canadian Agent, as the case may be, can make any withdrawal, or (y) shall be provisionally applied to outstanding Base Rate Portions or Canadian Prime Rate Loans, as applicable, in any case to be applied as such amount would otherwise have been applied under this Section 3.3 at the earlier to occur of
(i) the last day of the relevant Interest Period or (ii) the occurrence of a Default or an Event of Default.

            3.3.4 Optional Prepayments. U.S. Borrower may, at its option from time to time upon not less than 3 days prior written notice to Agent, prepay installments of the Term Notes, provided that the amount of any such prepayment is at least $500,000 and in integral multiples of $100,000 above $500,000, and that such prepayments are made ratably with respect to all Term Notes. Each such prepayment shall be applied to the installments of principal due under the Term Notes in inverse order of maturity. Except for charges under subsection 3.2.5 applicable to prepayments of LIBOR Term Portions, such prepayments shall be without premium or penalty.

            3.3.5 Optional Reductions of Revolving Loan Commitments. Borrowers may, at their option from time to time upon not less than 3 Business Days' prior written notice to Agent, terminate in whole or permanently reduce ratably in part, the unused portion of the Revolving Loan Commitments or the U.K. Sublimit or the Canadian Sublimit; provided, however, that (i) each such partial reduction shall be in the amount of the Dollar Equivalent of $5,000,000 or integral multiples of the Dollar Equivalent of $1,000,000 in excess thereof and
(ii) the aggregate of all optional reductions to the Revolving Credit Commitments may not exceed the Dollar Equivalent of $10,000,000 during any 12-month period during the Term or the Dollar Equivalent of $30,000,000 during the Term. Except for charges under subsection 3.2.5 applicable to prepayments of LIBOR Revolving Portions or Canadian BA Rate Loans, there shall be no prepayment penalty or termination charge payable in connection with any such reduction in Revolving Loan Commitments, U.K. Sublimit or Canadian Sublimit.

      3.4 Application of Payments and Collections.

            3.4.1 Collections. All items of payment received at the Appropriate Payment Office by Agent, Canadian Agent or U.K. Agent by 12:00 noon (prevailing time at the location of the Appropriate Notice Office), on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon (prevailing time at the location of the Appropriate Notice Office), on any Business Day shall be deemed received on the following Business Day. If, as the result of collections of Accounts as authorized by subsection
5.2.4 hereof or otherwise, a credit balance exists in the Loan Accounts, to the extent permitted by the Loan Documents such credit balance shall not accrue interest in favor of Borrowers, but shall be disbursed to the applicable Borrower or otherwise at Borrower Representative's direction in the manner set forth in subsection 3.1.2, upon Borrower Representative's request (at the Appropriate Notice Office) at any time, so long as no Default or Event of Default then exists. Agents may, at their option, offset such credit balance against any of the Obligations upon and during the continuance of an Event of Default.

            3.4.2 Apportionment, Application and Reversal of Payments. Principal and interest payments (i) by U.S. Borrower shall be apportioned ratably among all Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender), (ii) by U.K. Borrower shall be distributed to U.K. Lender subject to Section 2.6 or, following a refunding in accordance with Section 3.14, apportioned among all U.K. Participants (according to the unpaid principal balance of the Loans to which such payments relate held by each U.K. Participant) and (iii) by Canadian Borrower shall be distributed to Canadian Lender subject to Section 2.6 or, following a refunding in accordance with Section 3.13, apportioned among all Canadian Participants (according to the unpaid principal balance of the Loans to which such payments relate held by each Canadian Participant). All payments of principal and interest on Revolving Credit Loans shall be remitted to Agent, Canadian Agent or U.K. Agent, as applicable, at the Appropriate Payment Office and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts, or, except as provided in subsection 3.3.1, other Collateral received by Agent, U.K. Agent or Canadian Agent, as applicable, shall be applied, ratably, subject to the provisions of


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

this Agreement, first, to pay any fees, indemnities, or expense reimbursements (other than amounts related to Product Obligations) then due hereunder or under any of the Loan Documents to Agents or Lenders from the applicable Borrower; second, to pay interest due from the applicable Borrower in respect of all Loans made to such Borrower, including Swingline Loans, and Agent Loans; third, to pay or prepay principal of Swingline Loans and Agent Loans; fourth, to pay or prepay principal of the Revolving Credit Loans (other than Swingline Loans and Agent Loans) and unpaid reimbursement obligations in respect of LC Obligations of the applicable Borrower; fifth, if an Event of Default exists and is continuing, to cash-collateralize the U.S. LC Obligations, Canadian LC Obligations and U.K. LC Obligations of such Borrower by depositing in a cash collateral account established with the Agent on terms and conditions satisfactory to the Agent an amount in cash equal to 103% of the aggregate amount of such Obligations; sixth, to pay or prepay principal of the Term Loan; seventh, to the payment of any other Obligation (other than amounts related to Product Obligations) due to Agents by such Borrower; eighth, to pay any fees, indemnities or expense reimbursements related to, or any other amounts owing any Lender or any Agent by any Borrower with respect to, Product Obligations of such Borrower; and ninth, in the case of (x) payments by U.K. Borrower, to the payment of any other Obligations due to Canadian Agent or Canadian Lender by Canadian Borrower, (y) payments by Canadian Borrower, to the payment of any other Obligations due to U.K. Agent or any Lender by U.K. Borrower and (z) payments by U.S. Borrower, to the payment of any other Obligations due to Agents or any Lender by U.S. Borrower, U.K. Borrower or Canadian Borrower, ratably. Except as expressly set forth to the contrary, payments received (i) from U.S. Borrower shall be applied only to the U.S. Obligations, (ii) from the U.K. Borrower shall be applied only to the U.K. Obligations, and (iii) from Canadian Borrower shall be applied only to the Canadian Obligations; provided that after the U.S. Obligations, U.K. Obligations or Canadian Obligations are paid in full by U.S. Borrower, U.K. Borrower or Canadian Borrower, respectively, any such excess payments shall be applied pro rata to the other Obligations (except that any payments received from U.K. Borrower or Canadian Borrower shall not be applied to the U.S. Obligations). After the occurrence and during the continuance of an Event of Default, as between Agents and Borrowers, Agents shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agents against the Obligations, in such manner as Agents may deem advisable, notwithstanding any entry by Agents or any Lender upon any of its books and records. Notwithstanding the preceding sentence, as between Agents and other Lenders, all such payments shall be applied in the order set forth above.

      3.5 All Loans to Constitute One Obligation. Except as set forth in Section
1.3 to the contrary and for the purpose of being ratably secured by Agents' Liens upon all of the Collateral, the Loans and LC Obligations shall constitute one general Obligation of Borrowers; provided, however, that the U.K. Collateral and the Canadian Collateral shall not secure the U.S. Obligations.

      3.6 Loan Accounts; Registration.

                  (a) Agent shall enter all Loans and the LC Amount as debits to a loan account established for each Borrower (each, a "Loan Account" and, collectively, the "Loan Accounts") and shall also record in the Loan Accounts all payments made by Borrowers on any Obligations and all proceeds of Collateral which are finally paid to

      Agents and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers.

                  (b) Agent shall, on behalf of each Borrower, maintain at its address a copy of each Assignment and Acceptance Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan and any Notes evidencing the Loan recorded therein for all purposes of this Agreement. Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register and be effective only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance Agreement and thereupon one or more new Notes shall be issued to the designated assignee. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      3.7 Statements of Account. Agent will account to Borrower Representative, on behalf of Borrowers, monthly with a statement of Loans, charges and payments made pursuant to this Agreement during the immediately preceding month, and such account rendered by Agent shall be deemed final, binding and conclusive upon Borrowers absent demonstrable error unless Agent is notified by Borrower Representative at the Appropriate Notice Office in writing to the contrary within 30 days of the date each accounting is received by Borrower Representative. Such notice shall be deemed an objection only to those items specifically objected to therein.

      3.8 Increased Costs. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted or implemented after the date of this Agreement and having general applicability to all banks or finance companies within the jurisdiction in which any Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of such Lender therewith, shall:

                  (i) (1) subject such Lender to any tax with respect to this
            Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) subject to the provisions of Section 2.12, any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (2) change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) subject to the provisions of Section 2.12, any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

                  (ii) impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable LIBOR), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of such Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                  (iii) impose on such Lender or the London interbank market or the Canadian BA market any other condition with respect to any Loan Document;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining Loans hereunder or the result of any of the foregoing is to reduce the rate of return on such Lender's capital as a consequence of its obligations hereunder, or the result of any of the foregoing is to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans, then, in any such case, the applicable Borrower shall pay such Lender, upon demand and certification not later than sixty (60) days following its receipt of notice of the imposition of such increased costs, such additional amount as will compensate such Lender for such additional cost or such reduction (other than any additional cost or reduction that results from taxes that are not Tax Liabilities), as the case may be, to the extent such Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Base Rate, Canadian Prime Rate, the LIBOR or Canadian BA Rate. An officer of the applicable Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrower Representative, which certification shall include a written explanation of such additional cost or reduction to such Borrower. Such certification shall be conclusive absent manifest error. If a Lender claims any additional cost or reduced amount pursuant to this Section 3.8, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrower Representative at the Appropriate Notice Office, if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender. The foregoing notwithstanding, Borrowers shall not be liable for any additional cost or reduced amount otherwise due pursuant to this Section 3.8, if the applicable Lender does not notify Borrowers of any such additional cost or reduced amount within 90 days after the date the applicable Lender becomes aware of any such additional cost or reduced amount.

      3.9 Basis for Determining Interest Rate Inadequate. In the event that Agent, Canadian Agent or U.K. Agent or any Lender shall have determined that:

                  (i) reasonable means do not exist for ascertaining the LIBOR for any Interest Period or the Canadian BA Rate for any term; or

                  (ii) Sterling, Euro or Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank market with respect to a proposed LIBOR Portion, or that a market does not exist for Canadian BA Rate Loans, or a proposed conversion of a Base Rate Portion into a LIBOR Portion or a Canadian Prime Rate Loan into a Canadian BA Rate Loan; then

Agent, Canadian Agent, U.K. Agent or such Lender, as applicable, shall give Borrower Representative prompt written, telephonic or electronic notice of the determination of such effect. If such notice is given, (i) any such requested LIBOR Portion (in the affected currency, if not all applicable currencies are affected) shall be made as a Base Rate Portion, unless Borrower Representative shall notify Agent at the Appropriate Notice Office no later than 10:00 a.m. (prevailing time in the location of the Appropriate Notice Office) three (3) Business Days prior to the date of such proposed borrowing that the request for such borrowing shall be canceled or made as an unaffected type of LIBOR Portion,
(ii) any Base Rate Portion which was to have been converted to an affected type of LIBOR Portion shall be continued as or converted into a Base Rate Portion, or, if Borrower Representative shall notify Agent at the Appropriate Notice Office, no later than 10:00 a.m. (prevailing time in the location of the Appropriate Notice Office) three (3) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Portion, (iii) any such requested Canadian BA Rate Loan shall be made as a Canadian Prime Rate Loan, unless Borrower Representative shall notify Canadian Agent at the Appropriate Notice Office no later than 10:00 a.m. (prevailing time in the location of the Appropriate Notice Office), three (3) Business Days prior to the date of such proposed borrowing that the request for such borrowing shall be canceled and (iv) any Canadian Prime Rate Loan which was to have been converted to an affected type of Canadian BA Rate Loan shall be continued as or converted into a Canadian Prime Rate Loans, or, if Borrower Representative shall notify Canadian Agent at the Appropriate Notice Office, no later than 10:00 a.m. (prevailing time in the location of the Appropriate Notice Office) three (3) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Canadian BA Rate Loan.

      3.10 Sharing of Payments, Etc. If (i) any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its U.S. Obligations made by it in excess of its ratable share of payments on account of all U.S. Obligations of all Lenders, such Lender shall forthwith purchase from each other Lender of such Loan such participation in such Loan as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each other Lender; provided, that, if all or any portion of such excess payment is thereafter recovered from such applicable purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lenders the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Subject to Section 2.12, Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this
Section 3.10 may, to the fullest extent
permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, all purchases and repayments to be made under this Section 3.10 shall be made through Agent.

      3.11 Location of Payments and Notices. Notwithstanding anything else herein to the contrary, all payments made by Borrowers or Borrower Representative on behalf of Borrowers under this Agreement, whether principal or interest payments, fees, expenses or other charges hereunder, shall be made at the Appropriate Payment Office and all notices made by Borrowers or Borrower Representative on behalf of Borrowers under this Agreement shall be made at the Appropriate Notice Office.

      3.12 Appointment of Borrower Representative. Each Borrower hereby designates Katy Industries, Inc. as its representative ("Borrower Representative") and agent on its behalf for the purposes of issuing all notices (including, without limitation, notices of borrowing), giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit or LC Guaranties, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Katy Industries, Inc. hereby accepts such appointment. Agents may regard any notice or other communications pursuant to any Loan Document from Katy Industries, Inc. as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereby to Katy Industries, Inc. on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Katy Industries, Inc. shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower or Borrowers, as applicable, to the same extent as if the same had been made directly by such Borrower or Borrowers, as applicable. Borrowers shall have the right to designate a replacement Borrower Representative from time to time upon written notice to the Agents. Borrower Representative hereby authorizes and appoints (x) CML (who hereby accepts such appointment) as its agent solely for purposes of giving notices of borrowings or letter of credit requests to the U.K. Agent with respect to U.K. Revolving Credit Loans and (y) Woods Canada (who hereby accepts such appointment) as its agent solely for the purposes of giving notices of borrowings or letter of credit requests to the Canadian Agent with respect to Canadian Revolving Credit Loans.

      3.13 Canadian Revolving Credit Loans Refunding.

                  (a) If any Default or Event of Default shall occur and be continuing or upon 30 days' written notice, Canadian Lender may, in its sole and absolute discretion, direct that the Canadian Revolving Credit Loans owing to it be refunded by delivering a notice (with such detail as Agent shall request, a "Notice of Canadian Revolving Loan Refunding") to Agent. Upon receipt of such notice, Agent shall promptly give notice of the contents thereof to the Canadian Participants at their respective Facility Offices and, unless an Event of Default described in subsection
      9.1.8 shall have occurred, to each Borrower. Each such Notice of Canadian Revolving Credit Loan Refunding shall be deemed to constitute delivery of a notice to Agent requesting each Canadian Participant to fund its undivided Participating Interest in the outstanding Canadian Revolving Credit Loans whereupon each Canadian Participant, through its Facility Office, shall fund a pro rata portion of the outstanding Canadian Revolving Credit Loans and related Obligations in an amount equal to the Canadian Participant's Revolving Loan Percentage of the aggregate principal amount of such Canadian Revolving Credit Loans held by each corresponding Lender to which the Canadian Participant is affiliated; provided that, with respect to the Canadian LC Obligations, the Canadian Participant is not required to fund the Revolving Loan Percentage attributable to the Canadian LC Obligations until such time as the underlying Canadian Letter of Credit or Canadian Letter of Credit supported by a Canadian LC Guaranty has been drawn. Subject to the proviso in the immediately preceding sentence, each Canadian Participant shall immediately (or at the option of Canadian Lender, on a weekly or other basis) transfer (or, if applicable, shall cause its Canadian Affiliate to transfer) to Canadian Lender, in immediately available funds, the amount of its Participating Interest in the same currency as the underlying Revolving Credit Loan that was made by Canadian Lender.

                  (b) Whenever, at any time after a Canadian Participant has funded a pro rata portion of the outstanding Canadian Revolving Credit Loans and related Obligations in accordance with Section 3.13(c), Canadian Lender receives any payment on account thereof, Canadian Lender will distribute to Agent for delivery to each Canadian Participant its Participating Interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Canadian Participant's Participating Interest was outstanding and funded); provided, however, that in the event that such payment received by Canadian Lender is required to be returned, such Canadian Participant will return to Agent for delivery to Canadian Lender any portion thereof previously delivered by Agent or Canadian Lender to it. For purposes of
      Section 2.12, any interest distributed by Canadian Lender to a Canadian Participant shall be deemed to have been paid by the Canadian Borrower.

                  (c) Each Canadian Participant's obligation to fund the pro rata portion of the outstanding Canadian Revolving Credit Loans and related Obligations referred to in this Section 3.13 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Canadian Participant or any Borrower may have against Canadian Lender, any Canadian Participant, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower or any other Lender or Canadian Participant, or (v) any other circumstances, happening or event whatsoever, whether or not similar to any of the foregoing.

      3.14 U.K. Revolving Credit Loans Refunding.

                  (a) If any Default or Event of Default shall occur and be continuing or upon 30 days' written notice, U.K. Lender may, in its sole and absolute discretion, direct that the U.K. Revolving Credit Loans owing to it be refunded by delivering a notice (with such detail as Agent shall request, a "Notice of U.K. Revolving Loan Refunding") to

      Agent. Upon receipt of such notice, Agent shall promptly give notice of the contents thereof to the U.K. Participants at their respective Facility Office and, unless an Event of Default described in subsection 9.1.8 shall have occurred, to each Borrower. Each such Notice of U.K. Revolving Credit Loan Refunding shall be deemed to constitute delivery of a notice to Agent requesting each U.K. Participant fund its undivided U.K. Participating Interest in the outstanding U.K. Revolving Credit Loans whereupon each U.K. Participant, through its Facility Office, shall fund (or, if such Lender has a U.K. Affiliate, shall cause its U.K. Affiliate to fund) a pro rata portion of the outstanding U.K. Revolving Credit Loans and related Obligations in an amount equal to the U.K. Participant's Revolving Loan Percentage of the aggregate principal amount of such U.K. Revolving Credit Loans held by each corresponding Lender to which the U.K. Participant is affiliated; provided that, with respect to the U.K. LC Obligations, the U.K. Participant is not required to fund the Revolving Loan Percentage attributable to the U.K. LC Obligations until such time as the underlying U.K. Letter of Credit or U.K. Letter of Credit supported by a U.K. LC Guaranty has been drawn. Subject to the proviso in the immediately preceding sentence, each U.K. Participant shall immediately (or at the option of U.K. Lender, on a weekly or other basis) transfer to (or, if applicable, shall cause its U.K. Affiliate to transfer) U.K. Lender, in immediately available funds, the amount of its U.K. Participating Interest in the same currency as the underlying Revolving Credit Loan or U.K. Letter of Credit or U.K. LC Guaranty was made or issued by U.K. Lender, unless otherwise advised by Agent.

                  (b) Whenever, at any time after a U.K. Participant has funded a pro rata portion of the outstanding U.K. Revolving Credit Loans and related Obligations, U.K. Lender receives any payment on account thereof, U.K. Lender will distribute to Agent for delivery to each U.K. Participant its Participating Interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such U.K. Participant's Participating Interest was outstanding and funded); provided, however, that in the event that such payment received by U.K. Lender is required to be returned, such U.K. Participant will return to Agent for delivery to U.K. Lender any portion thereof previously delivered by Agent or U.K. Lender to it.

                  (c) Each U.K. Participant's obligation to fund the pro rata portion of the outstanding U.K. Revolving Credit Loans and related Obligations referred to in this Section 3.14 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such U.K. Participant or any Borrower may have against U.K. Lender, any U.K. Participant, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower or any other Lender or U.K. Participant, or
      (v) any other circumstances, happening or event whatsoever, whether or not similar to any of the foregoing.

      3.15 Mitigation Obligations. If a Lender claims any additional cost or reduced amount pursuant to Section 3.8, or any Borrower is required to pay any additional amount or indemnity to any Lender, Participant or Canadian Participant or U.K. Participant or any governmental authority for the account of any Lender or Canadian Participant or U.K. Participant pursuant to Section 2.12 of the Agreement, then such Lender, Participant or Canadian Participant or U.K. Participant shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrower Representative at the Appropriate Notice Office or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if the making of such designation, filing or assignment would avoid the need for, or reduce the amount of, any such additional cost or reduced amount or additional amount an would not, in the bona fide discretion of such Lender, be otherwise disadvantageous to such Lender, Participant or Canadian Participant or U.K. Participant; provided, however, that nothing herein shall obligate a U.S. Lender to transfer the Canadian Participation or Canadian Revolving Credit Loans or the U.K. Participation or U.K. Revolving Credit Loans (following a funding under Section 3.13) to its Canadian or United Kingdom office or Affiliate. In the event that the provisions of Sections 2.12 or 3.8 of the Agreement result in the effective interest rates being charged by or with respect to any Lender to Borrowers being increased, on a per annum basis, by more than one quarter percent (1/4%), or if any Lender defaults on its obligations to make Revolving Credit Loans hereunder, Borrowers may require any such Lender (an "Affected Lender") to sell and transfer all of its interest in this Agreement and its Notes to a substitute Lender (who shall be reasonably acceptable to Agent) for a price in cash equal to the principal balance of such Affected Lender's outstanding Loans plus all accrued but unpaid interest thereon plus all accrued but unpaid fees due any such Affected Lender under the terms hereof. Any such sale and transfer shall be made pursuant to the terms of
Section 10.9 hereof.

                         SECTION 4. TERM AND TERMINATION

      4.1 Term of Agreement. Subject to the right of Lenders to cease making Loans to Borrower during the continuance of any Default or Event of Default, this Agreement shall be in effect for a period of five (5) years from the date hereof, through and including January 30, 2008 (the "Term"), unless terminated as provided in Section 4.2 hereof.

      4.2 Termination.

            4.2.1 Termination by Lenders. Agent may, and at the direction of Majority Lenders shall, terminate this Agreement without notice upon or after the occurrence and during the continuance of an Event of Default or a Change in Control.

            4.2.2 Termination by Borrower Representative. Upon at least three
(3) days prior written notice to Agent and Lenders, Borrower Representative may, at its option, terminate this Agreement; provided, however, that no such termination shall be effective until Borrowers have paid or collateralized to Agent's reasonable satisfaction all of the Obligations in immediately available funds, all Letters of Credit and LC Guaranties have expired, terminated or have been cash collateralized to Agent's reasonable satisfaction and Borrowers have complied with Section 2.6 and subsection 3.2.5. Any notice of termination given by Borrower Representative shall be irrevocable unless all Lenders otherwise agree in writing and no Lender shall have any obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

            4.2.3 Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and Agents and each Lender shall retain all of its rights and remedies under the Loan Documents notwithstanding such termination until all Obligations have been discharged or paid or cash collateralized to Agent's satisfaction, in full, in immediately available funds, including, without limitation, all Obligations under Section 2.6 and subsection 3.2.5 resulting from such termination; provided, that the Lien on the Canadian Collateral and the U.K. Collateral shall be released once all U.K. Obligations and Canadian Obligations have been discharged and paid in full. Notwithstanding the foregoing or the payment in full of the Obligations, Agents shall not be required to terminate their Liens in the Collateral unless, with respect to any loss or damage Agents may incur as a result of dishonored checks or other items of payment received by Agents from any Borrower or any Account Debtor and applied to the Obligations, Agent shall, at its option, (i) have received a written agreement satisfactory to Agent, executed by Borrowers and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Agent and each Lender from any such loss or damage or
(ii) have retained cash Collateral or other Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent, Canadian Agent, U.K. Agent and each Lender from any such loss or damage.

                      SECTION 5. COLLATERAL ADMINISTRATION

      5.1 General.

            5.1.1 Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by each Borrower and its Subsidiaries at one or more of the business locations set forth in Exhibit
5.1.1 hereto, as updated by Borrowers providing prior written notice to Agent of any new location.

            5.1.2 Insurance of Collateral. Each Borrower shall maintain and pay for insurance upon all Collateral wherever located and with respect to the business of each Borrower and each of its Subsidiaries, covering casualty, hazard, public liability, workers' compensation and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrower Representative shall deliver certificates of insurance or certified copies of such policies to Agent as promptly as practicable, with satisfactory lender's loss payable endorsements, naming Agent, Canadian Agent or U.K. Agent, as applicable, as a loss payee, assignee or additional insured, as appropriate, as its interest may appear, and showing only such other loss payees, assignees and additional insureds as are satisfactory to Agent. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 10 days' prior written notice to Agent in the event of cancellation of the policy for nonpayment of premium and not less than 30 days' prior written notice to Agent in the event of cancellation of the policy for any other reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower, any

Subsidiary of any Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Borrower Representative agrees to deliver to Agent, promptly upon request of Agent, true copies of all reports made in any reporting forms to insurance companies. All proceeds of business interruption insurance (if any) of any Borrower or its Subsidiaries shall be remitted to the applicable Agent for application to the outstanding balance of the Revolving Credit Loans.

            Unless Borrowers provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at the applicable Borrower's expense to protect Agents' interests in the Properties of Borrowers and their Subsidiaries. This insurance may, but need not, protect the interests of Borrowers and their Subsidiaries. The coverage that Agent purchases may not pay any claim that any Borrower or any Subsidiary makes or any claim that is made against any Borrower or any such Subsidiary in connection with said Property. Borrowers may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrowers and their Subsidiaries have obtained insurance as required by this Agreement. If Agent purchases insurance, the applicable Borrower will be responsible for the costs of that insurance, including interest and any other charges Agents may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Borrowers and their Subsidiaries may be able to obtain on their own.

            5.1.3 Protection of Collateral. Neither Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in any Agent's or any Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other person whomsoever, but the same shall be at the applicable Borrower's or the applicable Loan Party's sole risk.

      5.2 Administration of Accounts.

            5.2.1 Records, Schedules and Assignments of Accounts. Borrowers shall, and shall cause each other Loan Party to, keep accurate and complete records of its Accounts and all payments and collections thereon. Concurrently with the delivery of each Borrowing Base Certificate described in subsection 7.1.4, or more frequently as reasonably requested by Agent, from and after the date hereof, Borrowers shall deliver to Agent a summary aged trial balance of all Accounts of Borrowers and each other Loan Party. Annually, or more frequently as requested by Agent if an Event of Default has occurred and is continuing, Borrowers shall deliver to Agent a report specifying the names, addresses, face values, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and upon Agent's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request. If requested by Agent, Borrowers shall, and shall cause each other Loan Party to, execute and deliver to Agent formal written assignments of all of its Accounts monthly, weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

            5.2.2 Discounts, Allowances, Disputes. If any Borrower or any other Loan Party grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrowers shall report such discounts, allowances or credits, as the case may be, to Agent as part of the next required Borrowing Base Certificate.

            5.2.3 Account Verification. Any of Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent, any Borrower or any other Loan Party, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic communication or otherwise. Borrowers shall, and shall cause each other Loan Party to, cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

            5.2.4 Maintenance of Dominion Account. Each Borrower shall, and shall cause each other Loan Party to, maintain a Dominion Account or Accounts pursuant to lockbox and blocked account arrangements acceptable to the Agent, the Canadian Agent or the U.K. Agent, as applicable, with such banks as may be selected by Borrower Representative and be acceptable to the applicable Agent; provided that in the case of U.K. Borrower, such Dominion Account(s) shall be maintained at Fleet U.K. Such blocked account and lockbox arrangements shall provide for full dominion and control of each Borrower's and each other Loan Party's cash deposited into all deposit accounts. Each Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox and blocked accounts to the Dominion Account for application on account of the Obligations as provided in subsection 3.2.1. All funds deposited in any Dominion Account shall immediately become the property of the applicable Agent, for the ratable benefit of the applicable Lenders, and the applicable Borrower shall obtain, or shall cause the applicable Loan Party to obtain, the agreement by such banks in favor of the applicable Agent to waive any recoupment, setoff rights, and any security interest in, or against, the funds so deposited. No Agent assumes any responsibility for such lockbox and blocked account arrangements, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

            5.2.5 Collection of Accounts, Proceeds of Collateral. Each Borrower agrees that all invoices rendered and other requests made by any Borrower or any other Loan Party for payment in respect of Accounts shall contain a written statement directing payment in respect of such Accounts to be paid to a lockbox established pursuant to subsection 5.2.4. To expedite collection, Borrowers shall endeavor, and shall cause each other Loan Party to endeavor, in the first instance to make collection of its Accounts for Agents. All remittances received by any Borrower or any Loan Party on account of Accounts, together with the proceeds of any other Collateral, shall be held as Agent's, Canadian Agent's or U.K. Agent's, as the case may be, property, for its benefit and the benefit of the applicable Lenders, by the applicable Borrower or such Loan Party as trustee of an express trust for Agent's, Canadian Agent's or U.K. Agent's benefit, as applicable, and the applicable Borrower shall, or shall cause the applicable Loan Party to, immediately deposit same in kind in the Dominion Account. Agents retain the right at all times after the occurrence and during the continuance of a Default or an Event of Default to notify Account Debtors that Borrowers' and each other Loan Party's Accounts have been assigned to Agents and to collect Borrowers' or any Loan Party's Accounts directly in its own name, or in the name of any Agent's agent, and to charge the collection costs and expenses, including attorneys' fees, to the applicable Borrower.

            5.2.6 Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Agents are authorized, in their sole discretion, to pay the amount thereof to the proper taxing authority for the account of the applicable Borrower and to charge such Borrower therefor, except for taxes that (i) are being actively contested in good faith and by appropriate proceedings and with respect to which the applicable Borrower or the applicable Loan Party maintains reasonable reserves on its books therefor and (ii) would not reasonably be expected to result in any Lien other than a Permitted Lien. In no event shall any Agent or any Lender be liable for any taxes to any governmental taxing authority that may be due by any Borrower or any other Loan Party.

      5.3 Administration of Inventory. Each Borrower shall keep, and shall cause each other Loan Party to keep, records of its Inventory which records shall be complete and accurate in all material respects. Borrowers shall furnish to Agent Inventory reports concurrently with the delivery of each Borrowing Base Certificate described in subsection 7.1.4 or more frequently as reasonably requested by Agent, which reports will be in such other format and detail as Agent shall reasonably request and shall include a current list of all locations of Borrowers' and each other Loan Party's Inventory, together with such supporting information as Agent shall reasonably request. Borrowers shall conduct a physical inventory no less frequently than annually or, in lieu of a physical inventory, shall conduct cycle counts of Inventory.

      5.4 Administration of Equipment.

            5.4.1 Records and Schedules of Equipment. Each Borrower shall keep, and shall cause each other Loan Party to keep, records of its Equipment which shall be complete and accurate in all material respects itemizing and describing the kind, type, quality, quantity and book value of its Equipment and all dispositions made in accordance with subsection 5.4.2 hereof, and each Borrower shall, and shall cause each other Loan Party to, furnish Agent with a current schedule containing the foregoing information on at least an annual basis and more often if reasonably requested by Agent. Promptly after the request therefor by Agent, each Borrower shall deliver, or cause each other Loan Party to deliver, to Agent any and all evidence of ownership, if any, of any Equipment of any Borrower or any other Loan Party.

            5.4.2 Dispositions of Equipment. Borrowers shall not, and shall not permit any other Loan Party to, sell, lease or otherwise dispose of or transfer any of their or its respective Equipment or other fixed assets or any part thereof without the prior written consent of Agent, except as otherwise expressly permitted by the terms of this Agreement, including without limitation, subsection 7.2.9 of the Agreement.

      5.5 Payment of Charges. All amounts chargeable to Borrowers under Section 5 hereof shall be Obligations secured by all of the Collateral (except that amounts chargeable to U.S. Borrower shall not be secured by U.K. Collateral or Canadian Collateral), shall be payable on demand by the applicable Borrower and shall bear interest from the date such advance was made until paid in full at the rate applicable to the Base Rate Revolving Portions (or in the case of Canadian Borrower, Canadian Prime Rate Loans) from time to time.

      5.6 Lien on Realty. The due and punctual performance of the Canadian Obligations, the U.K. Obligations and/or the U.S. Obligations shall also be secured by the Lien created by the Mortgages upon the real Property of the Borrowers and other Loan Parties described therein; provided that the Liens created by any Mortgage upon the real Property of any Canadian Loan Party or U.K. Loan Party shall not secure the U.S. Obligations. If any Borrower or any other Loan Party shall acquire at any time or times hereafter any fee simple interest in other real Property (other than leasehold interests in sales offices or warehouses), the applicable Borrower agrees promptly to execute and deliver to the applicable Agent, or to cause the applicable Loan Party to execute and deliver to the applicable Agent, for its benefit and the ratable benefit of the applicable Lenders, as additional security and Collateral for the Obligations, deeds of trust, security deeds, mortgages or other collateral assignments reasonably satisfactory in form and substance to Agent and its counsel (herein collectively referred to as "New Mortgages") covering such real Property; provided that the Liens created by any New Mortgages on the real Property of any Canadian Loan Party or U.K. Loan Party shall not secure the U.S. Obligations. The Mortgages and each New Mortgage shall be duly recorded (at the applicable Borrower's expense) in each office where such recording is required to constitute a valid Lien on the real Property covered thereby. In respect to any Mortgage or any New Mortgage, the applicable Borrower shall deliver to Agent, or shall cause the applicable Loan Party to deliver to Agent, at the applicable Borrower's expense, mortgagee title insurance policies issued by a title insurance company reasonably satisfactory to Agent, which policies shall be in form and substance reasonably satisfactory to Agent and shall insure a valid Lien in favor of the applicable Agent for the benefit of itself and each applicable Lender on the Property covered thereby, subject only to Permitted Liens and those other exceptions reasonably acceptable to Agent and its counsel. Such Borrower shall also deliver, or shall cause the applicable Loan Party to deliver, to Agent such other usual and customary documents, including, without limitation, ALTA Surveys of the real Property described in the Mortgages or any New Mortgage, as Agent and its counsel may reasonably request relating to the real Property subject to the Mortgages or the New Mortgages.

                   SECTION 6. REPRESENTATIONS AND WARRANTIES

      6.1 General Representations and Warranties. To induce Agents and each Lender to enter into this Agreement and to make advances hereunder, Borrowers warrant, represent and covenant to Agents and each Lender that:

            6.1.1 Qualification. Each Borrower and each of its Subsidiaries (other than Inactive Subsidiaries) is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Borrower and each of its Subsidiaries (other than an Inactive Subsidiary) is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as applicable, in each state or jurisdiction listed on Exhibit 6.1.1 hereto and in all other states and jurisdictions in which the failure of such Borrower or any of its Subsidiaries (other than an Inactive Subsidiary) to be so qualified could reasonably be expected to have a Material Adverse Effect.

            6.1.2 Power and Authority. Each Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate or other relevant action and do not and will not: (i) require any consent or approval of the shareholders of any Borrower or any of the shareholders, partners or members, as the case may be, of any Subsidiary of such Borrower;
(ii) contravene any Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation, partnership agreement, certificate of formation, by-laws, limited liability agreement, operating agreement or other organizational documents (as the case may be); (iii) violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Borrower or any of its Subsidiaries, the violation of which could reasonably be expected to have a Material Adverse Effect; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected, the breach of or default under which could reasonably be expected to have a Material Adverse Effect; or
(v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its Subsidiaries.

            6.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and each of its Subsidiaries party thereto, enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and, with respect to the obligations of the Canadian Borrower under Section 2.1.2, by the provisions of Section 8(1) of the Interest Act (Canada).

            6.1.4 Capital Structure. Exhibit 6.1.4 hereto states, as of the date hereof, (i) the correct name of each of the Subsidiaries (other than Inactive Subsidiaries) of each Borrower, its jurisdiction of incorporation or organization and the percentage of its Voting Stock owned by each Borrower, (ii) the name of each Borrower's and each of its Subsidiaries' corporate or joint venture relationships and the nature of the relationship, (iii) the number, nature and holder of all outstanding Securities of Borrower and the holder of Securities of each Subsidiary (other than Inactive Subsidiaries) of each Borrower and (iv) the number of authorized, issued and treasury Securities of each Borrower. Each Borrower has good title to all of the Securities it purports to own of each of such Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Securities have been duly issued and are fully paid and non-assessable. As of the date hereof, except as set forth in
Exhibit 6.1.4, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell any Securities or obligations convertible into, or any powers of attorney relating to any Securities of any Borrower or any of its Subsidiaries. Except as set forth on Exhibit 6.1.4, as of the date hereof, there are no outstanding agreements or instruments binding upon any of any Borrower's or any of its Subsidiaries' partners, members or shareholders, as the case may be, relating to the ownership of its Securities.

            6.1.5 Names; Organization. Neither any Borrower nor any of its Subsidiaries has been known as or has used any legal, fictitious or trade names, during the 5 years prior to the Closing Date, except those listed on Exhibit
6.1.5 hereto. Except as set forth on Exhibit 6.1.5, neither any Borrower nor any of its Subsidiaries has been, during the 5 years prior to the Closing Date, the surviving entity of a merger or consolidation or has acquired all or substantially all of the assets of any Person. Each of each Borrower's and each of its Subsidiaries' (other than Inactive Subsidiaries) state(s) of incorporation or organization, Type of Organization, Organizational I.D. Number and in the case of U.K. Borrower, the number with which it is registered at Companies House for England and Wales, and any Canadian equivalent thereof, is set forth on Exhibit 6.1.5. The exact legal name of each Borrower and each of its Subsidiaries is set forth on Exhibit 6.1.5.

            6.1.6 Business Locations; Agent for Process. Each of each Borrower's and each of its Subsidiaries' (other than Inactive Subsidiaries) chief executive office, location of books and records and other places of business are as listed on Exhibit 5.1.1 hereto, as updated from time to time by Borrowers in accordance with the provisions of subsection 5.1.1. During the preceding one-year period, neither any Borrower nor any of its Subsidiaries (other than Inactive Subsidiaries) has had an office, place of business or agent for service of process, other than as listed on Exhibit 5.1.1. All tangible Collateral is and will at all times be kept by Borrowers and their Subsidiaries (other than Inactive Subsidiaries) in accordance with subsection 5.1.1. Except as shown on
Exhibit 5.1.1, as of the date hereof, no Inventory is stored with a bailee, distributor, warehouseman or similar party, nor is any Inventory consigned to any Person.

            6.1.7 Title to Properties; Priority of Liens. Each Borrower and each of its Subsidiaries (other than Inactive Subsidiaries) has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Each Borrower and each of its Subsidiaries (other than Inactive Subsidiaries) has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of any Borrower's or such Subsidiary's Properties that is not a Permitted Lien. The Liens granted to Agents under the Security Documents are First Priority Liens, subject only to Permitted Liens.

            6.1.8 Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers and each other Loan Party with respect to any Account or Accounts. With respect to each of each Borrower's and each other Loan Party's Accounts, whether or not such Account is an Eligible Account, unless otherwise disclosed to Agent in the appropriate Borrowing Base Certificate or schedule:

                  (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                  (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Borrower or a Loan Party, in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between the applicable Borrower or Loan Party and the Account Debtor;

                  (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

                  (iv) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or could reasonably be expected to reduce the amount payable thereunder from the face amount of the invoice and statements delivered or made available to Agent with respect thereto;

                  (v) To the best of Borrowers' knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

                  (vi) To the best of Borrowers' knowledge, there are no
            proceedings or actions which are threatened or pending against the Account Debtor thereunder which, in Borrowers' reasonable judgment, would likely result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

            6.1.9 Equipment. The Equipment of each Borrower and its Subsidiaries is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the operating efficiency thereof shall be maintained and preserved, reasonable wear and tear excepted. Neither any Borrower nor any of its Subsidiaries will permit any Equipment to become affixed to any real Property leased to any Borrower or any of its Subsidiaries so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form reasonably acceptable to Agent, and no Borrower will permit any of the Equipment of any Borrower or any of its Subsidiaries to become an accession to any personal Property other than Equipment that is subject to First Priority (except for Permitted Liens) Liens in favor of Agents.

            6.1.10 Financial Statements; Fiscal Year. The Consolidated and consolidating balance sheets of Katy and its Subsidiaries (including the accounts of all Subsidiaries of Katy and their respective Subsidiaries for the respective periods during which a Subsidiary relationship existed) as of September 30, 2002, and the related statements of income and cash flows for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly in all material respects the financial positions of Katy and such Persons, taken as a whole, at such dates and the results of Katy's and such Persons' operations, taken as a whole, for such periods. As of the date hereof, since September 30, 2002, there has been no material adverse change in the financial position of Katy and such other Persons, taken as a whole, as reflected in the Consolidated balance sheet as of such date. As of the date hereof, the fiscal year of Katy and each of its Subsidiaries ends on December 31 of each year.

            6.1.11 Full Disclosure. The financial statements referred to in subsection 6.1.10 hereof do not, nor does this Agreement or any other written statement of any Borrower or any other Loan Party to Agent or any Lender contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which any Borrower has failed to disclose to Agent or any Lender in writing which could reasonably be expected to have a Material Adverse Effect; provided that Agent and Lenders acknowledge that Katy's annual financial statements for the fiscal years ending December 31, 2000 and 2001 may be subject to re-audit. Any such re-audit, however, shall not result in or evidence any Material Adverse Effect.

            6.1.12 Solvent Financial Condition. Each Borrower and each (other Loan Party (other than Savannah Energy Systems Company and WJ Smith Wood Preserving Company), neither of which has any material operations), is now and, after giving effect to the initial Loans to be made and the initial Letters of Credit and LC Guaranties to be issued hereunder and all related transactions, will be, Solvent.

            6.1.13 Surety Obligations. Except as set forth on Exhibit 6.1.13, as of the date hereof, neither any Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract or has issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

            6.1.14 Taxes. Katy's federal tax identification number is 75-1277589. The federal tax identification number or Canadian or United Kingdom equivalent thereof, of each Subsidiary of Katy is shown on Exhibit 6.1.14 hereto. Each Borrower and each of its Subsidiaries has filed all federal, provincial, state and local tax returns and other reports relating to taxes (including goods and services and value added taxes) it is required by law to file or obtained appropriate extensions for such filings, and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties prior to the time when such taxes, assessments, fees, levies and charges become delinquent, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and except where the failure to make any such filing of to pay any such tax could not be reasonably expected to have a Material Adverse Effect, and each Borrower and each of its Subsidiaries maintains reasonable reserves on its books therefor. The provision for unpaid taxes on the books of each Borrower and its Subsidiaries is adequate for all years not closed by applicable statutes, and for the current fiscal year.

            6.1.15 Brokers. Except as shown on Exhibit 6.1.15 hereto, there are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

            6.1.16 Patents, Trademarks, Copyrights and Licenses. Each Borrower and each of its Subsidiaries owns, possesses or licenses or has the right to use all the patents, trademarks, service marks, trade names, copyrights, licenses and other Intellectual Property necessary for the present and planned future conduct of its business without any known conflict with the rights of others, except for such conflicts as could not reasonably be expected to have a Material Adverse Effect. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on Exhibit 6.1.16 hereto, which shall be updated annually by Borrowers or more frequently as requested by Agent, if an Event of Default exists and is continuing. No claim has been asserted to any Borrower or any of its Subsidiaries which is currently pending that their use of their Intellectual Property or the conduct of their business does or may infringe upon the Intellectual Property rights of any third party. To the knowledge of Borrowers and except as set forth on Exhibit 6.1.16 hereto, as of the date hereof, no Person is engaging in any activity that infringes in any material respect upon Borrower's or any of its Subsidiaries' material Intellectual Property. Except as set forth on Exhibit 6.1.16, each Borrower's and each of its Subsidiaries' (i) material trademarks, service marks and copyrights are registered with the U.S. Patent and Trademark Office or in the U.S. Copyright Office, as applicable and (ii) material license agreements and similar arrangements relating to its Inventory (1) permit, and do not restrict, the assignment by any Borrower or any of its Subsidiaries to Agent, or any other Person designated by Agent, of all of any Borrower's or such Subsidiary's, as applicable, rights, title and interest pertaining to such license agreement or such similar arrangement and (2) would permit the continued use by any Borrower or such Subsidiary, or Agent or its assignee, of such license agreement or such similar arrangement and the right to sell Inventory subject to such license agreement for a period of no less than 6 months after a default or breach of such agreement or arrangement. The consummation and performance of the transactions and actions contemplated by this Agreement and the other Loan Documents, including, without limitation, the exercise by Agent of any of its rights or remedies under Section 9, will not result in the termination or impairment of any of any Borrower's or any of its Subsidiaries' ownership or rights relating to its Intellectual Property, except for such Intellectual Property rights the loss or impairment of which could not reasonably be expected to have a Material Adverse Effect. Except as listed on Exhibit 6.1.16 and except as could not reasonably be expected to have a Material Adverse Effect, (i) neither any Borrower nor any of its Subsidiaries is in breach of, or default under, any term of any license or sublicense with respect to any of its Intellectual Property and (ii) to the knowledge of Borrowers, no other party to such license or sublicense is in breach thereof or default thereunder, and such license is valid and enforceable.

            6.1.17 Governmental Consents. Each Borrower and each of its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to possess or so maintain such rights could not reasonably be expected to have a Material Adverse Effect.

            6.1.18 Compliance with Laws. Each Borrower and each of its Subsidiaries has duly complied, and its Properties, business operations and leaseholds are in compliance with, the provisions of all federal, state and local laws, rules and regulations applicable to such Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business, except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect, and there have been no citations, notices or orders of noncompliance issued to any Borrower or any of its Subsidiaries under any such law, rule or regulation, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect. Each Borrower and each of its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance in all material respects with all federal, state and local rules, laws and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ss.201 et seq.), as amended.

            6.1.19 Restrictions. Neither any Borrower nor any other Loan Party is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit 6.1.19 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by any Borrower or any of its Subsidiaries, as applicable.

            6.1.20 Litigation. Except as set forth on Exhibit 6.1.20 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Borrower, threatened, against or affecting any Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of its Subsidiaries which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither any Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            6.1.21 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or any Borrower's performance hereunder, constitute a Default or an Event of Default. Neither any Borrower nor any of its Subsidiaries is in default in (and no event has occurred and no condition exists which constitutes, or which the passage of time or the giving of notice or both would constitute, a default in) the payment of any Indebtedness to any Person for Money Borrowed in excess of $1,000,000.

            6.1.22 Leases. Exhibit 6.1.22 hereto is a complete listing of all capitalized and operating personal property leases of each Borrower and its Subsidiaries and all real property leases of each Borrower and its Subsidiaries with future non-cancelable payments of $25,000 or more. Each Borrower and each of its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

            6.1.23 Pension Plans.

                  (a) Except as disclosed on Exhibit 6.1.23 hereto, neither U.S. Borrower nor any of its ERISA Affiliates maintains or contributes to any Plan. U.S. Borrower and each of its ERISA Affiliates have operated in compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. To the best of Borrowers' knowledge, no fact or situation that could reasonably be expected to result in a Material Adverse Effect exists in connection with any Plan. Neither U.S. Borrower nor any ERISA Affiliates has incurred any withdrawal liability under Title IV of ERISA in connection with a Multiemployer Plan which remains unsatisfied or which would reasonably be expected to have a Material Adverse Effect.

                  (b) The Canadian Pension Plans are duly registered under and have been administered in compliance with the ITA and all other applicable laws which require registration except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. All obligations of Canadian Borrower or any of its Subsidiaries (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion, except where the failure to so perform could not reasonably be expected to have a Material Adverse Effect. There are no outstanding disputes, actions, suits or claims concerning the assets of the Canadian Pension Plans other than claims for benefits in the ordinary course that could reasonably be expected to result in a Material Adverse Effect. Neither Canadian Borrower nor its Subsidiaries is required to make any contributions to the Canadian Pension Plans which contributions, in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Canadian Borrower and its Subsidiaries have withheld all employee withholdings and have made all employer contributions to be withheld and made by it pursuant to federal and any provincial applicable law on account of Canadian Pension Plans, Canadian Benefit Plans, Canadian employment insurance and employee income taxes. To the best of Borrowers' knowledge, no condition exists or transaction has occurred in connection with any Canadian Pension Plan or Canadian Benefit Plan which could result in the incurrence by Canadian Borrower or its Subsidiaries of any liability, fine or penalty that could reasonably be expected to result in a Material Adverse Effect.

                  (c) All pension schemes of U.K. Borrower and any Subsidiaries of any Borrower that are organized under the laws of the United Kingdom are operated in substantial compliance with applicable law and fully funded to the extent required by law based on reasonable actuarial assumptions applicable in the United Kingdom.

            6.1.24 Trade Relations. There exists no actual or, to any Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrowers and their Subsidiaries, or with any material supplier, except in each case, where the same could not reasonably be expected to have a Material Adverse Effect, and there exists no present condition or state of facts or circumstances which would prevent any Borrower or any of its Subsidiaries from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

            6.1.25 Labor Relations. Except as described on Exhibit 6.1.25 hereto, as of the date hereof, neither any Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, except those that could not reasonably be expected to have a Material Adverse Effect.

            6.1.26 Borrowers and Each Other Loan Party. As of the Closing Date, Borrowers and the other Loan Parties are engaged in the businesses of manufacturing and distributing industrial and consumer products, including, without limitation, sanitary maintenance supplies, coated abrasives, stains, electrical and electronic components, as well as in certain other businesses. These operations require financing on a basis such that the credit supplied can be made available from time to time to Borrowers and the other Loan Parties, as required for the continued successful operation of Borrowers and the other Loan Parties taken as a whole. Borrowers and the other Loan Parties have requested the Lenders to make credit available hereunder primarily for the purposes of
Section 1.1.3 and generally for the purposes of financing the operations of Borrowers and the other Loan Parties. Borrowers and other Loan Party expect to derive benefit (and the Board of Directors of each Borrower and each other Loan Party has determined that each Borrower or such other Loan Party may reasonably be expected to derive benefit), directly or indirectly, from a portion of the credit extended by Lenders hereunder, both in its separate capacity and as a member of the group of companies, since the successful operation and condition of Borrowers and each other Loan Party is dependent on the continued successful performance of the functions of the group as a whole. Borrowers acknowledge that, but for the agreement of each of each Borrower and the other Loan Parties to execute and deliver this Agreement and/or the Loan Documents, Agent and Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

      6.2 Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of any Borrower's or one of Borrower's Subsidiary's business or operations that would render the information in any exhibit attached hereto or to any other Loan Document either inaccurate, incomplete or misleading, so long as Majority Lenders have consented to such changes or such changes are expressly permitted by this Agreement. Without limiting the generality of the foregoing, each Loan request made or deemed made pursuant to subsection 3.1.1 hereof shall constitute Borrowers' reaffirmation, as of the date of each such loan request, of each representation, warranty or other statement made or furnished to Agent or any Lender by or on behalf of Borrowers, any Subsidiary of any Borrower or any other Loan Party in this Agreement, any of the other Loan Documents, or any instrument, certificate or financial statement furnished in compliance with or in reference thereto.

      6.3 Survival of Representations and Warranties. All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent and each Lender and the parties thereto and the closing of the transactions described therein or related thereto.

                 SECTION 7. COVENANTS AND CONTINUING AGREEMENTS

      7.1 Affirmative Covenants. During the Term, and thereafter for so long as there are any Obligations outstanding, Borrowers covenant that, unless otherwise consented to by Majority Lenders, in writing, they shall:

            7.1.1 Visits and Inspections; Lender Meeting. Permit (i) representatives of Agent, and during the continuation of any Default or Event of Default any Lender, from time to


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

time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrowers and each of their Subsidiaries, inspect, audit and make extracts from their books and records, and discuss with their officers, their employees and their independent accountants, each Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations and (ii) appraisers engaged pursuant to Section 2.10 (whether or not personnel of Agent), but only during normal business hours, to visit and inspect the Properties of each Borrower and each of its Subsidiaries, for the purpose of completing appraisals pursuant to Section 2.10. Agent, if no Default or Event of Default then exists, shall give Borrower Representative reasonable prior notice of any such inspection or audit. Without limiting the foregoing, on the request of Agent, Borrowers will participate and will cause its key management personnel to participate in a meeting with Agent and Lenders once during each year (except that during the continuation of an Event of Default such meetings may be held more frequently as requested by Agent or Majority Lenders), which meeting(s) shall be held at such times and such places as may be reasonably requested by Agent.

            7.1.2 Notices. Promptly notify Agent in writing, upon obtaining knowledge, of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect as of the date made or remade. In addition, except as otherwise set forth herein,
(x) Borrowers agree to provide Agent with prompt written notice, upon obtaining knowledge, of any change in the information disclosed in any Exhibit hereto which could reasonably be expected to have or to evidence a Material Adverse Effect and (y) on a semi-annual basis, Borrowers agree to provide Agent with updated versions of the factual Exhibits hereto, in each case after giving effect to the materiality limits and Material Adverse Effect qualifications contained therein.

            7.1.3 Financial Statements. Keep, and cause each of their Subsidiaries to keep, adequate records and books of account with respect to their or its business activities in which proper entries are made in accordance with customary accounting practices reflecting all their or its financial transactions; and cause to be prepared and furnished to Agent and each Lender, the following, all to be prepared in accordance with GAAP applied on a consistent basis, unless Katy's certified public accountants concur in any change therein and such change is disclosed to Agent and is consistent with
GAAP:

                  (i) not later than 90 days after the close of each fiscal year of Katy, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs) audited financial statements of Katy and its Subsidiaries as of the end of such year, on a Consolidated basis, certified by a firm of independent certified public accountants of recognized standing selected by Katy but acceptable to Agent and, within a reasonable time thereafter a copy of any management letter issued in connection therewith;

                  (ii) not later than 30 days after the end of each month
            hereafter other than the last month of Katy's fiscal year or 45 days after the end of the last month of Katy's fiscal year, unaudited interim financial statements of Katy and its Subsidiaries as of the end of such month and of the portion of the fiscal year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of Katy as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of Katy and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (iii) together with each delivery of financial statements
            pursuant to clauses (i) and (ii) of this subsection 7.1.3, a management report setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered pursuant to subsection 7.1.7. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Katy to the effect that such information fairly presents in all material respects the results of operation and financial condition of Katy and its Subsidiaries as at the dates and for the periods indicated;

                  (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Katy has made available to its Securities holders and copies of any regular, periodic and special reports or registration statements which Katy or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor or any national securities exchange;

                  (v) upon request of Agent, copies of any annual report to be filed with ERISA in connection with each Plan; and

                  (vi) such other data and information (financial and otherwise)
            as Agent or any Lender (through Agent), from time to time, may reasonably request, bearing upon or related to the Collateral or any Borrower's or any of its Subsidiaries' financial condition or results of operations.

            Concurrently with the delivery of the financial statements described in clause (i) of this subsection 7.1.3, Katy shall forward to Agent a copy of the accountants' letter to Katy's management that is prepared in connection with such financial statements. Not later than 45 days after the end of any fiscal quarter of Katy or if an Event of Default exists and is continuing, more frequently if reasonably requested by Agent, Katy shall cause to be prepared and furnished to Agent a Compliance Certificate in the form of Exhibit 7.1.3 hereto executed by the Chief Financial Officer of Borrower (a "Compliance Certificate").

            7.1.4 Borrowing Base Certificates. On or before the 15th day of each month from and after the date hereof, Borrowers shall deliver to Agent, in form acceptable to Agent, a Borrowing Base Certificate as of the last day of the immediately preceding month, with such supporting materials as Agent shall reasonably request. If Borrowers deem it advisable, or Agent shall request, Borrowers shall execute and deliver to Agent Borrowing Base Certificates more frequently than monthly.

            7.1.5 Landlord, Processor and Storage Agreements. Provide Agent with copies of all agreements between any Borrower or any of its Subsidiaries and any landlord, warehouseman, processor, distributor or consignee which owns or is the lessee of any premises at which any Collateral may, from time to time, be kept. With respect to any lease (other than leases for sales offices), warehousing agreement or any processing agreement in any case entered into after the Closing Date, the applicable Borrower shall provide Agent with appropriate Collateral Access Agreements with respect to such premises. Such Collateral Access Agreements shall be in a form supplied by Agent to Borrowers with such reasonable revisions as are customarily accepted by Agent or by similar financial institutions in similar financial transactions.

            7.1.6 Projections. No later than 30 days after the first day of each fiscal year of Katy, deliver to Agent Projections of Katy and each of its Subsidiaries for said fiscal year, month by month.

            7.1.7 Subsidiaries. Cause each Subsidiary of any Borrower (other than Inactive Subsidiaries), whether now or hereafter in existence, promptly upon Agent's request therefor, to execute and deliver to the applicable Agent a Guaranty Agreement and the Security Agreement (or joinder thereto or British or Canadian equivalents thereof) pursuant to which such Subsidiary guaranties the payment of all Obligations (with respect to Domestic Subsidiaries) or all Canadian and U.K. Obligations (with respect to Foreign Subsidiaries) and grants to the applicable Agent a first priority Lien (subject only to Permitted Liens) on all of its Properties of the types described in the Security Agreement. Additionally, the applicable Borrower shall execute and deliver to Agent a pledge agreement pursuant to which such Borrower grants to Agent a First Priority Lien (subject only to Permitted Liens) with respect to all of the issued and outstanding Securities of each such Subsidiary or, with respect to Foreign Subsidiaries of Katy, sixty-five percent (65%) of the issued and outstanding securities of each such Foreign Subsidiary.

            7.1.8 Deposit and Brokerage Accounts. For each deposit account or brokerage account that any Borrower or another Loan Party at any time opens or maintains, the applicable Borrower shall, or shall cause the applicable Loan Party to, at Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to Agent, cause the depository bank or securities intermediary, as applicable, to agree to comply at any time with instructions from the applicable Agent to such depository bank or securities intermediary, as applicable, directing the disposition of funds from time to time credited to such deposit or brokerage account, without further consent of the applicable Borrower or the applicable Loan Party.

      7.2 Negative Covenants. During the Term, and thereafter for so long as there are any Obligations outstanding, Borrowers covenant that, unless otherwise consented to by Majority Lenders, in writing, they shall not:

            7.2.1 Mergers; Consolidations; Acquisitions; Structural Changes. Merge or consolidate, or permit any Subsidiary of any Borrower to merge or consolidate, with any Person; nor change its or any of its Subsidiaries' state of incorporation or organization, Type of Organization or Organizational I.D. Number; nor change its or any of any Borrower's Subsidiaries' legal name without at least 14 days' prior written notice to Agent; nor acquire, nor permit any of any Borrower's Subsidiaries to acquire, all or any substantial part of the Properties of any Person, except for:

                  (i) mergers of any Subsidiary of a Borrower into a Borrower or another wholly-owned Subsidiary of a Borrower;

                  (ii) acquisitions of assets consisting of fixed assets or real
            Property that constitute Capital Expenditures permitted under subsection 7.2.8;

                  (iii) Permitted Acquisitions;

                  (iv) as contemplated by Exhibit 7.2.12;

                  (v) sales or liquidations of Inactive Subsidiaries; and

                  (vi) dispositions of assets effected through a merger or
            otherwise permitted pursuant to subsection 7.2.9.

            7.2.2 Loans. Make, or permit any Subsidiary of a Borrower to make, any loans or other advances of money to any Person, other than (i) for salary, travel advances, advances against commissions and other similar advances to employees in the ordinary course of business, (ii) extensions of trade credit in the ordinary course of business, (iii) deposits with financial institutions permitted under this Agreement, (iv) prepaid expenses; (v) prior to the Canadian Effective Date, loans and advances to Canadian Borrower or its Subsidiaries; provided that such loans and advances are incurred pursuant to the Woods Subsidiary Note and/or the Glit Subsidiary Note and shall be secured by the Woods Subsidiary Security Agreement and/or the Glit Subsidiary Security Agreement and that the aggregate Dollar Equivalent of such loans and advances does not exceed $11,000,000; (vi) prior to the U.K. Effective Date, loans and advances to U.K. Borrower and its Subsidiaries; provided that such loans and advances are incurred pursuant to the U.K. Subsidiary Note and are secured by the U.K. Subsidiary Security Agreement and that the aggregate Dollar Equivalent of such loans and advances does not exceed $2,000,000; and (vii) loans and advances by a Borrower to any of its Subsidiaries and vice versa; provided that such Subsidiary is a Loan Party, that any such loans and advances are evidenced by a promissory note in form and substance acceptable to Agent and pledged to the applicable Agent pursuant to the applicable Collateral Document.

            7.2.3 Total Money Borrowed. Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur or suffer to exist, any Money Borrowed, except:

                  (i) Obligations owing to Agent or any Lender under this
            Agreement or any of the other Loan Documents;

                  (ii) Money Borrowed, including without limitation Subordinated
            Debt, existing on the date of this Agreement and listed on Exhibit 7.2.3;

                  (iii) Permitted Purchase Money Indebtedness;

                  (iv) Guaranties of any Money Borrowed permitted hereunder;

                  (v) Money Borrowed in respect of intercompany loans permitted under subsection 7.2.2(v), (vi) and (vii);

                  (vi) obligations to pay Rentals permitted by subsection
            7.2.18;

                  (vii) Non-recourse Money Borrowed of Woods Industries to
            LaSalle National Bank in an aggregate principal amount not to exceed $700,000 as such amount is reduced due to repayment thereof from time to time; and

                  (viii) Money Borrowed not included in paragraphs (i) through
            (vii) above which does not exceed at any time, in the aggregate, the sum of $500,000.

            7.2.4 Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary of any Borrower to enter into or be a party to, any transaction with any Affiliate of Borrower or any holder of any Securities of any Borrower or any Subsidiary of any Borrower, including without limitation any management, consulting or similar fees, except:

                  (i) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate or Security holder of Katy;

                  (ii) Borrowers and/or any other Loan Party may pay management fees to K&C pursuant to the terms and conditions of the Management Agreement as such terms and conditions are in effect as of the Closing Date so long as (x) the aggregate amount of such fees paid in any fiscal year of Katy does not exceed $500,000 plus out-of-pocket expenses and (y) either no Default or Event of Default has occurred and is continuing or would be caused by such payment or a Default or Event of Default (other than a payment default of the type referred to in subsection 9.1.1 or 9.1.2) and Aggregate Availability after giving effect to the payment of any such management fee shall exceed $15,000,000 (it being understood that nothing in this subsection 7.2.4 shall prohibit the accrual of the management fees under the Management Agreement during the period that such fees or other amounts are prohibited from being paid pursuant to this subsection 7.2.4); and

                  (iii) So long as no Event of Default or Default shall have occurred and is continuing or shall be caused thereby, Katy may make payments to K&C or K&C's Affiliates to the extent necessary to pay Katy's obligations under any Kohlberg Agreement in effect on the Closing Date or entered into by Katy after the Closing Date in accordance with this subsection 7.2.4, as it may be amended from time to time in accordance with this subsection 7.2.19.


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

            7.2.5 Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of any Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                  (i) Liens at any time granted in favor of Agent for the
            benefit of Lenders;

                  (ii) Liens for taxes, assessments or governmental charges
            (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 6.1.14 hereto, but only, with respect to contested taxes, if in Agent's judgment such Lien would not reasonably be expected to adversely effect Agent's rights or the priority of Agent's lien on any Collateral;

                  (iii) Liens arising in the ordinary course of the business of any such Borrower or any of its Subsidiaries by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of such Borrower or any of its Subsidiaries or materially impair the use thereof in the operation of the business of such Borrower or any of its Subsidiaries;

                  (iv) Purchase Money Liens securing Permitted Purchase Money
            Indebtedness;

                  (v) such other Liens as appear on Exhibit 7.2.5 hereto;

                  (vi) Liens incurred or deposits made in the ordinary course of business in connection with (1) worker's compensation, social security, employer's health tax, unemployment insurance and other like laws or (2) sales contracts, leases, statutory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

                  (vii) reservations, covenants, zoning and other land use
            regulations, title exceptions or encumbrances granted in the ordinary course of business, affecting real Property owned or leased by a Borrower or one of its Subsidiaries; provided that such exceptions do not in the aggregate materially interfere with the use of such Property in the ordinary course of such Borrower's or such Subsidiary's business;

                  (viii) judgment Liens that do not give rise to an Event of
            Default under subsection 9.1.15;

                  (ix) Liens securing intercompany loans permitted under
            subsection 7.2.2(v) and (vi);

                  (x) Liens on the real Property of Woods Industries comprising the Woods Industries manufacturing facility located in Mooresville, Indiana to secure


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

            Money Borrowed permitted by Subsection 7.2.2(ix) so long as the aggregate of all amounts secured by such Liens does not exceed $700,000, as such amount is reduced due to repayment thereof from time to time;

                  (xi) such other Liens as Majority Lenders may hereafter
            approve in writing; and

                  (xii) with respect to a Canadian Loan Party, the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown.

            7.2.6 Payments and Amendments of Certain Debt. Make or permit any Subsidiary of any Borrower to make any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the subordination agreement relative thereto or the subordination provisions thereof; or amend or modify any agreement, instrument or document evidencing or relating to any Subordinated Debt.

            7.2.7 Distributions. Declare or make, or permit any Subsidiary of any Borrower to declare or make, any Distributions, except for:

                  (i) Distributions by any Subsidiary of a Borrower to such
            Borrower;

                  (ii) Distributions paid solely in Securities of a Borrower or any of its Subsidiaries including, without limitation, Distributions paid by Katy solely in Securities on Katy's Convertible Preferred Stock;

                  (iii) Distributions by a Borrower in amounts necessary to
            permit such Borrower to repurchase Securities of such Borrower from employees of such Borrower or any of its Subsidiaries upon the termination of their employment, so long as no Default or Event of Default exists at the time of or would be caused by the making of such Distributions and the aggregate cash amount of such Distributions, measured at the time when made, does not exceed $1,000,000 in any fiscal year of Katy;

                  (iv) so long as no Default or Event of Default exists at the time of or would be caused by the making of such Distributions, Distributions by Katy in an amount sufficient to permit Parent to pay Consolidated tax liabilities of Parent, Katy and Katy's Subsidiaries relating to the business of Borrowers and Borrowers' Subsidiaries, so long as Parent applies the amount of such Distributions for such purpose;

                  (v) Distributions by Katy to the extent necessary to permit
            Parent to pay administrative costs and expenses related to the business of Borrowers and their Subsidiaries, not to exceed $100,000 in any fiscal year of Katy, so long as Parent applies the amount of such Distributions for such purpose; and


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

                  (vi) Distributions in the form of repurchases of the Contico
            Preferred Units consummated on the Closing Date pursuant to the Contico Preferred Units Repurchase Agreement in an aggregate amount not to exceed $10,000,000.

            7.2.8 Capital Expenditures.

                  (a) Make Non-Restructuring Capital Expenditures (including, without limitation, by way of capitalized leases but excluding Capital Expenditures funded from insurance, condemnation or sale proceeds of Equipment and real Property) which, in the aggregate, as to Borrowers and all of their Subsidiaries, exceed $13,500,000 during the fiscal year of Katy ending December 31, 2003 or $12,000,000 during any subsequent fiscal year of Katy, except that up to $3,000,000 of the unused portion of the Non-Restructuring Capital Expenditure allowance for any fiscal year may be carried over to the immediately succeeding fiscal year only, to be used in such succeeding fiscal year after all of the Capital Expenditure allowance for that year has been used.

                  (b) Make Restructuring Capital Expenditures (including, without limitation, by way of capitalized leases but excluding Capital Expenditures funded from insurance, condemnation or sale proceeds of Equipment and real Property), which in the aggregate, as to Borrowers and all of their Subsidiaries exceed $9,500,000 in the fiscal year of Katy ending December 31, 2003, $2,500,000 in the fiscal year ending December 31, 2004, or $0 in any subsequent fiscal year, except that up to $3,000,000 of the unused portion of the Restructuring Capital Expenditures allowance for any fiscal year may be carried over to the immediately succeeding fiscal year only to be used in such succeeding fiscal year after all the Restructuring Capital Expenditure allowance for that year has been used.

            7.2.9 Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of any Borrower to sell, lease or otherwise dispose of any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except for:

                  (i) sales of Inventory in the ordinary course of business;

                  (ii) transfers of Property to a Borrower by a Subsidiary of
            Borrower or transfers of Property by a Loan Party to another Loan Party;

                  (iii) dispositions of Property that is substantially worn, damaged, uneconomic, redundant or obsolete; provided that the sales proceeds from such dispositions are (A) reinvested in Equipment or other real Property in which Agent has a Lien (subject only to Permitted Liens that are not Purchase Money Liens) within 90 days after the date of such disposition as provided in subsection 3.3.1 of the Agreement or (B) applied to the Loans pursuant to subsection
            3.3.1 of the Loan Agreement.

                  (iv) dispositions of investments described in clauses (iv),
            (v), (vi) and (vii) of the definition of the term "Restricted Investments";


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

                  (v) other dispositions expressly authorized by this Agreement;

                  (vi) sales of Equipment and real Property in connection with the closing of Woods' wire fabrication facility in Mooresville, Indiana; provided that the aggregate sales proceeds from such dispositions equal or exceed $1,800,000 and that such sales proceeds net of amounts required to remove Permitted Liens prior to the Liens of Agents as applied first, to installments of principal due under the Term Notes ratably, to be applied to future installments in inverse order of maturity in an amount equal to eighty percent (80%) of the Appraised Value of the Equipment so sold, until paid in full and second, to repay outstanding principal of U.S. Revolving Credit Loans on a ratable basis.

                  (vii) sales of real Property in connection with the closing of the Microtron facility in Pineville, North Carolina; provided that the aggregate sales proceeds from such dispositions equal or exceed seventy percent (70%) of the Appraised Value of the real Property so sold and that such sales proceeds are applied to first, to installments of principal due under the Term Notes ratably, to be applied to future installments in inverse order of maturity, until paid in full and second, to repay outstanding principal of U.S. Revolving Credit Loans ratably;

                  (viii) leases or subleases of unused real Property or
            Equipment; provided that such leases or subleases are pursuant to arms-length agreements with third parties at fair market rates;

                  (ix) the sale of all or substantially all of the Securities or assets and business of GC/Waldom Electronics, Inc.; provided that the aggregate sales proceeds from any such disposition equal or exceed $8,000,000 and that such sales proceeds are applied to the Loans pursuant to subsection 3.3.1 of the Agreement;

                  (x) Asset Sales of assets having a fair market value not in excess of $10,000,000 in any single transaction (or a series of related transactions) or in excess of $30,000,000 in the aggregate over the Term; provided that in any such Asset Sale, (x) the consideration received for such assets shall be in an amount at least equal to the greater of (i) the fair market value thereof, and
            (ii) (A) in the case of Accounts and Inventory, the aggregate value attributable to such Accounts and Inventory in determining the Canadian, U.K. or U.S. Borrowing Base, as applicable (but without giving effect to any reduction due to advance rates or any reserves), and (B), as long as the Term Loan is outstanding, in the case of Equipment and real Property Assets, seventy percent (70%), with respect to real Property, or eighty percent (80%), with respect to Equipment, of the Appraised Value of such asset; it being understood that in the case of Asset Sales of capital stock or other equity interests (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock or other equity interests) of any Person, the consideration received therefor shall be in an amount equal to the greater of (i) the fair market value thereof and (ii) the aggregate value attributable to such Person's Accounts and Inventory in determining the


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

            Canadian, U.K. or U.S. Borrowing Base, as applicable (but without giving effect to any reduction due to advance rates or any reserves) plus seventy percent (70%), with respect to real Property, or eighty percent (80%) with respect to Equipment, of the Appraised Value of such Person's Equipment or real Property; (y) the sole consideration received shall be cash or, if the disposition in question is of a business line, entire facility or division, assumption of Indebtedness; and (z) the proceeds of such Asset Sales shall be applied as required by subsection 3.3.1 of the Agreement or, with respect to sales proceeds of Equipment or real Property, are reinvested in Equipment or other real Property in which Agent has a Lien (subject only to Permitted Liens that are not Purchase Money Liens) within 90 days after the date of disposition as provided in subsection 3.3.1 of the Agreement; and provided, further, that in any such Asset Sale in which the consideration received exceeds $20,000, Agent shall have received a certificate of an officer of Borrower Representative evidencing that the conditions in clauses
            (x) and (y) above will be satisfied and certifying that Borrowers and their Subsidiaries will comply with clause (z) above and setting forth in reasonable detail the calculations relating thereto and otherwise in form and substance satisfactory to Agent at least 5 Business Days prior to the consummation of the proposed Asset Sale; and

                  (xi) sales or liquidations of Inactive Subsidiaries.

            7.2.10 Securities of Subsidiaries. Permit any of its Subsidiaries to issue any additional Securities except to a Borrower or a wholly-owned Subsidiary of a Borrower and except for director's qualifying Securities; except in connection with dispositions permitted pursuant to subsection 7.2.9 above and for director's qualifying shares, permit any Person other than Katy or another Loan Party to own or control any issued and outstanding Security or Voting Stock of any Loan Party (other than Parent).

            7.2.11 Bill-and-Hold Sales, Etc. Make, or permit any Subsidiary of any Borrower to make, a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, repurchase or return or consignment basis, except for immaterial consignments reflected on the most recent Borrowing Base Certificate.

            7.2.12 Restricted Investment. Make or have, or permit any Subsidiary of any Borrower to make or have, any Restricted Investment; except for the creation of a new U.S. or U.K. Subsidiary as set forth in Exhibit 7.2.12.

            7.2.13 Subsidiaries and Joint Ventures. Create, acquire or otherwise suffer to exist, or permit any Subsidiary of any Borrower to create, acquire or otherwise suffer to exist, any Subsidiary or joint venture arrangement not in existence as of the date hereof, except for as set forth in Exhibit 7.2.12 or in connection with a Permitted Acquisition.

            7.2.14 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Parent and Borrowers' Subsidiaries.


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

            7.2.15 Organizational Documents. Agree to, or suffer to occur, any amendment, supplement or addition to any Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation, certificate of formation, limited partnership agreement, bylaws, limited liability agreement, operating agreement or other organizational documents (as the case may be), that would reasonably be expected to have a Material Adverse Effect.

            7.2.16 Fiscal Year End. Change, or permit any Subsidiary of any Borrower to change, its fiscal year end.

            7.2.17 Negative Pledges. Enter into any agreement limiting the ability of any Borrower or any of its Subsidiaries to voluntarily create Liens upon any of its Property other than Property securing Permitted Purchase Money Indebtedness.

            7.2.18 Leases. Become, or permit any Subsidiary of any Borrower to become, a lessee under any operating lease (other than a lease under which Borrowers or any of their Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of twelve (12) consecutive months under the lease in question and all other leases under which Borrowers or any of their Subsidiaries is then lessee would exceed $20,000,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

            7.2.19 Amendments or Waivers of Certain Agreements. Agree, or permit any Subsidiary to agree, to any material amendment to, or waive any of its material rights under, or terminate or agree to terminate any Kohlberg Agreement, any Glit Subsidiary Document, the SESCO Note, the Contico Purchase Agreement, any Related Agreements, any Canadian Subsidiary Document, any Woods Subsidiary Document or any U.K. Subsidiary Document after the Closing Date, in each case in a manner that could materially and adversely affect Agent or Lenders without in each case obtaining the prior written consent of Majority Lenders to such amendment, waiver or termination.

      7.3 Specific Financial Covenants.

      During the Term, and thereafter for so long as there are any Obligations outstanding, Borrowers covenant that, unless otherwise consented to by Majority Lenders, in writing, they shall comply with all of the financial covenants set forth in Exhibit 7.3 hereto. If GAAP changes from the basis used in preparing the audited financial statements delivered to Agent by Katy on or before the Closing Date, Katy will provide Agent with certificates demonstrating compliance with such financial covenants and will include, at the election of Katy or upon the request of Agent, calculations setting forth the adjustments necessary to demonstrate how Borrowers and their Subsidiaries are also in compliance with such financial covenants based upon GAAP as in effect on the Closing Date.

                        SECTION 8. CONDITIONS PRECEDENT

      Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent or any Lender under the other sections of this Agreement, no Lender shall be required to make any Loan, nor shall Agent


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

be required to issue or procure any Letter of Credit or LC Guaranty unless and until each of the following conditions has been and continues to be satisfied:

      8.1 Documentation.

      Agent shall have received, in form and substance satisfactory to Agent and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments, opinions and certificates as Agent and its counsel shall require in connection therewith from time to time (including, without limitation, all items set forth in Exhibit 8.1), all in form and substance satisfactory to Agent and its counsel.

      8.2 No Default.

      No Default or Event of Default shall exist.

      8.3 Other Conditions.

      Each of the conditions precedent set forth in the Loan Documents shall have been satisfied.

      8.4 Aggregate Availability.

      Agent shall have determined that immediately after Lenders have made the initial Loans and after Agent has issued or procured the initial Letters of Credit and LC Guaranties contemplated hereby, Katy has consummated the repurchase of the Contico Preferred Units pursuant to the Contico Preferred Unit Repurchase Agreement for an aggregate repurchase price not to exceed $10,000,000 and Borrowers have paid (or, if accrued, treated as paid), all closing costs incurred in connection with the transactions contemplated hereby, Aggregate Availability shall not be less than $15,000,000.

      8.5 No Litigation.

      No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

      8.6 Material Adverse Effect.

      As of the Closing Date, since September 30, 2002, there has not been any material adverse change in its business, assets, financial condition, income or prospects and no event or condition exists which would be reasonably likely to result in any Material Adverse Effect.

      8.7 Cash Management.

      U.S. Agent, U.K. Agent and Canadian Agent (with respect to their respective Borrowers and their Subsidiaries) shall have received, in form and substance satisfactory to Agents and their counsel, duly executed copies of blocked account agreements with Bank or its Affiliates


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

providing for full dominion and control over each Borrower's and its Subsidiaries' cash deposited into all bank accounts.

      8.8 Canadian Lender.

      With respect to Canadian Revolving Credit Loans, Agent has selected a Canadian Agent and Lender and such Canadian Lender and Canadian Agent have received all requisite approvals from any applicable Governmental Authority necessary or appropriate to permit Canadian Lender to make Canadian Revolving Credit Loans and for Canadian Agent to act in such capacity. If as of the Closing Date, either Canadian Agent or Canadian Lender has not been selected by Agent, then upon selection by Agent of such entity, such entity shall become a party to this Agreement by executing a Joinder Agreement in the form attached hereto and incorporated herein as Exhibit 8.8.

      The foregoing notwithstanding, if as of any date all of the foregoing conditions precedent have been satisfied with respect to U.S. Borrower, but not with respect to either U.K. Borrower or Canadian Borrower, Agents, Lenders and Borrowers shall consummate the transactions contemplated herein with respect to the Loans to be made to U.S. Borrower. The transactions contemplated hereby in connection with the Loans to be made to either the U.K. Borrower or Canadian Borrower shall be later consummated upon the fulfillment of the conditions precedent listed in this Section 8 applicable to the U.K. Borrower or the Canadian Borrower. The date on which all of such conditions precedent applicable to the U.K. Borrower are satisfied or waived shall be deemed the "U.K. Effective Date." Until the U.K. Effective Date, U.K. Lender shall not be required to make to U.K. Borrower, and U.K. Borrower shall not be permitted to request from U.K. Lender, any Loans (including, without limitation, U.K. Revolving Credit Loans, U.K. Letters of Credit and U.K. LC Guaranties). The date on which all such conditions precedent applicable to the Canadian Borrower are satisfied or waived shall be deemed the Canadian Effective Date. Until the Canadian Effective Date, Canadian Lender shall not be required to make to Canadian Borrower and Canadian Borrower shall not be permitted to request from Canadian Lender, any Loans (including, without limitation, Canadian Revolving Loans, Canadian Letters of Credit and Canadian LC Guaranties).

          SECTION 9. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

      9.1 Events of Default.

      The occurrence of one or more of the following events shall constitute an "Event of Default":

            9.1.1 Payment of Obligations. Any Borrower shall fail to pay any of the Obligations hereunder or under any Note consisting of principal, interest, unused line fees or letter of credit fees on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise); any Borrower shall fail to pay any of the other Obligations hereunder or under any Note on the due date thereof (whether due at stated maturity or demand, upon acceleration or otherwise) and such failure shall continue for more than 5 days.

            9.1.2 Misrepresentations. Any representation, warranty or other statement made or furnished to Agent or any Lender by or on behalf of any Borrower, any Subsidiary of


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

any Borrower or any other Loan Party in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made, furnished or reaffirmed pursuant to Section
6.2 hereof.

            9.1.3 Breach of Specific Covenants. Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in Section or subsection 5.1.1, 5.1.2, 5.2.4, 5.2.5, 7.1.1, 7.1.2, 7.1.4, 7.2 or 7.3 hereof on the date that such Borrower is required to perform, keep or observe such covenant or shall fail or neglect to perform, keep or observe any covenant contained in Section 7.1.3 or 7.1.7 hereof within 5 days following the date on which such Borrower is required to perform, keep or observe such covenant.

            9.1.4 Breach of Other Covenants. Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 9.1 hereof) and the breach of such other covenant is not cured to Agent's satisfaction within 30 days after the sooner to occur of such Borrower's receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any officer of such Borrower.

            9.1.5 Default Under Security Documents or Other Agreements. Any event of default shall occur under, or any Borrower, any of its Subsidiaries or any other Loan Party shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents, or the Other Agreements and such default shall continue beyond any applicable grace period.

            9.1.6 Other Defaults. There shall occur any default or event of default on the part of any Borrower, any Subsidiary of any Borrower or any other Loan Party under any agreement, document or instrument to which such Borrower, such Subsidiary of such Borrower or such other Loan Party is a party or by which such Borrower, such Subsidiary of such Borrower or such other Loan Party or any of its Property is bound, evidencing or relating to any Money Borrowed (other than the Obligations) with an outstanding principal balance in excess of $1,000,000, if the payment or maturity of such Indebtedness is or could be accelerated in consequence of such event of default or demand for payment of such Indebtedness is made or could be made in accordance with the terms thereof.

            9.1.7 Uninsured Losses. Any material loss, theft, damage or destruction of any portion of the Collateral having a fair market value of $1,000,000, in the aggregate, in any twelve month period if not fully covered (subject to such deductibles and self-insurance retentions as Agent shall have permitted) by insurance and such loss, theft, damage or destruction could reasonably be expected to have a Material Adverse Effect.

            9.1.8 Insolvency and Related Proceedings. Any Borrower, any Subsidiary of any Borrower or any other Loan Party shall suffer the appointment of a receiver, trustee, custodian, administrator, administrative receiver or manager, interim receiver, sheriff, monitor, sequestrator or similar officer or fiduciary, or shall pass or convene any meeting for the purpose of considering any resolution for winding up or administration, or shall make an assignment, composition or arrangement for the benefit of creditors, or any petition for an order for relief (or


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

similar proceedings, including, without limitation, an application for a stay order or filing of a proposal or notice of intention to make a proposal) shall be filed by or against any Borrower, any Subsidiary of any Borrower or any other Loan Party under U.S. federal bankruptcy laws, the Insolvency Laws of Canada, England's Insolvency Act of 1986 or any other insolvency laws in the United Kingdom (if against any Borrower, any Subsidiary of any Borrower or any other Loan Party (except with respect to any event occurring as set forth in the last sentence of this subsection 9.1.8) and such action is not taken voluntarily by such Borrower, any Subsidiary of any Borrower or any other Loan Party, the continuation of such proceeding for more than 60 days, or, with respect to any proceeding in the United Kingdom, 14 days), or such Borrower, such Subsidiary or such other Loan Party shall make any offer of settlement, extension or composition to their respective unsecured creditors generally. With respect to U.K. Borrower, any of its Subsidiaries or any other U.K. Loan Party, a petition has been presented or meeting convened or application made for the purpose of appointing a liquidator, an administrator or receiver or other similar officer of, or for the making of an administration order in respect of, U.K. Borrower, its such subsidiary or such other U.K. Loan Party and (a) other than in the case of a petition to appoint an administrator, such petition or application is not stayed or discharged within fourteen (14) days or in any event before it is heard or (b) in the case of a petition to appoint an administrator, U.K. Agent is not satisfied in its sole discretion that it will be discharged before it is heard.

            9.1.9 Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Borrower, any Subsidiary of any Borrower or any other Loan Party for a period which could reasonably be expected to have a Material Adverse Effect; or any Borrower, any Subsidiary of any Borrower or any other Loan Party shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Borrower, any Subsidiary of any Borrower or any other Loan Party which loss could reasonably be expected to have a Material Adverse Effect; or any Borrower, any Subsidiary of any Borrower or any other Loan Party shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any part of its business affairs which injunction, restraint or other action could reasonably be expected to have a Material Adverse Effect; or any lease or agreement pursuant to which such Borrower, any Subsidiary of any Borrower or any other Loan Party leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term, except any such lease or agreement the cancellation or termination of which could not reasonably be expected to have a Material Adverse Effect; or any portion of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation, which taking or impairment could reasonably be expected to have a Material Adverse Effect.

            9.1.10 Lien on Katy Preferred or Common Stock. There shall exist any Lien on the Preferred Stock or Common Stock of Katy owned by Parent.

            9.1.11 ERISA. A Reportable Event shall occur which, in Agent's determination, constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or any Plan shall be terminated or any such trustee shall be requested or appointed, or any Borrower, any Subsidiary of any Borrower or any other Loan Party is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from

Borrower's, such Subsidiary's or such Loan Party's complete or partial withdrawal from such Plan and any such event could reasonably be expected to have a Material Adverse Effect.

            9.1.12 Canadian Pension Plans. Any of the following events or conditions has occurred and such event or condition could reasonably be expected to have a Material Adverse Effect: (a) Canadian Borrower terminates any Canadian Pension Plan; (b) an event providing grounds to terminate or wind-up a Canadian Pension Plan in whole or in part by order of any applicable pension regulatory authority; (c) any event or condition which would require the appointment by the applicable regulator of a trustee or similar Person to administer a Canadian Pension Plan.

            9.1.13 Challenge to Agreement. Any Borrower, any Subsidiary of any Borrower or any other Loan Party, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agents.

            9.1.14 Repudiation of or Default Under Guaranty Agreement. Any Borrower or other Loan Party shall revoke or attempt to revoke the Guaranty Agreement signed by such Loan Party or the guaranty of such Borrower contained herein, or shall repudiate such Borrower's or such other Loan Party's liability thereunder or shall be in default under the terms thereof.

            9.1.15 Criminal Forfeiture. Any Borrower, any Subsidiary of any Borrower or any other Loan Party shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Borrower, any Subsidiary of Borrower or any other Loan Party.

            9.1.16 Judgments. Any money judgment, writ of attachment or similar processes (collectively, "Judgments") are issued or rendered against any Borrower, any Subsidiary of any Borrower or any other Loan Party, or any of their respective Property (i) in the case of money judgments, in an amount of $1,000,000 or more for any single judgment, attachment or process or $2,500,000 or more for all such judgments, attachments or processes in the aggregate, in each case in excess of any applicable insurance with respect to which the insurer has admitted liability, and (ii) in the case of non-monetary Judgments, such Judgment or Judgments (in the aggregate) could reasonably be expected to have a Material Adverse Effect, in each case with respect to any Judgment referred to in clauses (i) or (ii) above, which Judgment is not stayed, pending appeal or otherwise, released or discharged within 30 days.

      9.2 Acceleration of the Obligations.

      Upon or at any time after the occurrence and during the continuance of an Event of Default, (i) the Revolving Loan Commitments shall, at the option of Agent or Majority Lenders be terminated and/or (ii) Agent or Majority Lenders may declare all or any portion of the Obligations at once due and payable without presentment, demand, protest or further notice by Agent or any Lender, and Borrowers shall forthwith pay to Agent, in the case of U.S. Borrower, to Canadian Agent, in the case of Canadian Borrower, and to U.K. Agent, in the case of U.K. Borrower, the full amount of such Obligations; provided, that upon the occurrence of an Event of Default specified in subsection 9.1.8 hereof, the Revolving Loan Commitments shall


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automatically be terminated and all of the Obligations shall become automatically due and payable, in each case without declaration, notice or demand by Agent or any Lender.

      9.3 Other Remedies.

      Upon the occurrence and during the continuance of an Event of Default, Agent shall have and may exercise from time to time the following other rights and remedies:

      9.3.1 All of the rights and remedies of a secured party under the UCC, PPSA and the laws of the United Kingdom or under other applicable law, and all other legal and equitable rights to which Agent or Lenders may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

            9.3.2 The right to take immediate possession of the Collateral, and to (i) require Borrowers and each other Loan Party to assemble the Collateral, at Borrowers' expense, and make it available to Agents at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of a Borrower or any Subsidiary of any Borrower, such Borrower agrees not to charge, or permit any of its Subsidiaries to charge, Agents for storage thereof).

            9.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agents, in their sole discretion, may deem advisable. Agents may, at their option, disclaim any and all warranties regarding the Collateral in connection with any such sale. Each Borrower agrees that 10 days' written notice to such Borrower or any other Loan Party of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Agents may designate in said notice. Agents shall have the right to conduct such sales on any Borrower's or any of its Subsidiaries' or any other Loan Party's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Agents shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agents, on behalf of Lenders, may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Agents in collecting the Obligations, in enforcing the rights of Agents and Lenders under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. Subject to Section 1.3 of this Agreement, if any deficiency shall arise, Borrowers and each Loan Party shall remain jointly and severally liable to Agents and Lenders therefor.

            9.3.4 Agent, with respect to the U.S. Collateral, Canadian Agent, with respect to the Canadian Collateral, and U.K. Agent, with respect to the U.K. Collateral, is hereby granted


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a non-exclusive license or other right to use, without charge, each Borrower's licenses for Computer Software or any Property of a similar nature, as it pertains to the Collateral, in realizing upon any Collateral and each Borrower's rights under all such licenses shall inure to Agent's, Canadian Agent's and U.K. Agent's benefit; provided that any such license or right to use shall be subject to the terms and conditions of the underlying license.

            9.3.5 Agents, at their option, may require each applicable Borrower to deposit with Agent, funds equal to the U.S. LC Amount, with Canadian Agent, funds equal to the Canadian LC Amount and with U.K. Agent, the U.K. LC Amount, and, if such Borrower fails to promptly make such deposit, Agent, Canadian Agent and U.K. Agent, as the case may be, may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Each such Revolving Credit Loan shall be secured by all of the Collateral (except that U.K. Collateral and Canadian Collateral shall not secure Revolving Credit Loans to U.S. Borrower) and shall constitute a Base Rate Revolving Portion. Any such deposit or advance shall be held by Agent, Canadian Agent or U.K. Agent, as applicable, as a reserve to fund future payments on such applicable LC Guaranties and future drawings against such applicable Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to the applicable Borrower; provided, that in no event shall any such reserves held as Canadian Collateral or U.K. Collateral be applied to the U.S. Obligations.

      9.4 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrowers at any time or from time to time, with prior written consent of Agents, and with reasonably prompt subsequent notice to Borrower Representative (any prior or contemporaneous notice to Borrower Representative being hereby expressly waived) to set off and to appropriate and to apply any and all (i) balances held by such Lender at any of its offices for the account of any Borrower (regardless of whether such balances are then due to any such Borrower); and (ii) other property at any time held or owing by such Lender to or for the credit or for the account of any Borrower against and on account of any of the Obligations. Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Aggregate Percentage of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender's pro rata share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Aggregate Percentages. Borrowers agree, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its pro rata share of the Obligations and upon doing so shall deliver such excess to Agent for the benefit of all Lenders in accordance with the Aggregate Percentages. Notwithstanding the foregoing, no Lender shall exercise set off rights with respect to U.K. Borrower's or Canadian Borrowers' assets and apply such proceeds to the U.S. Obligations.

      9.5 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Agents or any Lender or


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

contained in any other agreement between any Lender and any Borrower or between Agents and any Borrower heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of any Borrower herein contained. The failure or delay of Agents or any Lender to require strict performance by Borrowers of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and other Obligations owing or to become owing from Borrowers to Agents and each Lender have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrowers under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lenders, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agents and directed to Borrowers.

                   SECTION 10. AGENT; ASSIGNMENTS; AMENDMENTS

      10.1 Authorization and Action.

                  (a) Each Lender hereby appoints and authorizes Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Lender hereby appoints and authorizes Canadian Agent to take such action on its behalf (and on behalf of Agent) and to exercise such powers under this Agreement and the other Loan Documents with respect to the administration of all Loans made to Canadian Borrower and with respect to Canadian Collateral. Each Lender hereby appoints and authorizes U.K. Agent to take such action on its behalf (and on behalf of Agent) and to exercise such powers under this Agreement and the other Loan Documents with respect to the administration of all Loans made to U.K. Borrower and with respect to U.K. Collateral. Each Lender hereby acknowledges that Agents shall not have by reason of this Agreement assumed a fiduciary relationship in respect of any Lender. In performing its functions and duties under this Agreement, Agents shall act solely as agent of Lenders and shall not assume, or be deemed to have assumed, any obligation toward, or relationship of agency or trust with or for, any Borrower. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including without limitation enforcement and collection of the Notes), Agents may, but shall not be required to, exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, whenever such instruction shall be requested by Agents or required hereunder, or a greater or lesser number of Lenders if so required hereunder, and such instructions shall be binding upon all Lenders; provided, that Agents shall be fully justified in failing or refusing to take any action which exposes Agents to any liability (other than taxes payable in the ordinary course of business) or which is contrary to this Agreement, the other Loan Documents or applicable law, unless Agent, Canadian Agent or U.K. Agent, as applicable, is


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      indemnified to its satisfaction by the other Lenders against any and all liability and expense (other than any taxes that are not Tax Liabilities) which it may incur by reason of taking or continuing to take any such action. If Agent, Canadian Agent or U.K. Agent seeks the consent or approval of the Majority Lenders (or a greater or lesser number of Lenders as required in this Agreement), with respect to any action hereunder, Agent, Canadian Agent or U.K. Agent, as applicable, shall send notice thereof to each Lender and shall notify each Lender at any time that the Majority Lenders (or such greater or lesser number of Lenders) have instructed Agent, Canadian Agent or U.K. Agent, as applicable, to act or refrain from acting pursuant hereto.

                  (b) Each Lender hereby authorizes Agent to delegate to Canadian Agent and U.K. Agent any and all of its obligations under this Agreement and the Loan Documents with respect to all actions required to be taken in Canada and the United Kingdom, respectively, of any kind whatsoever. Canadian Agent and U.K. Agent, when acting pursuant to the authority granted hereunder, shall have all the protections, indemnities, rights and powers granted to Agent under this Agreement and any Loan Document.

                  (c) To the extent necessary, each Canadian Lender appoints the Canadian Agent as its agent to hold in the name of the Canadian Agent, for the benefit of each Canadian Lender, any of the debentures issued by Canadian Borrower and outstanding from time to time forming part of the Security Documents, and appoints CIBC Mellon Trust Company as the person holding the power of attorney for the holders of bonds or other titles of indebtedness for all purposes of Article 2692 of the Civil Code of Quebec. Each Borrower, to the extent necessary, hereby consents to all present and future appointments made in this Section 10.1(c) or pursuant thereto.

      10.2 Agent's Reliance, Etc. None of Agents or their Affiliates, nor any of their respective directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agents: (i) may treat each Lender party hereto as the holder of Obligations until Agent receives written notice of the assignment or transfer of such Lender's portion of the Obligations signed by such Lender and in form reasonably satisfactory to Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by them and shall not be liable for any action taken or omitted to be taken in good faith by it or them in accordance with the advice of such counsel, accountants or experts;
(iii) make no warranties or representations to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents; (iv) shall not have any duty beyond Agents' customary practices in respect of loans in which Agent, Canadian Agent or U.K. Agent is the only lender, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of Borrowers, to inspect the property (including the books and records) of Borrowers, to monitor the financial condition of Borrowers or to ascertain the existence or possible existence or continuation of any Default or Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents


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

or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be liable to any Lender for any action taken, or inaction, by Agent, Canadian Agent or U.K. Agent upon the instructions of Majority Lenders pursuant to Section 10.1 hereof or refraining to take any action pending such instructions; (vii) shall not be liable for any apportionment or distributions of payments made by it pursuant to Section 3 hereof, absent gross negligence or willful misconduct; (viii) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate, message or other instrument or writing (which may be by telephone, facsimile, telegram, cable or telex) believed in good faith by it to be genuine and signed or sent by the proper party or parties; and (ix) may assume that no Event of Default has occurred and is continuing, unless Agent has actual knowledge of the Event of Default, has received notice from Borrower Representative or Borrowers' independent certified public accountants stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing.

      10.3 Fleet and Affiliates. With respect to its commitment hereunder to make Loans, Fleet, Fleet's Canadian Affiliate to be selected as Canadian Agent and Canadian Lender and Fleet U.K. shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent, Canadian Agent and U.K. Agent, as applicable; and the terms "Lender," "Lenders" or "Majority Lenders" shall, unless otherwise expressly indicated, include each of Fleet, Fleet's Canadian Affiliate to be selected as Canadian Agent and Canadian Lender and Fleet U.K. in their individual capacity as a Lender. Fleet, Fleet's Canadian Affiliate to be selected as Canadian Agent and Canadian Lender and Fleet U.K. and its Affiliates may lend money to, and generally engage in any kind of business with, Borrowers and any Person who may do business with or own Securities of Borrowers all as if they were not Agents and without any duty to account therefor to any other Lender.

      10.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agents or any other Lender and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Except as otherwise provided for herein or in the other Loan Documents, Agents shall not have any duty or responsibility, either initially or on an ongoing basis, to provide any Lender with any credit or other similar information regarding Borrowers.

      10.5 Indemnification. Lenders agree to indemnify Agents (to the extent not reimbursed by Borrowers), in accordance with their respective Aggregate Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (other than taxes that are not Tax Liabilities) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agents, in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agents under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs,


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expenses or disbursements resulting from Agents' gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agents promptly upon demand for its ratable share, as set forth above, of any out-of-pocket expenses (other than taxes that are not Tax Liabilities but including legal fees) incurred by Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agents are not reimbursed for such expenses by Borrowers. The obligations of Lenders under this Section 10.5 shall survive the payment in full of all Obligations and the termination of this Agreement. If after payment and distribution of any amount by Agents to Lenders, any Lender or any other Person, including Borrowers, any creditor of Borrowers, a liquidator, administrator or trustee in bankruptcy, recovers from Agents any amount found to have been wrongfully paid to Agents or disbursed by Agents to Lenders, then Lenders, in accordance with their respective Aggregate Percentages, shall reimburse Agents for all such amounts.

      10.6 Rights and Remedies to be Exercised by Agent Only. Each Lender agrees that, except as set forth in Section 9.4, no Lender shall have any right individually (i) to realize upon the security created by this Agreement or any other Loan Document, (ii) to enforce any provision of this Agreement or any other Loan Document, or (iii) to make demand for payment by Borrowers under this Agreement or any other Loan Document.

      10.7 Agency Provisions Relating to Collateral. Each Lender authorizes and ratifies Agents' entry into this Agreement and the Security Documents for the benefit of Lenders. Each Lender agrees that any action taken by Agents with respect to the Collateral in accordance with the provisions of this Agreement or the Security Documents, and the exercise by Agents of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agents are hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected Agents' Liens upon the Collateral, for their benefit and the ratable benefit of Lenders. Lenders hereby irrevocably authorize Agents at their option and in their discretion, to release any Lien granted to or held by Agents upon any Collateral (i) upon termination of the Agreement and payment and satisfaction of all Obligations; or (ii) constituting property being sold or disposed of if Borrower Representative certifies to Agent that the sale or disposition is made in compliance with subsection 7.2.9 hereof (and Agents may rely conclusively on any such certificate, without further inquiry); or (iii) constituting property in which Borrowers owned no interest at the time the Lien was granted or at any time thereafter; or (iv) in connection with any foreclosure sale or other disposition of Collateral after the occurrence and during the continuation of an Event of Default; or (v) if approved, authorized or ratified in writing by Agent at the direction of all Lenders. Upon request by Agent at any time, Lenders will confirm in writing Agents' authority to release particular types or items of Collateral pursuant hereto. Agents shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agents herein or pursuant to the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of its


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rights, authorities and powers granted or available to Agents in this Section
10.7 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agents may act in any manner they may deem appropriate, in their sole discretion, but consistent with the provisions of this Agreement, including given Agents' own interest in the Collateral as Lenders and that Agents shall have no duty or liability whatsoever to any Lender.

      10.8 Agents' Right to Purchase Commitments. Agents shall have the right, but shall not be obligated, at any time upon written notice to any Lender and with the consent of such Lender, which may be granted or withheld in such Lender's sole discretion, to purchase for Agents' own account all of such Lender's interests in this Agreement, the other Loan Documents and the Obligations, for the available amount of the outstanding Obligations owed to such Lender, including without limitation, all accrued and unpaid interest and fees.

      10.9 Right of Sale, Assignment, Participations. Any Lender shall be permitted to participate, sell, assign, transfer or otherwise dispose, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, such Lender's rights, title, interests, remedies, powers and duties hereunder or thereunder subject to the terms and conditions set forth below and within
Section 2.12:

            10.9.1 Sales, Assignments. Each Lender hereby agrees that, with respect to any sale or assignment (other than the purchase of a Participating Interest pursuant to Section 3.13 or 3.14) or in the case of an assignment by Canadian Lender or U.K. Lender to an Affiliate of Agent (i) no such sale or assignment (except with respect to an assignment of a Lender's entire Loan Commitments) shall be for an amount of less than $5,000,000 in the aggregate and $1,000,000 increments in excess thereof, (ii) after giving effect to any such assignment, the aggregate amount of the assigning Lender's Loan Commitments is equal to or greater than $5,000,000, (iii) Agent and, in the absence of an Event of Default, Borrowers, must consent, such consent not to be unreasonably withheld, to each such assignment to a Person that is not an original signatory to this Agreement, (iv) the assigning Lender shall pay to Agent a processing and recordation fee of $3,500 and any out-of-pocket legal fees and expenses incurred by Agent in connection with any such sale or assignment and (v) Agent, the assigning Lender and the assignee Lender shall each have executed and delivered an Assignment and Acceptance Agreement. After such sale or assignment has been consummated (x) the assignee Lender thereupon shall become a "Lender" for all purposes of this Agreement and (y) the assigning Lender shall have no further liability for funding the portion of Revolving Loan Commitments assumed by such other Lender.

            10.9.2 Participations. Any Lender may grant participations in its extensions of credit hereunder to any other Lender or other lending institution (a "Participant"); provided that (i) no such participation shall be for an amount of less than $5,000,000 in the aggregate and $1,000,000 increments in excess thereof, (ii) no Participant shall thereby acquire any direct rights under this Agreement, (iii) no Participant shall be granted any right to consent to any amendment, except to the extent any of the same pertain to (1) reducing the aggregate principal amount of, or interest rate on, or fees applicable to, any Loan or (2) extending the final stated maturity of any Loan or the stated maturity of any portion of any payment of principal of, or interest or fees applicable to, any of the Loans; provided, that the rights described in this

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subclause (2) shall not be deemed to include the right to consent to any amendment with respect to or which has the effect of requiring any mandatory prepayment of any portion of any Loan or any amendment or waiver of any Default or Event of Default, (iv) no sale of a participation in extensions of credit shall in any manner relieve the originating Lender of its obligations hereunder,
(v) the originating Lender shall remain solely responsible for the performance of such obligations, (vi) Borrowers and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (vii) in no event shall any financial institution purchasing the participation grant a participation in its participation interest in the Loans without the prior written consent of Agent, and, in the absence of a Default or an Event of Default, Borrowers, which consents shall not unreasonably be withheld and (viii) all amounts payable by Borrowers hereunder shall be determined as if the originating Lender had not sold any such participation. The provisions of clause
(iii) of the first sentence of this subsection 10.9.2 do not apply to the Participating Interests of the Lenders or their Affiliates in their capacity as holders of the Participating Interests.

            10.9.3 Certain Agreements of Borrowers. Each Borrower agrees that
(i) it will use its reasonable efforts to assist and cooperate with each Lender in any manner reasonably requested by such Lender to effect the sale of participation in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents and making members of management available at reasonable times to meet with and answer questions of potential assignees and Participants; and (ii) subject to the provisions of Section 11.14 hereof, such Lender may disclose credit information regarding Borrowers to any potential Participant or assignee.

            10.9.4 Non U.S. Resident Lenders and Transferees. If, pursuant to this Section 10.9, any interest in this Agreement or any Loans is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such transferee (including any Participant) concurrently with and as a condition precedent to the effectiveness of such transfer, to (i) represent to the transferor Lender (for the benefit of the transferor Lender, Agent and Borrowers) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrowers or the transferor Lender with respect to any payments to be made to such transferee in respect of the interest so transferred, (ii) furnish to the transferor Lender, Agent and Borrower Representative either United States Internal Revenue Service Form W-8BEN or United States Internal Revenue Service Form W-8ECI (wherein such transferee claims and establishes entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder) and (iii) agree (for the benefit of the transferor Lender, Agent and Borrowers) to provide the transferor Lender, Agent and Borrower Representative a new Form W-8BEN or Form W-8ECI upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption. Each Lender that is a Lender on the Closing Date that is not a United States person for United States federal income tax purposes hereby agrees to fully comply with the provisions of Section 10.9.4(i),
(ii) and (iii) as if it were a transferee and each Lender that is a Lender on the Closing Date that is a United States person for United States federal income tax purposes hereby agrees to provide to


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Borrower Representative a fully executed United States Internal Revenue Form
W-9. Notwithstanding anything to the contrary herein, to the extent that any Lender or any transferee (including any Participant) of any Lender fails to comply with the provisions of this Section 10.9.4, then such Lender or such transferee or such Participant shall not be entitled to any payment on account of or indemnification for any Tax Liabilities. The foregoing notwithstanding, unless an Event of Default has occurred and is continuing, no Lender shall be permitted to transfer its interest in this Agreement or any Loans if the result of such transfer is to impose additional costs on Borrowers pursuant to Section
2.12 or 3.8 of the Agreement.

      10.10 Amendment. No amendment or waiver of any provision of this Agreement or any other Loan Document (including without limitation any Note), nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall be effective, unless (i) in writing and signed by each Lender, to do any of the following: (1) increase or decrease the aggregate Loan Commitments, or any Lender's Revolving Loan Commitment, or Term Loan Commitment,
(2) reduce the principal of, or interest on, any amount payable hereunder or under any Note, other than those payable only to Fleet, Fleet Canada or Fleet U.K. in their capacities as Agents, which may be reduced by Fleet, Fleet Canada or Fleet U.K. unilaterally, (3) increase or decrease any interest rate payable hereunder, (4) postpone any date fixed for any payment of principal of, or interest on, any amounts payable hereunder or under any Note, other than those payable only to Fleet, Fleet Canada, Fleet U.K. in their capacities as Agents, which may be postponed by Fleet, Fleet Canada or Fleet U.K. unilaterally, (5) increase any advance percentage contained in the definition of the terms Aggregate Borrowing Base, U.S. Borrowing Base, U.K. Borrowing Base or Canadian Borrowing Base to amounts greater than the percentages in effect on the Closing Date, (6) reduce the number of Lenders that shall be required for Lenders or any of them to take any action hereunder, (7) except as otherwise specifically contemplated by the provisions of this Agreement or in connection with the sale of the Securities of any Loan Party (other than Katy or Parent) permitted hereunder or consented to by Majority Lenders, release or discharge any Person liable for the performance of any obligations of Borrower hereunder or under any of the Loan Documents, (8) amend any provision of this Agreement that requires the consent of all Lenders or consent to or waive any breach thereof, (9) amend the definition of the term Majority Lenders, (10) amend this Section 10.10 or
(11) release any substantial portion of the Collateral, unless otherwise permitted pursuant to Section 10.7 hereof or as otherwise contemplated by the terms of this Agreement, including, without limitation, any Asset Sale permitted pursuant to subsection 7.2.9 of the Agreement or any Asset Sale consented to by Majority Lenders; or (ii) in writing and signed by Agent in addition to the Lenders required above to affect the rights or duties of Agent under this Agreement, any Note or any other Loan Document. Notwithstanding the foregoing, in the event that the U.K. Sublimit and Canadian Sublimit are adjusted in accordance with the terms hereof, Agent may, without the consent of the Lenders, make conforming changes to the signature pages hereof and any Assignment and Assumption Agreement to reflect such adjustments. If a fee is to be paid by Borrowers in connection with any waiver or amendment hereunder, the agreement evidencing such amendment or waiver may, at the discretion of Agent (but shall not be required to), provide that only Lenders executing such agreement by a specified date may share in such fee (and in such case, such fee shall be divided among the applicable Lenders on a pro rata basis without including the interests of any Lenders who have not timely executed such agreement).

      10.11 Resignation of Agent; Appointment of Successor. Each of Agent, Canadian Agent and U.K. Agent may resign as such by giving not less than thirty
(30) days' prior written notice, in the case of Agent, to Lenders and Borrower, and in the case of Canadian Agent and U.K. Agent, to Lenders. If Agent, Canadian Agent or U.K. Agent shall resign under this Agreement, then, (i) subject to the consent of Borrowers (which consent shall not be unreasonably withheld and which consent shall not be required during any period in which a Default or an Event of Default exists) in the case of Agent only, Majority Lenders shall appoint from among Lenders (located in the relevant jurisdiction) successor agents or agent, as applicable, for Lenders or (ii) if successor agents or agent, as applicable, shall not be so appointed and approved within the thirty (30) day period following such Agents' notice of such resignation, then Agent shall appoint successor agents or agent, as applicable, who shall serve as Agent until such time as Majority Lenders appoint successor agents or agent, as applicable, subject to Borrowers' consent, if applicable, as set forth above. Subject to the consent of Borrowers (which consent shall not be unreasonably withheld and which consent shall not be required during any period in which a Default or an Event of Default exists), in the case of Canadian Agent or U.K. Agent only, Agent shall appoint from among the Lenders or any Affiliate of Agent located in the relevant jurisdiction a successor agent or agents, as applicable. Upon its appointment, such successor agents or agent shall succeed to the rights, powers and duties of Agents and the term "Agent", "Canadian Agent", "U.K. Agent" and "Agents", as applicable, shall mean each such successor effective upon its appointment, and the former Agents' rights, powers and duties as Agents shall, as applicable, be terminated without any other or further act or deed on the part of such former Agents or any of the parties to this Agreement. After the resignation of such Agents hereunder, the provisions of this Section 10 shall inure to the benefit of such former Agents and such former Agents shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while acting as Agents under this Agreement. Notwithstanding the foregoing, without the consent of the Lenders or the Borrowers, an Affiliate of Fleet Capital Canada Corporation or Fleet Capital Corporation may be appointed by Fleet Capital Canada Corporation to replace Fleet Capital Canada Corporation as Canadian Agent hereunder; provided, that such replacement Canadian Agent shall provide prior notice to Borrowers of such replacement.

      10.12 Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

                  (a) is deemed to have requested that Agents furnish such Lender, promptly after it becomes available, a copy of each audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of any Agent;

                  (b) expressly agrees and acknowledges that Agents (i) do not make any representation or warranty as to the accuracy of any Report, and
      (ii) shall not be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agents or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon Borrowers' books and records, as well as on representations of Borrowers' personnel;

                  (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner, in accordance with the provisions of
      Section 10.14; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agents and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agents and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses (other than taxes that are not Tax Liabilities) and other amounts (including attorneys' fees and expenses) incurred by any Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

      10.13 Syndication Agent Agreement. The Syndication Agent identified in the introductory paragraph of this Agreement, in its capacity as such, shall have no rights, powers, duties or responsibilities and no rights, powers, duties or responsibilities shall be read into this Agreement or any other Loan Document or otherwise exist on behalf of or against such entity, in its capacity as such. If the Syndication Agent resigns, as such agent, no successor Syndication Agent shall be appointed.

                           SECTION 11. MISCELLANEOUS

      11.1 Power of Attorney.

      Each Borrower hereby irrevocably designates, makes, constitutes and appoints Agent, Canadian Agent and U.K. Agent (and all Persons designated by Agent, Canadian Agent and U.K. Agent) as such Borrower's and each other Loan Party's (other than Parent) true and lawful attorney (and agent-in-fact), solely with respect to the matters set forth in this Section 11.1, and Agents, or any Agent's agent, may, without notice to such Borrower or any other Loan Party and in such Borrower's, such other Loan Party's or such Agent's name, but at the cost and expense of such Borrower:

      11.1.1 At such time or times as Agents or said agent, in their sole discretion, may determine, endorse such Borrower's or such other Loan Party's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of any Agent or under any Agent's control.

      11.1.2 At such time or times upon or after the occurrence and during the continuance of an Event of Default (provided that the occurrence of an Event of Default shall not


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

be required with respect to clauses (iv), (vi), (viii) and (ix) below), as any Agent or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of any Borrower's or any other Loan Party's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as any Agent deems advisable, and at such Agent's option, with all warranties regarding the Collateral disclaimed; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign any Borrower's or such other Loan Party's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to any Borrower or such other Loan Party and notify postal authorities to change the address for delivery of remittances on Accounts to such address as any Agent may designate; (vii) endorse the name of any Borrower or such other Loan Party upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of any Agent on account of the Obligations;
(viii) endorse the name of any Borrower or any other Loan Party upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use any Borrower's or any other Loan Party's stationery and sign the name of any Borrower or such other Loan Party to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and Computer Hardware and Software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in any Agent's determination, to fulfill the applicable Borrower's or any other Loan Party's obligations under this Agreement.

            The power of attorney granted hereby shall constitute a power coupled with an interest and shall be irrevocable.

      11.2 Indemnity.

      Borrowers hereby agree to indemnify Agents and each Lender (and each of their Affiliates) and hold Agents and each Lender (and each of their Affiliates) harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by any such Person (including reasonable attorneys' fees and legal expenses) as the result of any Borrower's failure to observe, perform or discharge Borrower's duties hereunder. In addition, each Borrower shall defend Agents and each Lender (and each of their Affiliates) against and save it harmless from all claims of any Person with respect to the Collateral (except those resulting from the gross negligence or intentional misconduct of any Agent, any Lender or any Affiliate of any Agent or any Lender, as applicable). Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against any Agent or any Lender (and each of their Affiliates) by any Person under any Environmental Laws by reason of any Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this

Agreement, the obligation of each Borrower under this Section 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

      11.3 Sale of Interest.

      Borrowers may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrowers' rights, title, interests, remedies, powers and duties hereunder or thereunder.

      11.4 Severability.

      Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      11.5 Successors and Assigns.

      This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrowers, Agents and each Lender permitted under Section 10.9 hereof.

      11.6 Cumulative Effect; Conflict of Terms.

      The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

      11.7 Execution in Counterparts.

      This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

      11.8 Notice.

      Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing, and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given, delivered or received immediately when delivered against receipt, three (3) Business Days' after deposit in the mail, postage prepaid, one (1) Business Day after deposit with an overnight courier or, in the case of facsimile notice, when sent with respect to machine confirmed, addressed as follows:

      (A)  If to Agent:             Fleet Capital Corporation
                                    One South Wacker Drive
                                    Suite 1400
                                    Chicago, Illinois  60606
                                    Attention:  Loan Administration Manager
                                    and Sandra Evans
                                    Facsimile No.:  (312) 827-4222

      With a copy to:               Vedder, Price, Kaufman & Kammholz
                                    222 North LaSalle Street
                                    Suite 2600
                                    Chicago, Illinois  60601
                                    Attention:  John T. McEnroe
                                    Facsimile No.:  (312) 609-5005

      (B)  If to Borrower:          Katy Industries, Inc.
                                    765 Straits Turnpike
                                    Suite 2000
                                    Middlebury, CT 06762
                                    Attention:  Amir Rosenthal
                                    Facsimile No.:  (203) 598-0712

      With copies to:               Hunton & Williams
                                    Bank of America Plaza
                                    600 Peachtree Street, N.E.
                                    Suite 4100
                                    Atlanta, Georgia  30308
                                    Attention:  Jay Miller
                                    Facsimile No.:  (404) 888-4190

                                    and
                                    KKTY Holding Company, L.L.C.
                                    c/o Kohlberg Management IV, LLC
                                    258 High Street
                                    Suite 100
                                    Palo Alto, CA  94301
                                    Attention:  Christopher Anderson
                                    Facsimile No.:  (650) 463-1481

      (C) If to any Lender, at its address indicated on the signature pages hereof and in an Assignment and Acceptance Agreement, or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; provided, however, that any notice, request or demand to or upon Agent or a Lender pursuant to subsection 3.1.1 or
4.2.2 hereof shall not be effective until received by Agent or such Lender.

      11.9 Consent.

      Whenever Agent's, Agents', Majority Lenders' or all Lenders' consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, except as otherwise specifically provided herein, Agent, Agents, Majority Lenders or all Lenders, as applicable, shall be authorized to give or withhold such consent in its or their sole and absolute discretion and to condition its or their consent upon the giving of additional Collateral security for the Obligations, the payment of money or any other matter.

      11.10 Credit Inquiries.

      Each Borrower hereby authorizes and permits Agent and each Lender to respond to usual and customary credit inquiries from third parties concerning Borrower or any of its Subsidiaries.

      11.11 Time of Essence.

      Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

      11.12 Entire Agreement.

      This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

      11.13 Interpretation.

      No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

      11.14 Confidentiality.

      Each Agent and each Lender shall hold all nonpublic information obtained pursuant to the requirements of this Agreement in accordance with such Agent's and such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective participant or assignee in connection with the contemplated participation or assignment or as required or requested by any governmental authority or representative thereof or pursuant to legal process and shall require any such participant or assignee to agree to comply with this Section 11.14.

      11.15 GOVERNING LAW; CONSENT TO FORUM.

      THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN AND SHALL BE DEEMED TO HAVE BEEN MADE IN CHICAGO, ILLINOIS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN ILLINOIS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF ANY AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF ANY AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF ILLINOIS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY BORROWER, ANY AGENT OR ANY LENDER, EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWERS ON THE ONE HAND AND AGENTS OR ANY LENDER ON THE OTHER HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF ANY AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY ANY AGENT OR ANY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

      11.16 WAIVERS BY BORROWER.

      EACH BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH EACH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS , CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ANY AGENT OR ANY LENDER ON WHICH ANY BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER ANY AGENT OR ANY LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO ANY AGENT'S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING ANY AGENT TO EXERCISE ANY OF SUCH AGENT'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (v) NOTICE OF ACCEPTANCE HEREOF; AND (vi) EXCEPT AS PROHIBITED BY LAW, ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO EACH AGENT'S AND EACH LENDER'S ENTERING INTO THIS AGREEMENT AND THAT EACH AGENT AND EACH LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWERS. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      11.17 Advertisement.

      Each Borrower hereby authorizes Agent to publish the name of such Borrower or any other Loan Party and the amount of the credit facility provided hereunder in any "tombstone" or comparable advertisement which Agent elects to publish.

      11.18 English Language.

      The parties hereby confirm their express wish that this Agreement and all documents and agreements directly and indirectly related thereto, including notices, be drawn up in English. Notwithstanding such express wish, the parties agree that any of such documents, agreements and notices or any part thereof or of this Agreement may be drawn up in French. Les parties reconnaissent leur volonte expresse que la presente convention ainsi que tous les documents et conventions qui s'y rattachent directement ou indirectement, y compris les avis, soient rediges en langue anglaise. Nonobstant telle volonte expresse, les parties conviennent que n'importe quelle desdits documents, conventions et avis ou toute partie de ceux-ci ou de cette convention puissent etre rediges en langue francaise.

                            (Signature Page Follows)

                 (Signature Page to Loan and Security Agreement)

      IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning of this Agreement.

                      KATY INDUSTRIES, INC.


                      By:
                         --------------------------------
                           Name:  Amir Rosenthal
                           Title: Vice President

                      CONTICO MANUFACTURING LIMITED


                      By:
                         --------------------------------
                           Name:
                                  -----------------------
                           Title:
                                  -----------------------

                      WOODS INDUSTRIES (CANADA) INC.


                      By:
                         --------------------------------
                           Name:
                                  -----------------------
                           Title:
                                  -----------------------

                      FLEET CAPITAL CORPORATION,
                        as Agent and as a Lender


                      By:
                         --------------------------------
                           Name:  David Ritchay
                           Title: Senior Vice President


                      Revolving Loan Commitment:  $28,636,363.64 (31.818181818%)
                      Term Loan Commitment:  $6,363,636.36 (31.818181818%)

                      FOOTHILL CAPITAL CORPORATION


                      By:
                         --------------------------------
                           Name:
                                  -----------------------
                           Title:
                                  -----------------------

                      Revolving Loan Commitment:  $18,409,090.91 (20.454545455%)
                      Term Loan Commitment:  $4,090,909.09 (20.454545455%)

                      Address:

                      2450 Colorado Avenue
                      Suite 3000 West
                      Santa Monica, CA 90404
                      Attn:  Lan Wong
                      Facsimile No.:  (310) 453-7447

                      GMAC COMMERCIAL FINANCE, as a Lender


                      By:
                         --------------------------------
                           Name:
                                  -----------------------
                           Title:
                                  -----------------------

                      Revolving Loan Commitment:  $12,272,727.27 (13.636363636%)
                      Term Loan Commitment:  $2,727,272.73 (13.636363636%)

                      Address:

                      3000 Town Center, Suite 280
                      Southfield, MI 48075
                      Attention:  Raymond Zilke
                      Facsimile No.:  (248) 356-2265

                      LASALLE BANK NATIONAL ASSOCIATION


                      By:
                         --------------------------------
                           Name:
                                  -----------------------
                           Title:
                                  -----------------------

                      Revolving Loan Commitment:  $12,272,727.27 (13.636363636%)
                      Term Loan Commitment:  $2,727,272.73 (13.636363636%)

                      Address:

                      135 S. LaSalle Street, Suite 1126
                      Chicago, IL 60603
                      Attention:  Mark Mital
                      Facsimile No.:  (312) 904-6546

                      U.S. BANK NATIONAL ASSOCIATION, as a Lender


                      By:
                         --------------------------------
                           Name:
                                  -----------------------
                           Title:
                                  -----------------------

                      Revolving Loan Commitment:  $10,227,272.73 (11.363636364%)
                      Term Loan Commitment:  $2,272,727.27 (11.363636364%)

                      Address:

                      SL-MO-T5BC
                      7th & Washington, 5th Floor
                      St. Louis, MO 63101
                      Attention:  Robin L. Van Meter, C.P.A.
                      Facsimile No.:  (314) 418-8556

                      UPS CAPITAL CORPORATION, as a Lender


                      By:
                         --------------------------------
                           Name:
                                  -----------------------
                           Title:
                                  -----------------------

                      Revolving Loan Commitment:  $8,181,818.18 (9.090909091%)
                      Term Loan Commitment:  $1,818,181.82 (9.090909091%)

                      Address:

                      35 Glenlake Parkway, N.E.
                      Atlanta, GA 30328
                      Attention:  Jim DiProva
                      Facsimile No.:  (404) 828-4350

                      FLEET NATIONAL BANK, LONDON U.K. BRANCH, trading as FleetBoston Financial, as U.K. Agent and as U.K. Lender


                      By:
                         --------------------------------
                           Name:
                                  -----------------------
                           Title:
                                  -----------------------

                      U.K. Sublimit $11,000,000, as adjusted pursuant to
                      Section 1.1.1 hereof

                      Facility Office:

                      39 Victoria Street
                      London SW1H OED
                      Attention:  Loan Operations
                      Facsimile No.:  011 44 (0) 20 7932 9245

                                   APPENDIX A

                               GENERAL DEFINITIONS

      When used in the Loan Agreement dated as of January 31, 2003, by and among Fleet Capital Corporation, individually and as Agent, Foothill Capital Corporation, as Syndication Agent, an Affiliate of Fleet National Bank to be selected by Agent, as Canadian Agent, Fleet National Bank, London U.K. branch, trading as FleetBoston Financial, as U.K. Agent, the other financial institutions which are or become parties thereto and Katy Industries, Inc., [Woods Industries (Canada) Inc.], and [CML], (a) the terms Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Asset, Fixture, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Promissory Notes, Security, Security Entitlement, Software, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security have the respective meanings assigned thereto under the UCC or the PPSA, as applicable; (b) all terms reflecting Collateral having the meanings assigned thereto under the UCC or the PPSA, as applicable, shall be deemed to mean such Property, whether now owned or hereafter created or acquired by the applicable Borrower or in which the applicable Borrower now has or hereafter acquires any interest; (c) to the extent that any term reflecting Collateral has different meanings under the PPSA and the UCC, such term shall be defined in the alternative so as to include both meanings; (d) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in said Loan Agreement; and (e) the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

      Account - has the meaning assigned thereto under the UCC and the PPSA and, in addition thereto, shall include as to U.K. Borrower: the amounts now or subsequently standing to the credit of any account which U.K. Borrower has, or has an interest in, with any Person and the debts represented thereby and all book and other debts and monetary claims now or subsequently due or owing to U.K. Borrower, the proceeds of the same and the benefit of all securities or investments, Liens and guarantees or other rights of any nature now or subsequently enjoyed or held by it in relation thereto (other than Accounts).

      Account Debtor - any Person who is or may become obligated under or on account of any Account, Contract Right, Chattel Paper or General Intangible.

      Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

      Agent - Fleet Capital Corporation in its capacity as agent for itself, the Lenders, Canadian Agent and U.K. Agent under the Agreement and any successor in that capacity appointed pursuant to Section 10.11 of the Agreement.

      Agents - Agent, Canadian Agent and U.K. Agent.

      Agent Loans - as defined in subsection 1.1.5 of the Agreement.

      Aggregate Availability - the sum of U.S. Availability, U.K. Availability and Canadian Availability in the aggregate.

      Aggregate Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of (i) the Revolving Credit Maximum Amount; or (ii) the sum of U.S. Borrowing Base, the U.K. Borrowing Base and the Canadian Borrowing Base.

      Aggregate Percentage - with respect to each Lender, the percentage equal to the quotient of (i) such Lender's Loan Commitment divided by (ii) the aggregate of all Loan Commitments.

      Agreement - the Loan Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A, as each of the same may be amended from time to time.

      ALTA Survey - a survey prepared in accordance with the standards adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997, known as the "Minimum Standard Detail Requirements of Land Title Surveys". The ALTA Survey shall be in sufficient form to satisfy the requirements of ______________ Title Insurance Company to provide extended coverage over survey defects and shall also show the location of all easements, utilities, and covenants of record, dimensions of all improvements, encroachments from any adjoining property, and certify as to the location of any flood plain area affecting the subject real estate. The ALTA Survey shall contain the following certification: "To [Name of Borrower or applicable Loan Party], Fleet Capital Corporation, as Agent, and _____________ Title Insurance Company. This is to certify that this map of plat and the survey on which it is based were made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1997. (signed (SEAL) License No. __________".

      Applicable Margin -

      (a) U.K. and Canadian Loans. With respect to Revolving Credit Loans to U.K. Borrower in Sterling and Euros, to Revolving Credit Loans to Canadian Borrower in Canadian Dollars and the issuance of Canadian Letters of Credit or Canadian LC Guaranties or U.K. Letters of Credit or U.K. LC Guaranties, from the Closing Date to, but not including, the first Adjustment Date (as hereinafter defined) the percentages set forth below with respect to the Base Rate Revolving Portion, Canadian Prime Loans, the LIBOR Revolving Portion, Canadian BA Rate Loans and the Letter of Credit and LC Guaranty Fees:

      Base Rate Revolving Portion or           2.25%
      Canadian Prime Loans

      LIBOR Revolving Portion or               2.25%
      Canadian BA Rate Loans

      LC Fee                                   2.00%

      The percentages set forth above will be adjusted on the first day of the month following delivery by Borrowers to Agent of the financial statements required to be delivered pursuant to subsection 7.1.3(ii) of the Agreement for each June 30, September 30, December 31 and March 31 during the Term, commencing with the month ending June 30, 2003 (each such date an "Adjustment Date"), effective prospectively, by reference to the applicable "Financial Measurement" (as defined below) for the four quarters most recently ending in accordance with the following:

                                          Base Rate                   LIBOR
                                          Revolving                 Revolving
                                  Portion or Canadian Prime   Portion or Canadian BA
      Financial Measurement                 Loans                   Rate Loans            LC Fee
      ---------------------                 -----                   ----------            ------

>/= 2.25 to 1                                2.50%                     2.50%               2.25%

>/= 2.0 to 1, but < 2.25 to 1                2.25%                     2.25%                2.0%

< 2.0 to 1                                   2.0%                      2.0%                1.75%

provided that, (i) if Katy's audited financial statements for any fiscal year delivered pursuant to subsection 7.1.3(i) of the Agreement reflect a Financial Measurement that yields a higher Applicable Margin than that yielded by the monthly financial statements previously delivered pursuant to subsection 7.1.3(ii) of the Agreement for the last month of such fiscal year, the Applicable Margin shall be readjusted retroactively for the period that was incorrectly calculated and (ii) if Borrowers fail to deliver the financial statements required to be delivered pursuant to subsection 7.1.3(i) or subsection 7.1.3(ii) of the Agreement on or before the due date thereof, the interest rate shall automatically adjust to the highest interest rate set forth above, effective prospectively from such due date until the next Adjustment Date.

      (b) U.S. Loans. With respect to Revolving Credit Loans to U.S. Borrower in Dollars, the Term Loan, U.S. Letters of Credit, U.S. LC Guaranties and the Unused Line Fee, from the Closing Date to, but not including, the first Adjustment Date (as hereinafter defined) the percentages set forth below with respect to the Base Rate Revolving Portion, the Base Rate Term Portion, the LIBOR Revolving Portion, the LIBOR Term Portion, the Letter of Credit and LC Guaranty Fees and the Unused Line Fee:

      Base Rate Revolving Portion              0.75%
      Base Rate Term Portion                   1.00%
      LIBOR Revolving Portion                  2.25%
      LIBOR Term Portion                       2.50%
      LC Fee                                   2.00%
      Unused Line Fee                          0.50%

      The percentages set forth above will be adjusted on the first day of the month following delivery by Borrower to Agent of the financial statements required to be delivered pursuant to subsection 7.1.3(ii) of the Agreement for each June 30, September 30, December 31 and March 31 during the Term, commencing with the month ending June 30, 2003 (each such date an "Adjustment Date"), effective prospectively, by reference to the applicable "Financial Measurement" (as defined below) for the four quarters most recently ending in accordance with the following:

                             Base Rate   Base Rate     LIBOR       LIBOR     Unused
                             Revolving      Term     Revolving      Term      Line
Financial Measurement         Portion     Portion     Portion     Portion      Fee      LC Fee
---------------------         -------     -------     -------     -------      ---      ------

>/= 2.25 to 1                   1.0%       1.25%       2.50%       2.75%      0.50%      2.25%

>/= 2.0 to 1 but < 2.25        0.75%        1.0%       2.25%       2.50%      0.50%      2.00%
to 1

< 2.0 to 1                     0.50%       0.75%       2.00%       2.25%      .375%      1.75%

provided that, (i) if Katy's audited financial statements for any fiscal year delivered pursuant to subsection 7.1.3(i) of the Agreement reflect a Financial Measurement that yields a higher Applicable Margin than that yielded by the monthly financial statements previously delivered pursuant to subsection 7.1.3(ii) of the Agreement for the last month of such fiscal year, the Applicable Margin shall be readjusted retroactively for the period that was incorrectly calculated and (ii) if Borrower fails to deliver the financial statements required to be delivered pursuant to subsection 7.1.3(i) or subsection 7.1.3(ii) of the Agreement on or before the due date thereof, the interest rate shall automatically adjust to the highest interest rate set forth above, effective prospectively from such due date until the next Adjustment Date. For purposes of paragraphs (a) and (b) of this definition of Applicable Margin, "Financial Measurement" shall mean the Leverage Ratio (as such term is defined in Exhibit 7.3). The foregoing notwithstanding, as of any date on which the aggregate outstanding principal balance of the Term Loan is $10,000,000 or less, then each percentage contained in the above table for Base Rate Term Portion and LIBOR Term Portion shall be reduced by 0.25%.

      Appraised Value - means with respect to any Loan Party's real Property or Equipment, the appraised value of such real Property or Equipment as shown on Schedule B attached hereto and incorporated herein, as such appraised values may be updated from time to time by Agent based on appraisals obtained pursuant to
Section 2.10 of the Agreement.

      Appropriate Notice Office - means (x) with respect to U.S. Revolving Credit Loans, U.S. Letters of Credit, Canadian Revolving Credit Loans and Canadian Letters of Credit, the office of Agent located at 1 South Wacker Drive, Suite 1400, Chicago, Illinois 60606, Attn: Katy Loan

Administration Manager, facsimile: (312) 332-6532 and (y) with respect to U.K. Revolving Credit Loans and U.K. Letters of Credit, the office of U.K. agent located at FleetBoston Financial, 39 Victoria Street, London SW1H OED, Attn:
Lisa Verdigi, facsimile: 011 44 (0) 20 7 950 9250.

      Appropriate Payment Office - means with respect to (i) Revolving Credit Loans, Term Loans and U.S. LC Obligations of U.S. Borrower, the office of Agent located at One South Wacker Drive, Suite 1400, Chicago, Illinois 60606, Attn:
Katy Loan Administration Manager, facsimile: (312) 332-6532, or such other office as Agent may designate to Borrower Representative and the Lenders from time to time, (ii) Revolving Credit Loans and U.K. LC Obligations of U.K. Borrower, the office of Fleet National Bank located at 39 Victoria Street, London, SW1H OED, United Kingdom, or such other office as U.K. Agent may designate to Borrower Representative and the Lenders from time to time and (iii) Revolving Credit Loans and Canadian LC Obligations of Canadian Borrower), the office of Canadian Agent located at 300 The East Mall, Suite 120, Toronto, Ontario, Canada M9B 6B7, or such other office as Canadian Agent may designate to Borrower Representative and the Lenders from time to time.

      Asset Sale - the sale by Parent, any Borrower or any of its Subsidiaries to any Person other than a Borrower or any other Loan Party of (i) any of the stock of any Borrower or of any of such Borrower's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Parent, any Borrower or any Subsidiary of any Borrower, (iii) any other assets (whether tangible or intangible) of Parent, any Borrower or any Subsidiary of any Borrower (other than Inventory sold in the ordinary course of business).

      Assignment and Acceptance Agreement - an assignment and acceptance agreement in form and content reasonably acceptable to Agent pursuant to which a Lender assigns to another Lender all or any portion of any of such Lender's Revolving Loan Commitment or Term Loan Commitment, as permitted pursuant to the terms of this Agreement.

      Associated Costs Rate - with respect to any Revolving Credit Loan made to U.K. Borrower, the Mandatory Costs and up to date U.K. Loan Markets Association formula.

      Bank - Fleet National Bank.

      Bankruptcy Code - Title 11 of the United States Code entitled "Bankruptcy," as now and hereinafter in effect, or any successor statute.

      Base Rate - (i) with respect to Revolving Credit Loans in Dollars to U.S. Borrower, the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans for Dollars, whether or not such rate is the lowest rate charged by Fleet National Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate; (ii) with respect to Revolving Credit Loans to Canadian Borrower in Canadian Dollars, the Canadian Prime Rate, and (iii) with respect to Revolving Credit Loans in Sterling or Euros to U.K. Borrower, the rate of interest announced or quoted by Fleet U.K. as its U.K. Base Rate for Sterling or Euros, as applicable, whether or not such rate is the lowest rate charged by Fleet U.K. to its most preferred borrowers; and, if such U.K. Base Rate is discontinued by Fleet

U.K. as a standard, a comparable reference rate designated by Fleet U.K. as a substitute therefor shall be the Base Rate.

      Base Rate Portion - a Base Rate Term Portion, or a Base Rate Revolving Portion.

      Base Rate Revolving Portion - that portion of the Revolving Credit Loans that is not subject to a LIBOR Option.

      Base Rate Term Portion - that portion of the Term Loan that is not subject to a LIBOR Option.

      Borrower(s) - shall have the meaning contained in the first paragraph of this Agreement.

      Borrower Organizational Documents - means the Organizational Documents of any Borrower, in the form delivered to Agent prior to the execution of this Agreement and as such Organizational Documents may be amended from time to time thereafter to the extent permitted by the terms of the Agreement.

      Borrower Representative - has the meaning set forth in Section 3.12 hereof.

      Borrowing Base Certificate - a certificate by an officer of Borrower Representative, substantially in the form of Exhibit 8.1.4 (or another form acceptable to Agent) setting forth the calculation of the Aggregate Borrowing Base, U.S. Borrowing Base, U.K. Borrowing Base and Canadian Borrowing Base, including a calculation of each component thereof, all in such detail as shall be satisfactory to Agent. All calculations of the Aggregate Borrowing Base, U.S. Borrowing Base, U.K. Borrowing Base and Canadian Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by Borrower Representative and certified to Agent; provided, that Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation after giving notice thereof to Borrower Representative, (1) to reflect its reasonable estimate of declines or increases in value of any of the Collateral described therein, and (2) to the extent that Agent determines that such calculation is not in accordance with this Agreement. All Borrowing Base Certificate calculations shall be made in Dollars at the exchange rates most recently quoted by Agent.

      Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the (i) State of Wisconsin or the State of Illinois, (ii) Province of Ontario, Canada, (iii) City of London, England or is a day on which banking institutions located in either of such states, provinces or city, as applicable, are closed or (iv) with respect to Revolving Credit Loans made in Euros to U.K. Borrower any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer Payment System is open for settlement of payments in Euros.

      Canadian Agent -an Affiliate of Agent that is not a non-resident of Canada for purposes of the ITA to be selected by Agent, in its capacity as Canadian agent for itself, the Lenders and U.K. Agent under the Agreement and any successor in that capacity appointed pursuant to the Agreement.

      Canadian Availability - the amount of additional money which Canadian Borrower is entitled to borrow from time to time as Canadian Revolving Credit Loans, such amount being the lesser of (i) the Canadian Sublimit minus the outstanding balance of the Dollar Equivalent of the Canadian Revolving Credit Loans and the Canadian LC Obligations and (ii) the difference derived when the sum of the Dollar Equivalent of the principal amount of Canadian Revolving Credit Loans to Canadian Borrower then outstanding (including any amounts which Agent, Canadian Agent or Canadian Lender may have paid for the account of any Canadian Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Canadian Borrowers) and the Dollar Equivalent of the Canadian LC Obligations is subtracted from the Dollar Equivalent of the Canadian Borrowing Base. If the applicable outstanding Canadian Obligations are equal to or greater than the Canadian Sublimit or the Canadian Borrowing Base, Canadian Availability is 0.

      Canadian BA - a depository bill as defined in the Depository Bills and Notes Act (Canada) in Canadian Dollars that is in the form of an order drawn by a Borrower and accepted by the Canadian Lender.

      Canadian BA Rate - for the applicable Interest Period of a Canadian BA Rate Loan, the rate of interest per annum equal to the annual rate of interest quoted by Agent as being the rate of interest applicable to Canadian BAs with a face amount similar to the principal amount of the applicable Canadian BA Rate Loan and for the applicable Interest Period.

      Canadian BA Rate Loan - a Canadian Revolving Credit Loan in Canadian Dollars maintained at the Canadian BA Rate.

      Canadian BA Request - a notice in writing (or by telephone confirmed electronically or by telecopy or other facsimile transmission on the same day as the telephone request) from Borrower Representative to Canadian Agent and Agent requesting that interest on a Canadian Revolving Credit Loan be based on the Canadian BA Rate, specifying: (i) the first day of the Interest Period (which shall be a Business Day); (ii) the length of the Interest Period; (iii) whether the Canadian BA Rate Loan is a new Loan, a conversion of a Canadian Prime Rate Loan, or a continuation of a Canadian BA Rate Loan; and (iv) the Canadian Dollar Equivalent of the Canadian BA Rate Loan, which shall be in an amount not less than $1,000,000 Canadian Dollars or an integral multiple of $100,000 Canadian Dollars in excess thereof.

      Canadian Benefit Plans - all material employee benefit plans, programs or arrangements of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Borrower or its Subsidiaries in respect of their employees or former employees in Canada.

      Canadian Borrower - Woods Industries (Canada) Inc.

      Canadian Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

      (i)   the Canadian Sublimit, or

      (ii)  an amount equal to the sum of:

            (a) 85% of the net amount of Eligible Accounts of Canadian Loan Parties outstanding at such date; plus

            (b) the lesser of (i) $8,000,000 or (2) 65% of the value of Eligible Inventory of Canadian Loan Parties at such date, minus (subtract from the sum of (a) and (b) above);

            (c) the sum of (a) the Hedge Reserve applicable to Canadian Loan Parties, (b) Dilution Reserves applicable to Canadian Loan Parties, (c) Rent Reserves applicable to Canadian Loan Parties, (d) the Revolving Loan Repayment Reserve applicable to Canadian Loan Parties and (e) the aggregate amount of other reserves applicable to Canadian Loan Parties, if any, established by Agent in the exercise of its Permitted Discretion against Eligible Accounts and Eligible Inventory.

provided that Agent, in the exercise of its Permitted Discretion, may (a) increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date.

      For purposes hereof, (i) the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts, less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits allowance or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such accounts at such time and (2) the amount of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP, with costs adjusted for differences between standard and actual costs.

      Canadian Collateral - all of Canadian Borrower's and each other Canadian Loan Party's right, title and interest in (i) the Property and interests in Property described in the Security Documents, and (ii) all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

      Canadian Dollar - the lawful currency of Canada.

      Canadian Dollar Equivalent - the amount of Canadian Dollars as of any date of determination into which Dollars can be converted as determined in accordance with Section 1.4.

      Canadian Effective Date - shall have the meaning contained in the last paragraph of Section 8 of the Agreement.

      Canadian Fronting Fee - has the meaning set forth in Section 2.6 hereof.

      Canadian Lender -an Affiliate of Fleet National Bank that is not a non-resident of Canada for purposes of the ITA to be selected by Agent, in its capacity as the Person obligated to make Canadian Revolving Credit Loans to Canadian Borrower hereunder, together with its successors and permitted assigns.

      Canadian LC Amount - at any time, the Dollar Equivalent of the aggregate undrawn available amount of all Canadian Letters of Credit and Canadian LC Guaranties (without duplication) then outstanding.

      Canadian LC Guaranty - any guaranty pursuant to which Canadian Agent or Canadian Lender or any Affiliate of Canadian Agent or Canadian Lender shall guaranty the payment or performance by Canadian Borrower or any other Canadian Loan Party of their reimbursement obligation under any letter of credit.

      Canadian LC Obligations - any Canadian LC Amount plus any Obligations that arise from any draw against any Canadian Letter of Credit or against any letter of credit supported by a Canadian LC Guaranty.

      Canadian Letter of Credit - any standby or documentary letter of credit or guaranties or bonds issued by Canadian Agent or any Affiliate of Canadian Agent for the account of any Canadian Borrower or any other Canadian Loan Party.

      Canadian Loan Party - any Loan Party that is incorporated or organized under the laws of Canada or any province thereof.

      Canadian Obligations - means the outstanding principal balance of the Canadian Revolving Credit Loans made to Canadian Borrowers and the Canadian LC Obligations and all accrued interest, fees and expenses (other than taxes that are not Tax Liabilities) with respect thereto.

      Canadian Participant - means each Lender (including, without limitation, Fleet in its capacity as a Lender) or its Affiliates as set forth on the execution pages to this Agreement or the relevant Assignment and Acceptance Agreement. Canadian Participant shall not include the Agents.

      Canadian Participating Interest - with respect to each Canadian Participant other than Canadian Lender, such Canadian Participant's obligation to fund a Participating Interest in the Canadian Revolving Credit Loans as set forth in Section 3.13 of the Agreement.

      Canadian Pension Plans - means each plan, program or arrangement which is required to be registered as a pension plan under any applicable pension benefits standards or tax statute and/or regulation in Canada maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Borrower or its Subsidiaries in respect of their Canadian employees or former employees.

      Canadian Prime Rate - a per annum rate of interest quoted by Canadian Lender as its reference rate for commercial loans made by it in Canada in Canadian Dollars.

      Canadian Prime Rate Loans - a Canadian Revolving Credit Loan maintained at the Canadian Prime Rate.

      Canadian Revolving Credit Loan - as defined in subsection 1.1.1(c) of the Agreement.

      Canadian Revolving Notes - the Secured Promissory Notes to be executed by each Canadian Borrower on or about the Closing Date in favor of each Canadian Lender to evidence the Canadian Revolving Credit Loans, which shall be in the form of Exhibit 1.1 to the Agreement, together with any replacement or successor notes therefor.

      Canadian Security Documents - collectively, the Glit Subsidiary Documents and the Woods Subsidiary Documents.

      Canadian Sublimit - with respect to all Lenders, initially, the Dollar Equivalent of $12,000,000 and with respect to any Lender, such Lender's (or its Affiliate's) commitment to purchase Canadian Revolving Credit Loans and thereafter to fund Canadian Revolving Credit Loans in Canadian Dollars to Canadian Borrowers, expressed in Dollar Equivalents (including such Lender's or its Affiliate's Canadian Participating Interest and deducting such Canadian Participating Interests from Canadian Lender's Commitment), as initially set forth on the signature page of the Agreement or any Assignment and Acceptance Agreement executed by such Lender, in each case as adjusted from time to time in accordance with this Agreement.

      Canadian Subsidiary - a Subsidiary of Katy organized under the laws of Canada or any province thereof.

      Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

      Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

      Change in Control - means any of the following: (i) Parent Funds shall cease to beneficially own and control 51% of the issued and outstanding shares of capital stock of Parent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Governing Body of Parent; (ii) Parent shall cease to beneficially own and control all of the issued and outstanding shares of Convertible Preferred Stock; (iii) Parent shall cease to beneficially own and control at least 51% of the issued and outstanding capital stock of Borrower on a fully diluted basis entitled (after giving effect to conversion of the Convertible Preferred Stock, whether or not such Convertible Preferred Stock is convertible at such time, but without regard to the occurrence of any other contingency) to vote for the election of members of the Governing Body of Borrower; (iv) the occurrence of a change in the composition of the Governing Body of Parent such that a majority of the members of such Governing Body are not Continuing Members or the occurrence of a change in the composition of the Governing Body of Borrower such that a majority of the members of the Governing Body of Borrower are not Parent Designated Members; (v) the occurrence of any "Change in Control" as defined in the Borrower Organizational Documents; or (vi) the occurrence of any "Distribution Date," "Section 11(a)(ii) Event" or "Section 13 Event," in each case as defined in the Rights Agreement. As used herein, the term "beneficially own" or "beneficial ownership" shall have the Exchange Act and the rules and regulations promulgated thereunder.

      Closing Date - the date on which all of the conditions precedent in
Section 8 of the Agreement are satisfied or waived and the initial Loan is made or the initial Letter of Credit or LC Guaranty is issued under the Agreement.

      Collateral - all of the Property and interests in Property described as "Collateral" in the Security Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

      Collateral Access Agreement -any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement agreement of any landlord or mortgagee in respect of any real Property of any Loan Party where any Inventory is located or any warehouseman or processor in possession of Inventory, substantially in the form supplied to Loan Parties by Agent, with such changes thereto as may be reasonably satisfactory to Agent.

      Common Stock - Borrower's common stock, par value $1.00 per share.

      Companies Act - means the Companies Act of 1985 of England and Wales.

      Compliance Certificate - as defined in subsection 8.1.3 of the Agreement.

      Computer Hardware and Software - all of any Borrower's or any other Loan Party's rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

      Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

      Contico - Contico International, L.L.C., a Delaware limited liability company (formerly known as CII Acquisition, L.L.C.) and a Subsidiary of the Company.

      Contico Common Units - the Common Units of Contico as such term is defined in the Contico LLC Agreement.

      Contico Documents - the Contico Members Agreement, the Contico LLC Agreement, the Contico Preferred Unit Repurchase Agreement and the Contico Purchase Agreement.

      Contico LLC Agreement - means that certain Amended and Restated Limited Liability Company Agreement of Contico International, L.L.C. (formerly CII Acquisition, L.L.C.) by and between Newcastle and Company dated as of January 8, 1999, by Second Amendment thereto dated as of March 28, 2001 and by Third Amendment thereto dated on or about June 27, 2001 and as in effect on the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.2.19 of the Agreement.

      Contico Members Agreement - means that certain Members Agreement by and between Newcastle and Company dated as of January 8, 1999, as amended by that certain Amendment No. 1 to the Members Agreement by and between Newcastle and Borrower dated as of March 29, 2001 and that certain Amendment No. 2 to the Members Agreement by and between Newcastle and Borrower dated on or about June 1, 2001, as such agreement is in effect on the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.2.19 of the Agreement.

      Contico Preferred Unit Repurchase Agreement - that certain Preferred Unit Repurchase Agreement by and among Contico, Newcastle and Katy dated as of October 17, 2002, as amended by that certain Amended and Restated Preferred Unit Repurchase Agreement by and among Contico, Newcastle and Katy dated on December 30, 2002 or as such agreement is in effect on the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.2.19 of the Agreement.

      Contico Preferred Units - the Preferred Units of Contico as such term is defined in the Contico LLC Agreement.

      Contico Purchase Agreement - means that certain Unit Purchase Agreement by and among Newcastle, Borrower and Lester Miller dated as of December 31, 1998, as such agreement is in effect on the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under this Subsection 7.2.19 of the Agreement.

      Continuing Member - as of any date of determination any member of the Governing Body of Parent who (i) was a member of such Governing Body on the Closing Date or (ii) was nominated for election or elected to such Governing Body with the affirmative vote of a majority of the members who were either members of such Governing Body on the Closing Date or whose nomination or election was previously so approved.

      Convertible Preferred Stock - Katy's convertible preferred stock par value $100 per share.

      Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP.

      Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

      Default Rate - as defined in subsection 2.1.2 of the Agreement.

      Derivative Obligations - every obligation of a Person under any forward contract, futures contract, exchange contract, swap, option or other financing agreement or arrangement

(including, without limitation, caps, floors, collars and similar agreement), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

      Dilution - for any period with respect to any Loan Party, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of reductions in the Accounts of such Loan Party for such period other than by reason of dollar (or equivalent currency) for dollar (or equivalent currency) cash payment and the denominator of which is the aggregate dollar (or equivalent currency) amount of the sales of such Loan Party for such period.

      Dilution Reserves - as of any date of determination, without duplication, such reserves as Agent may from time to time establish and revise with respect to any Loan Party in its Permitted Discretion in such amounts as Agent may determine in its Permitted Discretion to reflect the Dilution as of any such date with respect to the Accounts of such Loan Party for the immediately preceding twelve-month period to the extent such Dilution exceeds five percent (5%).

      Distribution - in respect of any Person means and includes: (i) the payment of any dividends or other distributions on Securities (except distributions in such Securities) and (ii) the redemption or acquisition of Securities of such Person, as the case may be, unless made contemporaneously from the net proceeds of the sale of Securities.

      Dollars and the sign $ - the lawful money of the United States of America. Unless otherwise specified, all payments under the Loan Documents shall be made in Dollars.

      Dollar Equivalent - the amount of Dollars, as of any date of determination, into which Canadian Dollars, Sterling or Euros (as the context may require) can be converted in accordance with Section 1.4 of the Agreement.

      Domestic Active Subsidiary - any Domestic Subsidiary of Borrower (other than Glit, Inc., Microtron Abrasives, Inc., Primary Coatings, Inc., Katy International, Inc. (DE), Wabash Holding Inc., HPMI, Inc., HPMNC, Inc., HPM of PA, Inc., Hayfork L.P., Aetna Liquidating Company, AGM Industries, Inc., Herman Loewenstein, Inc., Panhandle Industrial, Inc., Bach Simpson, Inc., Bluff City Building Corp., Consolidated Pool Mart, Inc., E-R Liquidating Company, Inc., Fulton Iron Works Company, GFD Corporation, Simpson Electric Building Co., Sterling Salem Corporation, Trans-Continental Leathers, Inc., Katy Oil Company of Indonesia, Inc., Katy Teweh Petroleum Company, JEI Liquidating, Inc., Process Metals Company, Spiral Step-Tool Company, WP Liquidating, Inc., Ashford Holding Company, All Risk Management Services, Inc., Ashford Reinsurance Intermediaries Corporation, Capacity Managers International, Inc., (NY), Capacity Managers International, Inc., (PA), Katy Seghers, Inc., Chatham Resources Recovery Systems, Inc., Savannah Energy Construction Company and K-S Energy Corporation, in each case so long as each such specified Subsidiary does not own or acquire assets with an aggregate fair market value in excess of $10,000 determined after netting intercompany payables and receivables).

      Domestic Pledge Agreement. Each pledge agreement or similar instrument (other than a Foreign Pledge Agreement), executed on the Closing Date or from time to time thereafter in accordance with subsection 7.1.7 by Parent, Borrower or any Domestic Subsidiary that owns capital stock or other ownership interests of one or more Domestic Active Subsidiaries, in form and substance satisfactory to Agent, as such Domestic Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

      Domestic Subsidiary - any Subsidiary of Katy that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

      Dominion Account - a special bank account or accounts of Agent, Canadian Agent or U.K. Agent, as applicable, established by a Borrower pursuant to subsection 5.2.4 of the Agreement at banks selected by such Borrower (provided that U.K. Borrower shall select Fleet U.K.), but acceptable to Agents in their sole discretion, and over which Agent, Canadian Agent or U.K. Agent, as applicable, shall have sole and exclusive access and control for withdrawal purposes.

      Eligible Accounts- means, with respect to Borrowers and each other Loan Party (other than Parent), Accounts of such Loan Party (other than Parent) deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Canadian Borrowing Base, U.K. Borrowing Base or U.S. Borrowing Base, as applicable. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, deductions, claims, credits, charges, or other allowances. Unless otherwise approved in writing by Agent, an Account shall not be an Eligible Account if:

            (a) it arises out of a sale made by such Loan Party to an Affiliate; or

            (b) it is unpaid (i) more than 60 days after the original payment due date or (ii) more than 120 days from date of invoice except that up to $5,000,000 of Accounts of Duckback Products, Inc., with original invoice dates in January, February or March, which are not (x) more than 30 days past due from the original payment date on the applicable invoice or (y) unpaid more than 240 days from the date of the applicable invoice, may be included in Eligible Accounts to the extent otherwise constituting an Eligible Account; or

            (c) it is from the same Account Debtor or its Affiliate and 50% or more of all Accounts from that Account Debtor (and its Affiliates) are ineligible under (b) above; or

            (d) when aggregated with all other Accounts of an Account Debtor, such account exceeds 20% in face value of all Eligible Accounts of all Loan Parties then outstanding, but only to the extent of such excess, unless such excess is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance and issuer) and assigned to and directly drawable by Agent; or

            (e) the Account Debtor for such Account is a creditor of such Loan Party, has or has asserted a right of setoff against such Loan Party, or has disputed its liability or otherwise has made any claim with respect to such Account or any other Account which has not been resolved, in each case to the extent of the amount owed by such Loan Party to such account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

            (f) the Account arises from a sale made or services rendered to an Account Debtor that does not have substantial business operations and assets in the United States, Canada or the United Kingdom, unless backed by a letter of credit, guaranty or acceptance terms or a guaranty by a Person with substantial business operations in the United States, Canada or the United Kingdom, in each case acceptable to Agent in its sole and absolute discretion; or

            (g) such Account is not payable in Dollars, Canadian Dollars or Sterling; or

            (h) the sale to the Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

            (i) Agent in its Permitted Discretion determines by its own credit analysis that collection of such Account is uncertain or that such Account may not be paid; or

            (j) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, the Insolvency Laws of Canada or England's Insolvency Act of 1986 (or any other applicable insolvency laws) as now constituted or hereafter amended, or made an assignment, composition or arrangement for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, the Insolvency Laws of Canada or England's Insolvency Act of 1986 (or any other applicable insolvency laws) as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws, the Insolvency Laws of Canada or England's Insolvency Act of 1986 (or any other applicable insolvency laws), as now constituted or hereafter amended, has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator, custodian, administrator receiver or manager, interim receiver, sheriff, monitor, sequestrator or similar officer of fiduciary to be appointed for it or for all or a significant portion of its assets or affairs; or

            (k) the Account Debtor is the United States of America, the United Kingdom (or any country therein) or Canada or any department, agency or instrumentality thereof, unless the applicable Loan Party assigns its right to payment of such Account to the applicable Agent, in a manner satisfactory to such Agent, in its sole judgment, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. ss.3727, 41 U.S.C. ss.15 et seq., as amended) or any applicable U.K. law relating to the creation of valid assignments or the Financial Administration Act (Canada), as applicable; or

            (l) the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor, the services giving rise to such Account have not been performed and accepted, or such Account otherwise does not represent a final sale; or

            (m) such Account does not comply with all Requirements of Law, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

            (n) such Account is subject to any adverse security deposit, progress payment. or other similar advance made by or for the benefit of the applicable Account Debtor, but only to the extent thereof; or

            (o) it is not subject to a valid and perfected First Priority Lien in favor of Agent, Canadian Agent or U.K. Agent, as applicable, or does not otherwise conform to the representations and warranties contained in the Loan Documents; or

            (p) it is subject to unapplied cash receipts or an unprocessed credit memo.

provided that Agent, in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

      Eligible Inventory - means, with respect to Borrowers and each other Loan Party (other than Parent), the aggregate amount of Inventory of such Loan Party (other than Parent) deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Canadian Borrowing Base, U.S. Borrowing Base or U.K. Borrowing Base, as applicable. In determining the amount to be so included, Inventory shall be valued at the lower of cost (based on FIFO) or market on a basis consistent with such Loan Party's current and historical accounting practice. Unless otherwise approved in writing by Agent, an item of Inventory shall not be included in Eligible Inventory if:

            (a) it is not owned solely by such Loan Party or such Loan Party does not have good, valid and marketable title thereto; or

            (b) it is not located in the United States, Canada or the United Kingdom; or

            (c) it is not located on property owned or leased by such Loan Party or in a contract warehouse, in each case subject to a Collateral Access
Agreement: executed by any applicable mortgagee, lessor or contract warehouseman, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; provided that if such Inventory is not subject to a Collateral Access Agreement, Agent may, in its sole discretion, include such Inventory as Eligible Inventory so long as a reserve (the "Rent Reserves") is established in an amount equal to rental payments paid or payable by Loan Parties to applicable mortgagees, lessors or contract warehousemen for the immediately succeeding three-month period with respect to such Inventory; or

            (d) it is work in progress Inventory; or

            (e) it is not subject to a valid and perfected First Priority Lien in favor of Agent, Canadian Agent or U.K. Agent, as applicable, (including Inventory covered by any negotiable documents of title (including documents, warehouse receipts, dock receipts and bills of lading)) issued by any Person to the extent such negotiable documents of title have not been delivered to Agent) except, with respect to Inventory stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges; or

            (f) it consists of goods returned or rejected by such Loan Party's customers or goods in transit to third parties (other than to warehouse sites covered by a Collateral Access Agreement); or

            (g) it is not first-quality goods, is obsolete, slow moving, unsalable (including, without limitation, unsalability due to branding), damaged or unfit for further processing, or does not otherwise conform to the representations and warranties contained in the Loan Documents; or

            (h) it consists of purchased components which are not classified as raw materials and which are manufactured specifically for such Loan Party; or

            (i) it consists of components or supplies used or consumed in the Loan Parties' business (other than raw materials used for manufacturing of finished goods for sale), spare parts, packaging or shipping materials; or

            (j) it consists of Inventory delivered to or held by the Loan Parties on "sale on approval", "sale or return", "consignment", "guarantee sale" or "bill and hold" or that is subject to any repurchase or return agreement, or otherwise has terms by reason of which the Loan Parties' ownership or possession thereof may be conditional; or

            (k) raw materials Inventory of Woods Industries that has not been sold or converted into work in process or finished goods Inventory with a value in excess of (i) $350,000 for the period between and including the Closing Date and March 30, 2003, (ii) $250,000 for the period between and including March 31, 2003 to June 29, 2003 and (iii) $ 0 for June 30, 2003 and all times thereafter;

provided that Agent in the exercise of its Permitted Discretion, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

      ERISA - the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

      ERISA Affiliate - means any entity with which U.S. Borrower is treated as a single employer under Section 414(b), (c), (m) and/or (o) of the Internal Revenue Code of 1986, as amended.

      Euro, euro or euros - the single currency of Participating Member States.

      Euro Equivalent - the amount of Euros as of any date of determination into which Dollars can be converted, as determined in accordance with Section 1.4.

      Event of Default - as defined in Section 9.1 of the Agreement.

      Facility Office - in relation to any Lender, Canadian Participant or U.K. Participant, the office specified as such office on the signature page of this Agreement or any Assignment and Acceptance Agreement executed by a new Lender through which it will perform its obligations hereunder.

      Fee Letter - as defined in Section 2.3 of the Agreement.

      First Priority (Lien) - with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral other than nonconsensual property tax Liens that arise by operation of law and that relate to amounts the payment of which are not required under subsection 7.2.5, purchase money security interests for acquisitions of specific equipment permitted, and purchase money security interests granted in connection with the acquisition of property pursuant to subsection 7.2.5(iv) hereof and
(ii) such Lien is the only Lien (other than Permitted Liens) to which such Collateral is subject.

      Fleet - Fleet Capital Corporation.

      Fleet Canada - an Affiliate of Fleet that is not a non-resident of Canada for purposes of the ITA to be selected by Fleet to act as Canadian Agent and Canadian Lender that has executed a Joinder Agreement in the form of Exhibit 8.8 to the Agreement.

      Fleet U.K. - Fleet National Bank, London U.K. branch, trading as FleetBoston Financial.

      Foreign Active Subsidiary - any Foreign Subsidiary of Borrower (other than Glit Limited (English company number 2347069)) and Labour Holdings, Limited (English company number 1083809)), in each case so long as each such specified Subsidiary does not own or acquire assets with an aggregate fair market value in excess of $10,000.

      Foreign Pledge Agreement - each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed on the Closing Date or from time to time thereafter in accordance with subsection 7.1.7 by Katy or any Domestic Subsidiary that owns capital stock or other ownership interests of one or more Foreign Active Subsidiaries organized in such country, in form and substance satisfactory to Agent, as such Foreign Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

      Foreign Subsidiary - any Subsidiary of Katy that is not a Domestic Subsidiary.

      Fronting Fees- as defined in Section 2.6.

      GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

      Glit - Glit/Gemtex, Ltd., a Canadian corporation and a Subsidiary of Katy.

      Glit Subsidiary Documents - the Glit Subsidiary Note and Glit Subsidiary Security Agreement.

      Glit Subsidiary Note - that certain promissory note dated June 28, 2001 executed by Glit in favor of Katy, substantially in form and substance reasonably acceptable to Agent, as such promissory note is in effect on the Closing Date and as such promissory note may be amended from time to time thereafter to the extent permitted under this Agreement.

      Glit Subsidiary Security Agreement - means that certain security agreement dated June 28, 2001 by and between Glit and Katy, in form and substance reasonably acceptable to Agent, as such security agreement is in effect on the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under the Agreement.

      Governmental Authority - any governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, any political subdivision or department thereof, in each case whether federal, state, local or foreign.

      Governing Body - the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

      Guarantors - Parent, Borrower or any Subsidiary of Katy (other than an Inactive Subsidiary) executing a Loan Document including, without limitation, Woods and Glit, and each other Person who now or hereafter executes a Loan Document.

      Guaranty Agreements - the Guaranty Agreement which is to be executed on the Closing Date by Katy and each other Loan Party, in form and substance satisfactory to Agent, together with each other guaranty hereafter executed by any Guarantor; pursuant to which each U.S. Loan Party shall guaranty the full and complete performance and payment of all Obligations and each Canadian and U.K. Loan Party shall guaranty the full and complete performance of the Canadian and U.K. Obligations.

      Hedge Reserve - the fluctuating reserve established by Agent against the U.S. Borrowing Base, the U.K. Borrowing Base or the Canadian Borrowing Base, as applicable, in an amount equal to the aggregate Mark-to-Market Adjustments under all agreements evidencing any Derivative Obligation included within the Obligations. Agent shall adjust the Hedge Reserve to reflect any change in the Mark-to-Market Adjustment Amount under such an agreement evidencing such a Derivative Obligation as set forth in a certificate of a related Lender Counterparty and any other reserve established by Agent in its Permitted Discretion, with respect to any other Product Obligation.

      Inactive Subsidiary - any Domestic or Foreign Subsidiary of Borrowers that owns or acquires assets with an aggregate fair market value of $10,000 or less after netting intercompany payables and receivables.

      Indebtedness - as applied to a Person means, without duplication:

      (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations;

      (ii) all obligations of other Persons which such Person has guaranteed;

      (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person;

      (iv) Derivative Obligations; and

      (v) in the case of Borrowers (without duplication), the Obligations.

      Insolvency Laws of Canada - means each of the Bankruptcy and Insolvency Act (Canada) and the Companies Creditors' Arrangement Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

      Interest Period - means,

            (a) as applicable to any LIBOR Portion for Revolving Credit Loans or the Term Loan to U.S. Borrower, a period commencing on the date such LIBOR Portion is advanced, continued or converted, and ending on the date which is one
(1) month, two (2) months, three (3) months, or six (6) months later, as may then be requested by Borrower Representative on behalf of U.S. Borrower; provided that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end in the next preceding or succeeding Business Day as is Agent's custom in the market to which such LIBOR Portion relates; (ii) there remains a minimum of one (1) month, two (2) months, three (3) months or six (6) months (depending upon which Interest Period Borrower Representative selects) in the Term, unless Borrower Representative and Lenders have agreed to an extension of the Term beyond the expiration of the Interest Period in question; (iii) all Interest Periods of the same duration which commence on the same date shall end on the same date; and (iv) with respect to any LIBOR Term Portion, no applicable Interest Period shall extend beyond the scheduled installment payment date for such LIBOR Term Portion.

            (b) as applicable to any LIBOR Portion, for Revolving Credit Loans to U.K. Borrower, a period commencing on the date such LIBOR Portion is advanced, continued or converted, and ending on the date which is one (1) month, two (2) months, three (3) months, or six (6) months later, as may then be requested by Borrower Representative on behalf of U.K. Borrower (or U.K. Borrower); provided that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end in the next preceding or succeeding Business Day as is Agent's custom in the market to which such LIBOR Portion relates; (ii) there remains a minimum of one (1) month, two (2) months, three
(3) months or six (6) months (depending upon which Interest Period Borrower Representative selects) in the Term, unless Borrower Representative and Lenders have agreed to an extension of the Term beyond the expiration of the Interest Period in question; and (iii) all Interest Periods of the same duration which commence on the same date shall end on the same date.

            (c) as applicable to Canadian BA Rate Loans to Canadian Borrower, a period commencing on the date such Canadian BA Rate Loan is advanced, continued or converted, and ending on the date which is 30, 60, 90 or 180 days later, as may then be requested by Borrower Representative on behalf of Canadian Borrower; provided that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next preceding or succeeding Business Day as is Canadian Agent's custom in the market to which such Canadian BA Rate Loan relates; (ii) there remains a minimum of 30, 60, 90 or 180 days (depending upon which Interest Period Borrower Representative selects) in the Term, unless Borrower Representative and Lenders have agreed to an extension of the Term beyond the expiration of the Interest Period in question; and (iii) all Interest Periods of the same duration which commence on the same date shall end on the same date.

      ITA - means collectively the Income Tax Act (Canada) and the regulations to the Income Tax Act (Canada), all as the same may from time to time be in effect.

      Judgment Conversion Date - has the meaning set forth in Section 1.5(a).

      Judgment Currency - has the meaning set forth in Section 1.5(a).

      K&C - Kohlberg & Company, L.L.C., a Delaware limited liability company.

      Kohlberg Agreements - any and all agreements relating to any services (including without limitation consulting, management broker or investment banking services) to be provided by K&C or any of its Affiliates to any Loan Party, including the Management Agreement.

      LC Amount - the Dollar Equivalent of the U.S. LC Amount, the Canadian LC Amount and U.K. LC Amount , in the aggregate.

      LC Guaranty - the U.S. LC Guaranty, the Canadian LC Guaranty and U.K. LC Guaranty, in the aggregate.

      LC Obligations - the U.S. LC Obligations, the Canadian LC Obligations and U.K. LC Obligations, in the aggregate.

      Lenders - Fleet and each other Lender holding, or obligated to make, Revolving Credit Loans and/or the Term Loan.

      Lender Counterparty - Bank, Agent, a Lender or any Affiliate of Bank, Agent or a Lender party to an agreement evidencing a Derivative Obligation included within the Obligations.

      Letter of Credit - the U.S. Letters of Credit, the Canadian Letters of Credit and U.K. Letters of Credit, in the aggregate.

      LIBOR - means

            (a) for Revolving Credit Loans and the Term Loan to U.S. Borrower, as applicable to any LIBOR Portion, for the applicable Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/8 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two
(2) London Banking Days prior to the first day of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) London Banking Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the major London banks so selected will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) London Banking Days preceding the first day of such Interest Period. In the event that Agent is unable to obtain any such quotation as provided above, it will be determined that LIBOR pursuant to a Interest Period cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of any Lender then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage;

            (b) for Revolving Credit Loans in Sterling to U.K. Borrower, as applicable to any LIBOR Portion, (i) the rate for the applicable Interest Period appearing on page 3750 of the Telerate screen which displays British Bankers Association Interest Settlement Rates for deposits in Sterling (or such other page or service as may replace such page on such system or service for the purpose of displaying such rates) at or about 11:00 a.m. on the quotation date for the Interest Period; or (ii) if no such display rate is then available for deposits in Sterling or for the Interest Period relating to such LIBOR Portion by prime banks in the London Interbank Market at or about 11:00 a.m. on the quotation date for the Interest Period, then the arithmetic mean (rounded upwards to four decimal places) of the rates, as supplied to Fleet U.K. at its request, quoted by the Reference Banks to leading banks in the London interbank market; and

            (c) for Revolving Credit Loans in Euros to U.K. Borrower to any LIBOR Portion, (i) the rate for the applicable Interest Period appearing on page 3750 of the Telerate screen which displays British Bankers Association Interest Settlement Rates for deposits in Euros (or such other page or service as may replace such page on such system or service for the purpose of displaying such rates) at or about 11:00 a.m. on the quotation date for the Interest Period; or
(ii) if no such display rate is then available for deposits in Euros or for the Interest Period relating to such LIBOR Portion by prime banks in the London Interbank Market at or about 11:00 a.m. on the quotation date for the Interest Period, then the arithmetic mean (rounded upwards to four decimal places) of the rates, as supplied to Fleet U.K. at its request, quoted by the Reference Banks to leading banks in the London interbank market.

      LIBOR Interest Payment Date - the first day of each calendar month during any Interest Period.

      LIBOR Option - the option granted pursuant to Section 3.1 of the Agreement to have the interest on all or any portion of the principal amount of the Term Loan or the Revolving Credit Loans (except Canadian Revolving Credit Loans) based on the LIBOR.

      LIBOR Portion - a LIBOR Revolving Portion.

      LIBOR Request - a notice in writing (or by telephone confirmed electronically or by telecopy or other facsimile transmission on the same day as the telephone request) from Borrower Representative to Agent or U.K. Borrower to U.K. Agent requesting that interest on a Revolving Credit Loan (except Canadian Revolving Credit Loans) be based on the LIBOR, specifying: (i) whether the Revolving Credit Loan is to be made to U.S. Borrower or U.K. Borrower, (ii) the first day of the Interest Period (which shall be a Business Day); (iii) the length of the Interest Period; (iv) whether the LIBOR Portion is a new Loan, a conversion of a Base Rate Portion, or a continuation of a LIBOR Portion, and (v) the dollar amount of the LIBOR Revolving Portion, which shall be in an amount not less than $1,000,000 (or the Sterling Equivalent or Euro Equivalent, as applicable) or an integral multiple of $100,000 (or the Sterling Equivalent or Euro Equivalent, as applicable) in excess thereof.

      LIBOR Revolving Portion - that portion of the Revolving Credit Loans made to U.S. Borrower or U.K. Borrower specified in a LIBOR Request (including any portion of Revolving Credit Loans which is being borrowed by U.S. Borrower or U.K. Borrower concurrently with such LIBOR Request) which, as of the date of the LIBOR Request specifying such LIBOR Revolving Portion, has met the conditions for basing interest on the LIBOR in Section 3.1 of the Agreement and the Interest Period of which has not terminated.

      LIBOR Term Portion - that portion of the Term Loan specified in a LIBOR Request which, as of the date of the LIBOR Request specifying such LIBOR Term Portion, has met the conditions for basing interest on the LIBOR in Section 3.1 of the Agreement and the Interest Period of which has not terminated.

      Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include rights of seller under conditional sales contracts or title retention agreements, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

      Loan Account - the loan account established on the books of Agent, Canadian Agent or U.K. Agent pursuant to Section 3.6 of the Agreement.

      Loan Commitment - with respect to any Lender, the amount of such Lender's Revolving Loan Commitment plus such Lender's Term Loan Commitment.

      Loan Documents - the Agreement, the Other Agreements and the Security Documents.

      Loan Party(ies) - the individual and collective reference to Borrower and the Guarantors.

      Loans - all loans and advances of any kind made by Agent, any Lender, or any Affiliate of Agent or any Lender, pursuant to the Agreement, including, without limitation, any LC Obligations.

      London Banking Day - any date on which commercial banks are open for business in London, England.

      Majority Lenders - as of any date, Lenders holding 51% or more of the Term Loan and Revolving Loan Commitments determined on a combined basis and following the termination of the Revolving Loan Commitments, Lenders (and, if Canadian Participants or U.K. Participants have purchased Participating Interests pursuant to Section 3.13 or 3.14 respectively, such Lenders' corresponding Canadian Participants and U.K. Participants) holding 51% or more of the outstanding Loans, including Participating Interests, LC Amounts and LC Obligations not yet reimbursed by Borrowers or funded with a Revolving Credit Loan; provided, that (i) in each case, if there are 2 or more such Lenders with outstanding Loans, LC Amounts, unfunded and unreimbursed LC Obligations or Revolving Loan Commitments, at least 2 Lenders shall be required to constitute Majority Lenders; and (ii) prior to termination of the Revolving Loan Commitments, if any Lender breaches its obligation to fund any requested Revolving Credit Loan, for so long as such breach exists, its voting rights hereunder shall be calculated with reference to its outstanding Loans, LC Amounts and unfunded and unreimbursed LC Obligations, rather than its Revolving Loan Commitment.

      Management Agreement - that certain Management Agreement by and between K&C and Borrower dated on or about June 28, 2001 as such agreement is in effect as of the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted by Section 8.2.4.

      Mandatory Costs - with respect to a Loan, the cost of complying with certain regulatory requirements expressed as a percentage per annum calculated by Agent in accordance with Schedule A.

      Mark-to-Market Adjustment - the fluctuating credit exposure of a Lender Counterparty under an agreement evidencing a Derivative Obligation included within the Obligations based on increases or decreases in interest rates, exchange rates or commodity prices. Each Lender Counterparty shall provide to Agent a certificate containing the calculation of the Mark-to-Market Adjustment Amount under the related agreement in reasonable detail not less frequently than monthly.

      Material Adverse Effect - (i) a material adverse effect on the business, condition (financial or otherwise), operation, performance or properties of the Loan Parties, taken as a whole, which impairs the ability of Loan Parties to perform, in any material respect, their obligations hereunder or under any Loan Document or (ii) a material adverse effect on the validity or enforceability of any of the Loan Documents, Liens in favor of the Agents or the rights and remedies of Agents or Lenders under the Loan Documents.

      Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to any Borrower or any of its Subsidiaries; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to any Borrower or any of its Subsidiaries, (1) which is represented by notes payable or drafts accepted that evidence extensions of credit, (2) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (3) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of any Borrower or any of its Subsidiaries under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses
(i) through (iii) hereof, if owed directly by any Borrower or any of its Subsidiaries. Money Borrowed shall not include trade payables or accrued expenses; provided, however, that Money Borrowed shall not include amounts outstanding or payable under the SESCO Note.

      Mortgages - the mortgages or deeds of trust executed by any Borrower or another Loan Party on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, Canadian Agent for the benefit of itself and Canadian Lender or U.K. Agent for the benefit of itself and U.K. Agent, as applicable, by which such Borrower or such Loan Party has granted to Agent, Canadian Agent or U.K. Agent, as applicable, as security for the Obligations, a Lien upon the real Property of such Borrower or such Loan Party located at: (i) Cardrew Way, Redruth, Cornwall, TR15 1ST, England; (ii) 15605 Cornet Street, Santa Fe Springs, California; (iii) 305-315 North Frisco, Winters, Texas; (iv) 1801 Morgan Street, Rockford, Illinois; (v) 809 Broad Street, Wrens, Georgia;
(vi) 10424 Rodney Street, Pineville, North Carolina; (vii) 900 State Road 67, Mooresville, Indiana; (viii) 375 Kennedy, Toronto Canada and (ix) 1235 Brydges Street, London, Ontario, Canada, together with all mortgages, deeds of trust and comparable documents now or at any time hereafter securing the whole or any part of the Obligations.

      Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

      Newcastle - Newcastle Industries, Inc., a Missouri corporation, formerly known as Contico International, Inc.

      New Mortgages - as defined in Section 5.6 of the Agreement.

      Non-Restructuring Capital Expenditure - any Capital Expenditure that is not a Restructuring Capital Expenditure.

      Notes - the Revolving Notes and the Term Notes.

      Obligation Currency - has the meaning set forth in Section 1.5(a).

      Obligations - all Loans, all LC Amounts, LC Guaranties, LC Obligations and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from each Borrower to Agent, Canadian Agent or U.K. Agent, for its own benefit, from each Borrower to Agent, Canadian Agent or U.K. Agent, for the benefit of any Lender, Canadian Participant or U.K. Participant, from each Borrower to any Lender, Canadian Participant or U.K. Participant or from each Borrower to Bank or any other Affiliate of Agent, Canadian Agent or U.K. Agent, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under the Agreement or any of the other Loan Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, including without limitation any Product Obligations owing to Agent, Canadian Agent, U.K. Agent, any Lender, Bank or any Affiliate of Bank, Agent, Canadian Agent, U.K. Agent or any Lender.

      Organizational I.D. Number - with respect to any Person, the organizational identification number assigned to such Person by the applicable governmental unit or agency of the jurisdiction of organization of such Person.

      Organizational Documents - the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

      Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Agent, Canadian Agent or U.K. Agent or any Lender in respect of the transactions contemplated by the Agreement or with respect to any Product Obligations.

      Overadvance - as defined in subsection 1.1.2 of the Agreement.

      Parent - KKTY Holding Company, L.L.C., a Delaware limited liability company.

      Parent Designated Member - as of any date of determination, (i) any member of the Governing Body of Katy who shall have been designated by Parent and elected at the 2001 annual meeting of Katy's shareholders to serve until the annual meeting of Katy's shareholders to be held in 2003 and (ii) their successors whose nomination for election or whose appointment to such Governing Body shall have been designated or approved by Parent and by a majority of such members described in clause (i) or their successors who shall have been so elected or appointed.

      Parent Funds - Kohlberg Investors IV, L.P., Kohlberg TE Investors IV, L.P., Kohlberg Offshore Investors, IV, L.P. and Kohlberg Partners IV, L.P.

      Parent Guaranty - the Parent Guaranty executed and delivered by Parent on the Closing Date, in form and substance acceptable to Agent, as such Parent Guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

      Parent Member Agreement - that certain Members' Agreement by and among the members of Parent named therein dated as of May 26, 2001, as such agreement is in effect on the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.2.6 of the Agreement.

      Participation Fees - as defined in Section 2.6.

      Participating Interest - with respect to each Lender other than Canadian Lender and U.K. Lender, such Lender's, Canadian Participant's or U.K. Participant's, Canadian Participating Interest and U.K. Participating Interest, as applicable.

      Participating Member State - any member state which adopts the euro unit of the single currency pursuant to the Treaty.

      PAYE Reserve - a reserve of funds maintained for the purpose of meeting any claims in respect of preferential debts of U.K. Borrower as such debts are defined pursuant to or in accordance with the provisions of Section 386 and
Schedule 6 of the Insolvency Act of 1986.

      Pension Plan - any Plan, other than a "multiemployer plan" as defined in
Section 3(37) of ERISA, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

      Patent Security Agreement - the Patent and License Security Agreement to be executed by Katy and all or certain of the other U.S. Loan Parties on or about the Closing Date in favor of Agent for its benefit and the benefit of Lenders and by which Katy or the applicable U.S. Loan Party shall assign to Agent for its benefit and the benefit of Lenders and shall grant to Agent for its benefit and the benefit of Lenders a security interest in, as security for the Obligations, all of Katy's or such U.S. Loan Party's right, title and interest in and to all of Katy's or such U.S. Loan Party's patents and other assets described therein as the same may be amended or modified from time to time.

      Permitted Acquisition(s) - means any acquisition(s) by a Loan Party of all or substantially all of the assets or outstanding capital stock or other ownership interests of a Person, or an operating division of a Person or a merger of a Person with a Loan Party, which in either case, constitutes a business unit so long as each of the following conditions precedent (collectively, the "Acquisition Conditions") have been fulfilled to the satisfaction of Agent: (i) no Default or Event of Default shall have occurred and be continuing at the time of such acquisition or would occur as a result thereof; (ii) the business unit being acquired (the "Target") is primarily located in the United States of America, Canada or the United Kingdom and is in the same or related line of business as a Loan Party; (iii) if the acquisition in question is not an asset acquisition, Katy shall require Target to comply with the provisions of Section 7.1.7, or if the acquisition in question is an asset acquisition, the applicable Loan Party shall have executed such financing statements and other collateral documents as reasonably requested by the applicable Agent to grant to the applicable Agent a perfected security interest subject only to Permitted Liens in substantially all of the acquired assets;
(iv) the aggregate purchase price (including, without limitation, assumed Indebtedness) paid in connection with (x) any one or related series of such acquisition(s) does not exceed $2,000,000 or (y) all such acquisitions consummated within the Term does not exceed $10,000,000; and (v) Availability on an average pro forma basis after giving effect to the acquisition in question for the 90 days immediately prior to the closing date of such acquisition equals or exceeds $10,000,000 with respect to acquisitions consummated on or prior to June 30, 2003 and $15,000,000 with respect to acquisitions consummated after June 30, 2003. No Account or Inventory acquired in a Permitted Acquisition shall be included within Eligible Accounts or Eligible Inventory until Agent has conducted an audit of such Accounts or Inventory and the results of such audit are satisfactory to Agent in its reasonable discretion.

      Permitted Discretion - Agent's good faith judgment based upon any factor which it believes in good faith: (i) will or could adversely affect the value of any Collateral, the enforceability or priority of Agent's Liens thereon or the amount which Agent and Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to Agent by any Person on behalf of any Loan Party is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving Parent, Borrower or any of its Subsidiaries or any of the Collateral; or (iv) creates or reasonably could be expected to create a Default or Event of Default. In exercising such judgment, Agent may consider such factors already included in or tested by the definition of Eligible Accounts or Eligible Inventory as well as any of the following: (i) the financial and business climate of any Loan Party's industry and general macroeconomic conditions, (ii) changes in collection history and dilution with respect to Loan Parties' Accounts, (iii) changes in demand for, and pricing of, Loan Parties' Inventory, (iv) changes in any concentration of risk with respect to such Accounts or Inventory, and (v) any other factors that change the credit risk of lending to Borrower on the security of such Accounts or Inventory. The burden of establishing lack of good faith shall be on Borrower.


      Permitted Disposition - any sale or other disposition of any asset of Borrower or any other Loan Party of the type described in clauses (i) - (x) of subsection 7.2.9 of the Agreement.

      Permitted Liens - any Lien of a kind specified in subsection 7.2.5 of the Agreement.

      Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of a Borrower or a Subsidiary thereof incurred after the date hereof which is secured by a Purchase Money Lien and the principal amount of which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrowers and their Subsidiaries at the time outstanding, does not exceed $1,000,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases (as opposed to operating leases) shall be computed as a Capitalized Lease Obligation.

      Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

      Plan - an employee benefit plan now or hereafter maintained for employees of Borrower or any of its Subsidiaries that is covered by Title IV of ERISA.

      PPSA - means the Personal Property Security Act in force in the Province of Ontario; provided, that in the event that, by reason of mandatory provisions of law, the validity, perfection and effect of perfection or non-perfection of a security interest or other applicable Lien is governed by other personal property security laws, the term "PPSA" means such other personal property security laws.

      Preferential Creditors - means, as to U.K. Borrower, holders of "preferential debts" as interpreted in Section 386 of the Insolvency Act 1986 of England and Wales and listed in Schedule 6 of that Act.

      Prior Claims - means all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior or pari passu with Agent's,

Canadian Agent's or U.K. Agent's, as applicable, Lien (or the applicable equivalent of such Liens) against all or part of the Collateral, including for amounts owing for vacation pay, employee deductions and contributions, goods and services taxes, sales taxes, realty taxes, business taxes, workers' compensation, pension plan or fund obligations and overdue rents (to the extent, in the case of rents, that such rents are not already the subject of a reserve).

      Product Obligations - every obligation of Borrowers under and in respect of any one or more of the following types of services or facilities extended to any Borrower by Bank, Agent, Canadian Agent, U.K. Agent, any Lender or any Affiliate of Bank or Agent, Canadian Agent, U.K. Agent or any Lender: (i) credit cards, (ii) cash management or related services including the automatic clearing house transfer of funds for the account of any Borrower pursuant to agreement or overdraft, (iii) cash management, including controlled disbursement services and
(iv) Derivative Obligations.

      Projections - Katy's forecasted Consolidated and consolidating (i) balance sheets, (ii) profit and loss statements, (iii) cash flow statements, and (iv) capitalization statements, all prepared on a consistent basis with the historical financial statements of Katy and its Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.

      Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

      Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

      Recapitalization Agreement - that certain Preferred Stock Purchase and Recapitalization Agreement by and between Parent and Borrower dated as of June 2, 2001 (which supercedes that certain Preferred Stock Purchase and Recapitalization Agreement by and between Parent and Borrower dated as of March 29, 2001 pursuant to that certain Termination of Preferred Stock Purchase and Recapitalization Agreement between Parent and Borrower dated as of June 1,
2001), as such agreement is in effect on the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.2.19.

      Reference Banks - with respect to LIBOR, the principal London offices of Barclays Bank PLC, The Royal Bank of Scotland and HSBC or such other banks as may be appointed by Fleet U.K. (acting on the instructions of the Majority Lenders) in consultation with the Borrower Representative.

      Related Agreements -the Borrower Organizational Documents (including the Preferred Stock Certificate of Designation), the Parent Member Agreement, the Rights Agreement, the Management Agreement, and all other agreements and instruments delivered pursuant to or in connection with any of the foregoing, including any purchase agreement or registration rights agreement.

      Rentals - as defined in subsection 8.2.18 of the Agreement.

      Rent Reserves - as defined in clause (c) of the definition of Eligible Inventory.

      Reportable Event - any of the events set forth in Section 4043(c) of ERISA.

      Requirement of Law - (a) the certificates or articles of incorporation, by-laws or other organizational or governing documents of a Person or (b) any law, treaty, rule, regulation or determination of an arbitrator or other Governmental Authority.

      Reserve Percentage - the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

      Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

      (i) investments by Katy, the extent existing on the Closing Date, in one or more Subsidiaries of Katy, investments by Katy in one or more Subsidiaries of Katy to be formed after the Closing Date and listed and described on Exhibit
7.2.12 hereto, or if consented to in writing by Agent, investments by Katy in one or more Subsidiaries of Katy to be formed after the Closing Date if, in any case, any such Subsidiary complies with subsection 7.1.7 of the Agreement;

      (ii) Property to be used in the ordinary course of business;

      (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Katy or any of its Subsidiaries;

      (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America; provided that such obligations mature within one year from the date of acquisition thereof;

      (v) investments in certificates of deposit maturing within one year from the date of acquisition and fully insured by the Federal Deposit Insurance Corporation;

      (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof;

      (vii) investments in money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities;

      (viii) intercompany loans permitted under subsection 7.2.2(v) of the Agreement;

      (ix) investments existing on the date hereof and listed on Exhibit 7.2.12 hereto; and

      (x) investments otherwise expressly permitted pursuant to the Agreement.

      Restructuring Capital Expenditures - Capital Expenditures (x) made by Katy or any of its Subsidiaries in connection with its corporate and operational restructuring and reorganization, and (y) are identified as Restructuring Capital Expenditures on Projections submitted to Agent by Borrowers and are not disallowed as such by Agent in its reasonable discretion. Any Capital Expenditure that does not meet the criteria described in clauses (x) and (y) above may only be classified as a Restructuring Capital Expenditure with Agent's consent to be given or refused in Agent's sole discretion.

      Revolving Credit Loan - a Loan made by any Lender pursuant to Section 1.1 of the Agreement.

      Revolving Credit Maximum Amount - $90,000,000, as such amount may be reduced from time to time pursuant to the terms of the Agreement.

      Revolving Loan Commitment - with respect to all Lenders, $90,000,000, and with respect to any Lender, such Lender's Revolving Loan Commitment (including such Lender's or its Affiliate's Canadian Participating Interest and U.K. Participating Interest), as initially set forth on the signature page of the Agreement or any Assignment and Acceptance Agreement executed by such Lender, in each case, as adjusted from time to time in accordance with the Agreement.

      Revolving Loan Payment Reserve - a reserve established by Agent against the applicable U.S., U.K. or Canadian Borrowing Base in an amount equal to the aggregate of all amounts applied by Agent to repay Revolving Credit Loans pursuant to subsection 3.3.1 or subsection 5.4.2 of the Agreement pending reinvestment by a Borrower of such sale, insurance or condemnation proceeds in repaired or replacement assets.

      Revolving Loan Percentage - with respect to each Lender, the percentage equal to the quotient of such Lender's Revolving Loan Commitment divided by the aggregate of all Revolving Loan Commitments.

      Revolving Notes - the Canadian Revolving Notes, the U.K. Revolving Notes and the U.S. Revolving Notes.

      Rights Agreement - that certain Rights Agreement by and between Borrower and LaSalle National Bank, as Rights Agent, dated as of January 13, 1995, as such agreement has been amended by the First Amendment thereto, the Second Amendment thereto, the Third Amendment thereto and the Fourth Amendment thereto and is in effect on the Closing Date and as such agreement may be from time to time thereafter to the extent permitted under subsection 7.2.6.

      Security - all shares of stock, partnership interests, membership interests, membership units or other ownership interests in any other Person and all warrants, options or other rights to acquire the same.

      Security Agreement- means the Security Agreement to be executed by Borrower and each other Loan Party on or about the Closing Date, in form and substance acceptance to Agent, as such Security Agreement may thereafter be amended, supplemented or modified from time to time.

      Security Documents - the Guaranty Agreements, the Mortgages, the New Mortgages, the Patent Security Agreement, the Domestic Pledge Agreement, the Foreign Pledge Agreement, the Security Agreement, the Trademark Security Agreement and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

      SESCO Note - that certain promissory note dated as of April 29, 2002 by Savannah Energy Systems Company in favor of the Resource Recovery Development Authority for the City of Savannah.

      Solvent - as to any Person, that such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

      Sterling - means the lawful currency of Great Britain.

      Sterling Equivalent - the amount of Sterling as of any date of determination into which Dollars can be converted, as determined in accordance with Section 1.4 of the Agreement.

      Subordinated Debt - Indebtedness of any Borrower or any Subsidiary of any Borrower that is subordinated to the Obligations in a manner satisfactory to Agent, and contains terms, including without limitation, payment terms, satisfactory to Agent.

      Subsidiary - any Person of which another Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

      Swingline Loans - as defined in subsection 1.1.4 of the Agreement.

      Tax Liability - as defined in Section 2.12 of the Agreement.

      Term - as defined in Section 4.1 of the Agreement.

      Term Loan - the Loan described in subsection 1.6 of the Agreement, which Term Loan shall be in the initial aggregate principal amount of $20,000,000.

      Term Loan Commitment - with respect to any Lender, the amount of such Lender's Term Loan Commitment pursuant to subsection 1.6 of the Agreement, as set forth below such Lender's name on the signature pages hereof or any Assignment and Acceptance Agreement executed by such Lender, minus all Term Loan payments paid to such Lender.

      Term Loan Notes - the Secured Promissory Notes to be executed by Borrower on or about the Closing Date in favor of each applicable Lender to evidence its Term Loan, which shall be in the form of Exhibit 1.6 to the Agreement, together with any replacement or successor notes therefor.

      Term Loan Percentage - with respect to each Lender, the percentage equal to the quotient of such Lender's Term Loan Commitment divided by the aggregate of all Term Loan Commitments.

      Trademark/Security Agreement - the Trademark and License Security Agreements to be executed by Katy and all or certain of the U.S. Loan Parties on or about the Closing Date in favor of Agent for its benefit and the benefit of Lenders and by which Katy or the applicable U.S. Loan Party shall assign to Agent, and shall grant to Agent for its benefit and the benefit of Lenders, a security interest in, as security for the Obligations all of Katy's or such U.S. Loan Party's right, title and interest in and to all of Katy's or such U.S. Loan Party's trademarks or other assets as described therein, as the same may be amended or modified from time to time.

      Total Credit Facility - $110,000,000, as reduced from time to time pursuant to the terms of the Agreement.

      Treaty - the Treating establishing the European Community being the Treaty of name as amended from time to time.

      Type of Organization - with respect to any Person, the kind or type of entity by which such Person is organized, such as a corporation or limited liability company.

      UCC - the Uniform Commercial Code as in effect in the State of Illinois on the date of this Agreement, as it may be amended or otherwise modified.

      U.K. Agent - Fleet U.K., in its capacity as U.K. agent for itself, the Lenders and Canadian Agent under the Agreement and any successor in that capacity appointed pursuant to the Agreement.

      U.K. Borrower - Contico Manufacturing Limited, a private limited company incorporated under the laws of England and Wales.

      U.K. Availability - the amount of additional money which U.K. Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the lesser of (i) the U.K. Sublimit minus the outstanding balance of the Dollar Equivalent of U.K. Revolving Credit Loans and the U.K. LC Obligations and
(ii) the difference derived when the sum of the principal amount of the Dollar Equivalent of the Revolving Credit Loans to U.K. Borrower then outstanding (including any amounts which Agent or any Lender may have paid for the account of U.K. Borrower pursuant to any of the Loan Documents and which have not been reimbursed by U.K. Borrower) and the Dollar Equivalent of the U.K. LC Obligations is subtracted from the

U.K. Borrowing Base. If the outstanding U.K. Obligations are equal to or greater than the U.K. Sublimit or the U.K. Borrowing Base, U.K. Borrowing Availability is 0.

      U.K. Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

      (i)   the U.K. Sublimit, or

      (ii)  an amount equal to the sum of:

            (a) 85% of the net amount of Eligible Accounts of U.K. Loan Parties outstanding at such date; plus

            (b) the lesser of (i) $6,000,000 or (2) 65% of the value of Eligible Inventory of U.K. Loan Parties at such date, minus (subtract from the sum of (a) and (b) above);

            (c) the sum of (a) the Hedge Reserve applicable to U.K. Loan Parties, (b) Dilution Reserves applicable to U.K. Loan Parties, (c) Rent Reserves applicable to U.K. Loan Parties,
                  (d) the Revolving Loan Repayment Reserve applicable to U.K. Loan Parties, (e) the PAYE Reserve and (f) the aggregate amount of other reserves applicable to U.K. Loan Parties, if any, established by Agent in the exercise of its Permitted Discretion against Eligible Accounts and Eligible Inventory.

provided that Agent, in the exercise of its Permitted Discretion, may (a) increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date.

      For purposes hereof, (i) the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts, less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits allowance or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such accounts at such time and (2) the amount of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP, with costs adjusted for differences between standard and actual costs.

      U.K. Collateral - all of U.K. Borrower's and each other U.K. Loan Party's right, title and interest in (i) the Property and interests in Property described in the Security Documents, and (ii) all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

      U.K. Effective Date - shall have the meaning contained in the last paragraph of Section 8 of the Agreement.

      U.K. LC Amount - at any time, the Dollar Equivalent of the aggregate undrawn available amount of all U.K. Letters of Credit and U.K. LC Guaranties (without duplication) then outstanding.

      U.K. LC Guaranty - any guaranty pursuant to which Fleet U.K. or any Affiliate of Fleet U.K. shall guaranty the payment or performance by U.K. Borrower or any other U.K. Loan Party of their reimbursement obligations under any letter of credit.

      U.K. LC Obligations - Any U.K. LC Amount plus any Obligations that arise from any draw against any U.K. Letter of Credit or against any letter of credit supported by a U.K. LC Guaranty.

      U.K. Lender - Fleet U.K. in its capacity as the Person obligated to make U.K. Revolving Credit Loans to U.K. Borrower hereunder and to issue U.K. Letters of Credit and U.K. LC Guaranties, together with its successors and permitted assigns.

      U.K. Letter of Credit - any standby or documentary letter of credit or guaranties or bonds issued by Fleet U.K. or any Affiliate of Fleet U.K. for the account of U.K. Borrower or any other U.K. Loan Party.

      U.K. Loan Party - any Loan Party organized under the laws of the United Kingdom.

      U.K. Obligations - means the outstanding principal balance of the U.K. Revolving Credit Loans made to U.K. Borrower and the U.K. LC Obligations and all accrued interest, fees and expenses (other than taxes that are not Tax Liabilities) with respect thereto.

      U.K. Participant - means each Lender (including, without limitation, Fleet in its capacity as a Lender) or its Affiliate as set forth on the execution pages to this Agreement or the relevant Assignment and Acceptance Agreement. U.K. Participant shall not include the Agents.

      U.K. Participating Interest - with respect to each Lender other than Agents, such Lender's obligation to fund a participating interest in the U.K. Revolving Credit Loans and U.K. LC Amount as set forth in Section 3.14 of the Agreement.

      U.K. Revolving Credit Loan - as defined in subsection 1.1.1(b) of the Agreement.

      U.K. Revolving Notes - the Secured Promissory Notes to be executed by U.K. Borrower on or about the Closing Date in favor of each U.K. Lender to evidence the U.K. Revolving Credit Loans, which shall be in the form of Exhibit 1.1 to the Agreement, together with any replacement or successor notes therefor.

      U.K. Security Trustee - means Fleet U.K., acting as "Security Trustee" under the Security Documents governing U.K. Borrowers.

      U.K. Sublimit - with respect to all Lenders, initially, the Dollar Equivalent of $11,000,000 and with respect to any Lender, such Lender's (or its Affiliate's) commitment to purchase U.K. Revolving Credit Loans and thereafter to fund U.K. Revolving Credit Loans in Sterling or Euros to U.K. Borrower, expressed in Dollar Equivalents (including such Lender's or its Affiliate's U.K. Participating Interest and deducting all such U.K. Participating Interests from U.K. Lender's Commitment), as initially set forth on the signature page of the Agreement or any Assignment and Acceptance Agreement executed by such Lender, in each case as adjusted from time to time in accordance with subsection 1.1.1(e) of the Agreement.

      U.K. Subsidiary - a Subsidiary organized under the laws of the United Kingdom.

      U.K. Subsidiary Documents - the U.K. Subsidiary Note and the U.K. Subsidiary Security Agreement.

      U.K. Subsidiary Note - means that certain promissory note executed by Contico Manufacturing Limited in favor of Katy, in form and substance acceptable to Agent, as such promissory note is in effect on the Closing Date and as such promissory note may be amended from time to time thereafter to the extent permitted under subsection 7.2.19 of the Agreement.

      U.K. Subsidiary Security Agreement - means that certain Debenture by and between Contico Manufacturing Limited and Katy, in form and substance acceptable to Agent, as such security agreement is in effect on the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under Section 7.2.19 of the Agreement.

      Unused Line Fee - as defined in Section 2.5 of the Agreement.

      U.S. Availability - the amount of additional money which U.S. Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the lesser of (i) the U.S. Revolving Loan Commitment minus the outstanding balance of the U.S. Revolving Credit Loans and the U.S. LC Obligations and (ii) the difference derived when the sum of the Dollar Equivalent of the principal amount of Revolving Credit Loans to U.S. Borrower then outstanding (including any amounts which Agent or any Lender may have paid for the account of U.S. Borrower pursuant to any of the Loan Documents and which have not been reimbursed by U.S. Borrower), the Dollar Equivalent of the U.S. LC Obligations is subtracted from the U.S. Borrowing Base. If the outstanding U.S. Obligations are equal to or greater than the U.S. Revolving Loan Commitment or the U.S. Borrowing Base, U.S. Borrowing Availability is 0.

      U.S Borrower - Katy Industries, Inc.

      U.S. Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

      (i)   the U.S. Revolving Loan Commitment, or

      (ii)  an amount equal to the sum of:

            (a) 85% of the net amount of Eligible Accounts of "Applicable Loan Parties" (as defined below) outstanding at such date; plus

            (b) the lesser of (i) $60,000,000 or (2) 65% of the value of Eligible Inventory of Applicable Loan Parties at such date, minus (subtract from the sum of (a) and (b) above);

            (c) the sum of (a) the Hedge Reserve applicable to Applicable Loan Parties, (b) Dilution Reserves applicable to Applicable Loan Parties, (c) Rent Reserves applicable to Applicable Loan Parties, (d) the Revolving Loan Repayment Reserve applicable to Applicable Loan Parties, (e) any PAYE Reserve applicable to the Applicable Loan Parties and (f) the aggregate amount of other reserves applicable to Applicable Loan Parties, if any, established by Agent in the exercise of its Permitted Discretion against Eligible Accounts and Eligible Inventory.

provided that Agent, in the exercise of its Permitted Discretion, may (a) increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date.

      For purposes hereof, (i) the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts, less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits allowance or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such accounts at such time and (2) the amount of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP, with costs adjusted for differences between standard and actual costs.

      As used in this definition of U.S. Borrowing Base, "Applicable Loan Parties" shall mean (i) U.S. Loan Parties, (ii) prior to the Canadian Effective Date, Glit and Woods and (iii) prior to the U.K. Effective Date, the Contico Europe Holdings division of Contico International, L.L.C.

      U.S. Collateral - all of U.S. Borrower's and each other U.S. Loan Party's right, title and interest in (i) the Property and interests in Property described in the Security Documents, and (ii) all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

      U.S. LC Amount - at any time, the Dollar Equivalent of the aggregate undrawn available amount of all U.S. Letters of Credit and U.S. LC Guaranties (without duplication) then outstanding.

      U.S. LC Guaranty - any guaranty pursuant to which Agent or any Affiliate of Agent shall guaranty the payment or performance by U.S. Borrower or any other U.S. Loan Party of their reimbursement obligations under any letter of credit.

      U.S. LC Obligations - Any U.S. LC Amount plus any Obligations that arise from any draw against any U.S. Letter of Credit or against any letter of credit supported by a U.S. LC Guaranty.

      U.S. Lender - each Lender other than the Canadian Lender and the U.K. Lender.

      U.S. Letter of Credit - any standby or documentary letter of credit issued by Agent or any Affiliate of Agent for the account of U.S. Borrower or any other U.S. Loan Party.

      U.S. Obligations - means the outstanding principal balance of the U.S. Revolving Credit Loans made to U.S. Borrowers, the Term Loan and the U.S. LC Obligations and all accrued interest, fees and expenses (other than taxes that are not Tax Liabilities) with respect thereto.

      U.S. Revolving Credit Loan - as defined in subsection 1.1.1(a) of the Agreement.

      U.S. Revolving Loan Commitment - (x) with respect to all Lenders, initially, $90,000,000, (subject to adjustment in accordance with the Agreement) minus, as of any date of determination, the sum of (a) the Dollar Equivalent of the outstanding balances of the Canadian Revolving Credit Loan and the U.K. Revolving Credit Loan and (b) the Canadian LC Obligations and the U.K. LC Obligations and (y) with respect to any Lender, such Lender's commitment to provide U.S. Revolving Credit Loans in Dollars to U.S. Borrowers, as initially set forth on the signature page of the Agreement or any Assignment and Acceptance Agreement executed by such Lender minus such Lender's Revolving Loan Percentage of the sum of the Dollar Equivalent of Canadian Revolving Credit Loan, Canadian LC Amount, U.K. Revolving Credit Loan, U.K. LC Amount.

      U.S. Revolving Notes - the Secured Promissory Notes to be executed by U.S. Borrower on or about the Closing Date in favor of each Lender (other than the U.K. Lender and the Canadian Lender) to evidence the U.S. Revolving Credit Loans, which shall be in the form of Exhibit 1.1 to the Agreement, together with any replacement or successor notes therefor.

      Voting Stock - Securities of any class or classes of a corporation, limited partnership or limited liability company or any other entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote with respect to the election of corporate directors (or Persons performing similar functions).

      Woods - Woods Industries (Canada) Inc., a Canadian corporation and a Subsidiary of Katy.

      Woods Industries - Woods Industries, Inc., a Delaware corporation and a Subsidiary of Katy.

      Woods Subsidiary Documents - means the Woods Subsidiary Note and the Woods Subsidiary Security Agreement.

      Woods Subsidiary Note means that certain promissory note dated June 28, 2001 executed by Woods in favor of Katy, in form and substance acceptable to Agent, as such promissory note is in effect on the Closing Date and as such promissory note may be amended from time to time thereafter to the extent permitted under subsection 7.2.19.

      Woods Subsidiary Security Agreement - means that certain security agreement dated June 28, 2001 by and between Woods and Katy, in form and substance acceptable to Agent, as such security agreement is in effect on the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under this Agreement.

      Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

      Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof. The phrases "to Borrowers' knowledge" or "to any Borrower's knowledge" and any other phrase of similar import refer to the actual knowledge of the executive or senior officers of Loan Parties or to the knowledge that any such officer should have obtained in the prudent and diligent exercise of his duties as an officer of Loan Parties.

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit 1.1(a)      Form of U.S. Revolving Credit Note

Exhibit 1.1(b)      Form of U.K. Revolving Credit Note

Exhibit 1.1(c)      Form of Canadian Revolving Credit Note

Exhibit 1.6         Form of Term Loan Note

Exhibit 5.1.1       Business Locations

Exhibit 6.1.1 Jurisdictions in which Borrower and each Subsidiary is Authorized to do Business

Exhibit 6.1.4       Capital Structure of Borrower and each Subsidiary

Exhibit 6.1.5       Names; Organization

Exhibit 6.1.13      Surety Obligations

Exhibit 6.1.14      Tax Identification Numbers of Katy Subsidiaries

Exhibit 6.1.15      Brokers' Fees

Exhibit 6.1.16      Patents, Trademarks, Copyrights and Licenses

Exhibit 6.1.19      Contracts Restricting Right to Incur Debts

Exhibit 6.1.20      Litigation

Exhibit 6.1.22      Capitalized and Operating Leases

Exhibit 6.1.23      Pension Plans

Exhibit 6.1.25      Labor Relations

Exhibit 7.1.3       Form of Compliance Certificate

Exhibit 7.1.4       Form of Borrowing Base Certificate

Exhibit 7.2.3       Existing Indebtedness

Exhibit 7.2.5       Permitted Liens

Exhibit 7.2.12      Permitted Investments

Exhibit 7.3         Financial Covenants

Exhibit 8.1         U.K. Conditions Precedent

Exhibit 8.8         Joinder Agreement

Schedule A          Mandatory Costs

Schedule B          Appraised Values

                                 EXHIBIT 1.1(a)

                       FORM OF U.S. REVOLVING CREDIT NOTE
                             SECURED PROMISSORY NOTE

$______________                                          ______________ __, 20__
                                                               Chicago, Illinois

      FOR VALUE RECEIVED, the undersigned ("U.S. Borrower") promises to pay to the order of _________________________ ("Lender"), at the principal office of Fleet Capital Corporation, as agent for said Lender, or at such other place in the United States of America as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America or such other currency as provided in the Loan Agreement referred to below and in immediately available funds, the principal amount of the Dollar Equivalent of __________________________________ Dollars ($___________) or such lesser principal amount as may be outstanding pursuant to the Loan Agreement (as hereinafter defined) with respect to the U.S. Revolving Credit Loans, together with interest on the unpaid principal amount of this Note outstanding from time to time.

      This Revolving Note (the "Note") is one of the Revolving Notes referred to in, and is issued pursuant to, that certain Loan Agreement among the borrower signatories thereto (including U.S. Borrower), the lender signatories thereto (including Lender) and Fleet Capital Corporation ("FCC") as agent for such lenders (FCC, in such capacity, "Agent") dated as of January __, 2003 (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the other Loan Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

      The rate of interest in effect hereunder shall be calculated with reference to the Base Rate or LIBOR, as applicable, as more specifically provided in the Loan Agreement. The interest due shall be computed in the manner provided in the Loan Agreement.

      Except as otherwise expressly provided in the Loan Agreement, if any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Notwithstanding the foregoing, if any portion of the U.S. Revolving Credit Loans evidenced by this promissory note is subject to a LIBOR Option, and an extension of the maturity of any payment hereon would cause the maturity thereof to occur during the next calendar month, then such payment shall mature on the next preceding Business Day.


                             Exhibit 1.1(a) - Page 1

      This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrower Representative may also terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Loan Agreement.

      Upon the occurrence and continuation of any one or more of the Events of Default specified in the Loan Agreement which have not been cured by Borrowers or waived by Lenders or Majority Lenders (as required by the Loan Agreement), Agent or Majority Lenders may declare all Obligations evidenced hereby to be immediately due and payable (except with respect to any Event of Default set forth in subsection 9.1.7 of the Loan Agreement, in which case all Obligations evidenced hereby shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of Majority Lenders or Agent.

      The right to receive principal of, and stated interest on, this Note may only be transferred in accordance with the provisions of the Loan Agreement.

      Time is of the essence of this Note. U.S. Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

      Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Agent or Lenders in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Agent or Lenders of any right or remedy preclude any other right or remedy. Agent and/or Lenders, at its or their option, may enforce its or their rights against any collateral securing this Note without enforcing its or their rights against U.S. Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to U.S. Borrower. U.S. Borrower agrees that, without releasing or impairing U.S. Borrower's liability hereunder, Agent and/or Lenders may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.


                             Exhibit 1.1(a) - Page 2

      The validity, interpretation and enforcement of this promissory note shall be governed by the internal laws of the State of Illinois without giving effect to the conflict of laws principles thereof.

                                           U.S. BORROWERS:

                                           KATY INDUSTRIES, INC.


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                             Exhibit 1.1(a) - Page 3

                                 EXHIBIT 1.1(b)

                       FORM OF U.K. REVOLVING CREDIT NOTE
                             SECURED PROMISSORY NOTE

$______________                                          ______________ __, 20__
                                                       ________________, England

      FOR VALUE RECEIVED, the undersigned (U.K. "Borrower") promises to pay to the order of ______________________________ ("Lender"), at the principal office of Fleet National Bank, as agent for said Lender, or at such other place in the United Kingdom as the holder of this Note may designate from time to time in writing, in lawful money of the United Kingdom or such other currency as provided in the Loan Agreement referred to below and in immediately available funds, the principal amount of the Dollar Equivalent of __________________________________ Dollars ($___________) or such lesser principal amount as may be outstanding pursuant to the Loan Agreement (as hereinafter defined) with respect to the U.K. Revolving Credit Loans, together with interest on the unpaid principal amount of this Note outstanding from time to time.

      This Revolving Note (the "Note") is one of the Revolving Notes referred to in, and is issued pursuant to, that certain Loan Agreement among the borrower signatories thereto (including U.K. Borrower), the lender signatories thereto (including Lender) and Fleet Capital Corporation ("FCC") as agent for such lenders (FCC, in such capacity, "Agent") dated as of January __, 2003 (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the other Loan Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

      The rate of interest in effect hereunder shall be calculated with reference to the Base Rate or LIBOR, as applicable, as more specifically provided in the Loan Agreement. The interest due shall be computed in the manner provided in the Loan Agreement.

      Except as otherwise expressly provided in the Loan Agreement, if any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Notwithstanding the foregoing, if any portion of the U.K. Revolving Credit Loans evidenced by this promissory note is subject to a LIBOR Option, and an extension of the maturity of any payment hereon would cause the maturity thereof to occur during the next calendar month, then such payment shall mature on the next preceding Business Day.


                             Exhibit 1.1(b) - Page 1

      This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrower Representative may also terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Loan Agreement.

      Upon the occurrence and continuation of any one or more of the Events of Default specified in the Loan Agreement which have not been cured by Borrowers or waived by Lenders or Majority Lenders (as required by the Loan Agreement), Agent or Majority Lenders may declare all Obligations evidenced hereby to be immediately due and payable (except with respect to any Event of Default set forth in subsection 9.1.7 of the Loan Agreement, in which case all Obligations evidenced hereby shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of Majority Lenders or Agent.

      The right to receive principal of, and stated interest on, this Note may only be transferred in accordance with the provisions of the Loan Agreement.

      Time is of the essence of this Note. U.K. Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

      Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Agent or Lenders in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Agent or Lenders of any right or remedy preclude any other right or remedy. Agent and/or Lenders, at its or their option, may enforce its or their rights against any collateral securing this Note without enforcing its or their rights against U.K. Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to U.K. Borrower. U.K. Borrower agrees that, without releasing or impairing U.K. Borrower's liability hereunder, Agent and/or Lenders may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.


                             Exhibit 1.1(b) - Page 2

      The validity, interpretation and enforcement of this promissory note shall be governed by the internal laws of the State of Illinois without giving effect to the conflict of laws principles thereof.

                                           U.K. BORROWER:

                                           CONTICO MANUFACTURING LIMITED


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                             Exhibit 1.1(b) - Page 3

                                 EXHIBIT 1.1(c)

                     FORM OF canadian REVOLVING CREDIT NOTE
                             SECURED PROMISSORY NOTE

$______________                                          ______________ __, 20__
                                                                Toronto, Ontario

      FOR VALUE RECEIVED, the undersigned ("Canadian Borrower") Canada promises to pay to the order of ______________________________ ("Lender"), at the principal office of ____________________, as agent for said Lender, or at such other place in Canada as the holder of this Note may designate from time to time in writing, in lawful money of Canada and in immediately available funds, the principal amount of the Dollar Equivalent of __________________________________ Dollars ($___________) or such lesser principal amount as may be outstanding pursuant to the Loan Agreement (as hereinafter defined) with respect to the Canadian Revolving Credit Loans, together with interest on the unpaid principal amount of this Note outstanding from time to time.

      This Revolving Note (the "Note") is one of the Revolving Notes referred to in, and is issued pursuant to, that certain Loan Agreement among the borrower signatories thereto (including Canadian Borrower), the lender signatories thereto (including Lender) and Fleet Capital Corporation ("FCC") as agent for such lenders (FCC, in such capacity, "Agent") dated as of January __, 2003 (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the other Loan Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

      The rate of interest in effect hereunder shall be calculated with reference to the Base Rate or the Canadian BA Rate, as applicable, as more specifically provided in the Loan Agreement. The interest due shall be computed in the manner provided in the Loan Agreement.

      Except as otherwise expressly provided in the Loan Agreement, if any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Notwithstanding the foregoing, if any portion of the Canadian Revolving Credit Loans evidenced by this promissory note is subject to a LIBOR Option, and an extension of the maturity of any payment hereon would cause the maturity thereof to occur during the next calendar month, then such payment shall mature on the next preceding Business Day.

      This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrower Representative may also terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Loan Agreement.


                             Exhibit 1.1(c) - Page 1

      Upon the occurrence and continuation of any one or more of the Events of Default specified in the Loan Agreement which have not been cured by Borrowers or waived by Lenders or Majority Lenders (as required by the Loan Agreement), Agent or Majority Lenders may declare all Obligations evidenced hereby to be immediately due and payable (except with respect to any Event of Default set forth in subsection 9.1.7 of the Loan Agreement, in which case all Obligations evidenced hereby shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of Majority Lenders or Agent.

      The right to receive principal of, and stated interest on, this Note may only be transferred in accordance with the provisions of the Loan Agreement.

      Time is of the essence of this Note. Canadian Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

      Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Canadian Agent or Canadian Lenders in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Canadian Agent or Canadian Lenders of any right or remedy preclude any other right or remedy. Canadian Agent and/or Canadian Lenders, at its or their option, may enforce its or their rights against any collateral securing this Note without enforcing its or their rights against Canadian Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Canadian Borrower. Canadian Borrower agrees that, without releasing or impairing Canadian Borrower's liability hereunder, Canadian Agent and/or Canadian Lenders may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

      The validity, interpretation and enforcement of this promissory note shall be governed by the internal laws of the State of Illinois without giving effect to the conflict of laws principles thereof.

                                           CANADIAN BORROWER:

                                           WOODS INDUSTRIES (CANADA) INC.


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                             Exhibit 1.1(c) - Page 2

                                   EXHIBIT 1.6

                             FORM OF TERM LOAN NOTE

                            (secured promissory note)

[Aggregate $20,000,000]                                        ___________, 200_
                                                               Chicago, Illinois

      FOR VALUE RECEIVED, the undersigned ("U.S. Borrower") hereby promises to pay to the order of _______________________, a ________________ corporation
(hereinafter "Lender"), or its registered assigns at the office of Fleet Capital Corporation, as agent for such Lender, or at such other place in the United States of America as the holder of this Note may designate from time to time in writing, in lawful money of the United States, in immediately available funds, at the time of payment, the principal sum of [aggregate Twenty Million Dollars ($20,000,000)], together with interest from and after the date hereof on the unpaid principal balance outstanding from time to time.

      This Secured Promissory Note (the "Note") is one of the Term Loan Notes referred to in, and is issued pursuant to, that certain Loan Agreement dated as of January __, 2003, among the borrower signatories thereto (including U.S. Borrower), the lender signatories thereto (including Lender) and Fleet Capital Corporation ("FCC") as Agent for said lenders (FCC in such capacity "Agent") (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

      For so long as no Event of Default shall have occurred and be continuing, the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

            (a) interest on the unpaid principal balance outstanding from time to time shall be paid at such interest rates and at such times as are specified in the Loan Agreement;

            (b) principal shall be due and payable quarterly commencing on April 1, 2003 and continuing on each July 1, October 1, January 1 and April 1 thereafter to and including January 1, 2008 in installments equal to $________________ [aggregate amount of quarterly installments to all Lenders equal to $714,285.75];

            (c) the entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on January __, 2008.

      Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to Section 4 thereof.


                              Exhibit 1.6 - Page 1

      This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrower may also prepay this
Note in the manner provided in Section 4 of the Loan Agreement.

      Upon the occurrence, and during the continuation, of an Event of Default, this Note shall or may, as provided in the Loan Agreement, become or be declared immediately due and payable.

      The right to receive principal of, and stated interest on, this Note may only be transferred in accordance with the provisions of the Loan Agreement.

      Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

      This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.

                                           U.S. BORROWER:

                                           KATY INDUSTRIES, INC.


                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                              Exhibit 1.6 - Page 2

                                  EXHIBIT 5.1.1

                               BUSINESS LOCATIONS

1. Each Borrower currently has the following business locations, and no others:

Chief Executive Office:

Other Locations:

2. Each Borrower maintains its books and records relating to Accounts and General Intangibles at:

3. Each Borrower has had no office, place of business or agent for process located in any county other than as set forth above, except:

4. Each Subsidiary currently has the following business locations, and no others:

Chief Executive Office:

Other Locations:

5. Each Subsidiary maintains its books and records relating to Accounts and General Intangibles at:

6. Each Subsidiary has had no office, place of business or agent for process located in any county other than as set forth above, except:

7. The following bailees, warehouseman, similar parties and consignees hold Inventory of each Borrower or one of its Subsidiaries:

---------------------------------------------------------------------------------------------
                                                                                    Owner of
Name and Address of Party       Nature of Relationship      Amount of Inventory     Inventory
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                                                    Owner of
Name and Address of Party       Nature of Relationship      Amount of Inventory     Inventory
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------


                             Exhibit 5.1.1 - Page 1

                                  EXHIBIT 6.1.1

                      JURISDICTIONS IN WHICH EACH BORROWER
                              AND ITS SUBSIDIARIES
                          ARE AUTHORIZED TO DO BUSINESS

Name of Entity                            Jurisdiction


                             Exhibit 6.1.1 - Page 1

                                  EXHIBIT 6.1.4

                                CAPITAL STRUCTURE

1. The classes and the number of authorized and issued Securities of each Borrower and each of its Subsidiaries and the record owner of such Securities of each Borrower are as follows:

Borrowers:

--------------------------------------------------------------------------------
Class of        Number of Securities         Record       Number of Securities
Securities     Issued and Outstanding        Owners      Authorized but Unissued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Subsidiaries:

--------------------------------------------------------------------------------
Class of        Number of Securities         Record       Number of Securities
Securities     Issued and Outstanding        Owners      Authorized but Unissued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. The number, nature and holder of all other outstanding Securities of each Borrower and each Subsidiary are as follows:

3. The correct name and jurisdiction of incorporation or organization of each Subsidiary of each Borrower and the percentage of its issued and outstanding Voting Stock owned by each Borrower are as follows:

--------------------------------------------------------------------------------
                                                           Percentage of Voting
                             Jurisdiction of                  Stock Owned by
       Name            Incorporation/Organization        the Applicable Borrower
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4. The name of each of each Borrower's and each Subsidiary's corporate or joint venture Affiliates and the nature of the affiliation are as follows:

5. The agreements or instruments binding upon the partners, members or shareholders of each Borrower or any of its Subsidiaries and relating to the ownership of its Securities, are as follows:


                             Exhibit 6.1.4 - Page 1

                                  EXHIBIT 6.1.5

                               NAMES; ORGANIZATION

1. Each Borrower's correct name, as registered with the Secretary of State of the State of ____________ is:

2. In the conduct of its business, each Borrower has used the following names:

3. Each Subsidiary's correct name, as registered with the Secretary of State of the State of its incorporation or formation, is:

4. In the conduct of its business, each Subsidiary has used the following names:

5.    Each Borrower's Organizational I.D. Number is:

6.    Each Subsidiary's Organizational I.D. Number is:

7.    Each Borrower's Type of Organization is:

8.    Each Subsidiary's Type of Organization is:

9. No Borrower has been the surviving entity of a merger or consolidation nor has it acquired substantially all the assets of any person.

10. No Subsidiary has been the surviving entity of a merger or consolidation nor has it acquired substantially all the assets of any person.


                             Exhibit 6.1.5 - Page 1

                                 EXHIBIT 6.1.13

                               SURETY OBLIGATIONS


                             Exhibit 6.1.13 - Page 1

                                 EXHIBIT 6.1.14

              TAX IDENTIFICATION NUMBERS OF EACH SUBSIDIARY OF KATY

--------------------------------------------------------------------------------
Subsidiary                                 Number
--------------------------------------------------------------------------------


                             Exhibit 6.1.14 - Page 1

                                 EXHIBIT 6.1.15

                                  BROKER'S FEES


                             Exhibit 6.1.15 - Page 1

                                 EXHIBIT 6.1.16

                  PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1. Each Borrower's and its Subsidiaries' patents:

--------------------------------------------------------------------------------
                            Status in             Federal           Registration
 Patent       Owner       Patent Office     Registration Number         Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. Each Borrower's and its Subsidiaries' trademarks:

--------------------------------------------------------------------------------
                            Status in             Federal           Registration
 Patent       Owner       Patent Office     Registration Number         Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. Each Borrower's and its Subsidiaries' copyrights:

--------------------------------------------------------------------------------
                            Status in             Federal           Registration
 Patent       Owner       Patent Office     Registration Number         Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4. Each Borrower's and its Subsidiaries' licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):

--------------------------------------------------------------------------------
 Name of License        Nature of License        Licensor        Term of License
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

5. Infringement Activities:

6. Unregistered material trademarks, service marks and copyrights:

7. Material license agreements that do not permit assignment or limit the use of license after default:


                             Exhibit 6.1.16 - Page 1

                                 EXHIBIT 6.1.19

                    CONTRACTS RESTRICTING RIGHT TO INCUR DEBT

Contracts that restrict the right of any Borrower or any of its Subsidiaries to incur Indebtedness:

--------------------------------------------------------------------------------
Title of Contract  Identity of Parties   Nature of Restriction  Term of Contract
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                             Exhibit 6.1.19 - Page 1

                                 EXHIBIT 6.1.20

                                   LITIGATION

1. Actions, suits, proceedings and investigations pending against any Borrower or any Subsidiary:

--------------------------------------------------------------------------------
Title of Action  Nature of Action  Complaining Parties  Jurisdiction or Tribunal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. The only threatened actions, suits, proceedings or investigations of which any Borrower or any Subsidiary is aware are as follows:


                             Exhibit 6.1.20 - Page 1

                                 EXHIBIT 6.1.22

                        CAPITALIZED AND OPERATING LEASES

Each Borrower and its Subsidiaries have the following capitalized and operating leases:

--------------------------------------------------------------------------------
  Lessee             Lessor             Term of Lease        Property Covered
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                             Exhibit 6.1.22 - Page 1

                                 EXHIBIT 6.1.23

                                  PENSION PLANS

Each Borrower and its Subsidiaries have the following Plans:

--------------------------------------------------------------------------------
                           Party                          Type of Plan
--------------------------------------------------------------------------------
Borrower
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Subsidiaries
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                             Exhibit 6.1.23 - Page 1

                                 EXHIBIT 6.1.25

              COLLECTIVE BARGAINING AGREEMENTS; LABOR CONTROVERSIES

1. Each Borrower and its Subsidiaries are parties to the following collective bargaining agreements:

--------------------------------------------------------------------------------
     Type of Agreement             Parties                 Term of Agreement
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. Material grievances, disputes of controversies with employees of any Borrower or any of its Subsidiaries are as follows:

--------------------------------------------------------------------------------
  Parties Involved                 Nature of Grievance, Dispute or Controversy
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. Threatened strikes, work stoppages and asserted pending demands for collective bargaining with respect to any Borrower or any of its Subsidiaries are as follows:

--------------------------------------------------------------------------------
  Parties Involved                           Nature of Matter
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                             Exhibit 6.1.25 - Page 1

                                  EXHIBIT 7.1.3

                             COMPLIANCE CERTIFICATE

                            [______________________]

                                                         _________________, ____

Fleet Capital Corporation, as Agent
One South Wacker Drive
Suite 1400
Chicago, Illinois  60606

      The undersigned, the chief financial officer of Katy Industries, Inc. ("Katy"), gives this certificate to Fleet Capital Corporation, in its capacity as Agent ("Agent") in accordance with the requirements of subsection 7.1.3 of that certain Loan Agreement dated January __, 2003 among Katy and certain of its subsidiaries, Agent, Foothill Capital Corporation, as Syndication Agent and the Lenders party thereto ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

            1. Based upon my review of the balance sheets and statements of income of Katy and its Subsidiaries for the [__________] period ending _______________, ____, copies of which are attached hereto, I hereby certify that:

                  (i) Restructuring Capital Expenditures during the period and for the fiscal year to date total $__________ and $__________, respectively;

                  (ii) Non-Restructuring Capital Expenditures for the period and for the fiscal year to date total $___________ and $__________, respectively;

                  (iii) Consolidated EBITDA for the [four] fiscal quarters ending on __________ is $__________; and

                  (iv) Consolidated Leverage Ratio as of ________________ is __________ to 1.0.

            2. No Default exists on the date hereof, other than: _______________ ________________________________________________ [if none, so state]; and

            3. No Event of Default exists on the date hereof, other than ______________________________________________________________ [if none, so state].

                                              Very truly yours,


                                              -------------------------------
                                              Chief Financial Officer


                             Exhibit 7.1.3 - Page 1

                                  EXHIBIT 7.1.4

                       FORM OF BORROWING BASE CERTIFICATE

                                    [to come]


                             Exhibit 7.1.4 - Page 1

                                  EXHIBIT 7.2.3

                              EXISTING INDEBTEDNESS

Borrower               Lender                   Amount              Maturity
--------               ------                   ------              --------


                             Exhibit 7.2.3 - Page 1

                                  EXHIBIT 7.2.5

                                 PERMITTED LIENS

         --------------------------------------------------------------
               Secured Party                   Nature of Lien
         --------------------------------------------------------------

         --------------------------------------------------------------

         --------------------------------------------------------------

         --------------------------------------------------------------

         --------------------------------------------------------------


                             Exhibit 7.2.5 - Page 1

                                 EXHIBIT 7.2.12

                              PERMITTED INVESTMENTS


                             Exhibit 7.2.12 - Page 1

                                   EXHIBIT 7.3

                               FINANCIAL COVENANTS

DEFINITIONS

            Consolidated EBITDA - for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) all unusual expenses and all other non-capitalized restructuring expenses (including costs and expenses attributable to employee severance obligations and facility consolidation costs) for such period to the extent not disallowed by Agent in its sole discretion, (vii) any payment of or accrual for the Management Fee under the Management Agreement, (viii) all other payments made to K&C and its Affiliates during such period for expenses incurred on behalf of Parent, Katy or any of their respective Subsidiaries pursuant to Kohlberg Agreements, (ix) any non-cash expense incurred with respect to Katy's stock appreciation rights plan ("SAR"); and (x) other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), but only, in the case of clauses (ii)-(ix), to the extent deducted in the calculation of Consolidated Net Income less other non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period), all of the foregoing as determined on a consolidated basis for Katy and its Subsidiaries in conformity with GAAP; provided that there shall be subtracted from the sum of items (i) through (xi) above the amount of any cash expenditure made within the applicable period pursuant to the SAR, to the extent that the amount of such cash expenditure was expensed or will be expensed against a prior or future period's Consolidated Net Income; provided, further, that (a) in the event any Loan Party makes an acquisition of any Person or any division or any business unit permitted hereunder or consented to by Majority Lenders during such period, if Katy provides Agent and Lenders financial statements with respect to the business so acquired (which financial statements shall have been audited by one of the "Big 4" accounting firms or another nationally recognized accounting firm reasonably satisfactory to Agent or financial statements otherwise satisfactory to Agent) reasonably satisfactory to Majority Lenders, Consolidated EBITDA for such period shall be calculated on a pro forma basis, taking into account the elimination of non-recurring expenses, based on the results of such acquired Person or acquired assets as if such acquisition had occurred on the first day of such period, and (b) in the event any Loan Party makes a Permitted Disposition (or any other disposition of any Person or any division or any business unit permitted hereunder or consented to by the Majority Lenders) during such period, Consolidated EBITDA for such period shall be calculated on a pro forma basis, based on the results of such disposed Person or disposed assets as if such Permitted Disposition (or such other disposition) had occurred on the first day of such period. The foregoing notwithstanding, Consolidated EBITDA for: (i) the fiscal quarter ended June 30, 2002 shall be deemed to equal $6,800,000; (ii) for the fiscal quarter ended September 30, 2002 shall be deemed to equal $12,000,000; and (iii) for the fiscal quarter ended December 31, 2002 shall be deemed to equal $10,800,000.

            Consolidated Interest Expense - for any period, total interest expense of Katy and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Katy


                              Exhibit 7.3 - Page 1
and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, (i) any amounts referred to in the Fee Letter.

            Consolidated Leverage Ratio, as at any date, the ratio of (a) Consolidated Total Debt as at such date to (b) Consolidated EBITDA for the consecutive four fiscal quarters ending on the last day of the most recently ended fiscal quarter.

            Consolidated Net Income, for any period, the net income (or loss) of Katy on a Consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Katy) in which any other Person (other than Katy or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Katy or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Katy or is merged into or consolidated with Katy or any of its Subsidiaries or that Person's assets are acquired by Katy or any of its Subsidiaries, (iii) the income of any Subsidiary of Katy to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, (v) any LIFO reserves of Contico to the extent such LIFO reserves decrease or increase net income of Contico, and (vii) (to the extent not included in clauses (i) through (v) above) any net extraordinary gains or net extraordinary losses.

            Consolidated Total Debt means, as at any date of determination, the aggregate stated balance sheet amount (which shall not include the face amount of undrawn Letters of Credit) of all Money Borrowed of Katy and its Subsidiaries on the last day of the most recently ended fiscal quarter, determined on a Consolidated basis in accordance with GAAP.


                              Exhibit 7.3 - Page 2

            Minimum Consolidated EBITDA. Katy shall not permit Consolidated EBITDA for any period set forth below to be less than the amount set forth below opposite such period:

                        Period                                         Amount
                        ------                                         ------

Four Fiscal Quarters Ending March 31, 2003 and each June 30,         $30,000,000
September 30 and December 31 and March 31 thereafter

            Consolidated Leverage Ratio. Katy shall not permit the Consolidated Leverage Ratio as of any date set forth below to be more than the amount set forth below opposite such date:

                        Period                                          Ratio
                        ------                                          -----

March 31 and June 30, 2003                                            3.25 to 1

September 30, 2003 and each December 31, March 31,                    3.00 to 1
June 30 and September 30 thereafter


                              Exhibit 7.3 - Page 3

                                   EXHIBIT 9.1

                      U.K. Documentary Conditions Precedent
         (each to be in a form and substance satisfactory to U.K. Agent)

1. Formalities Certificate(s): a certificate (dated no earlier than the date the first Loan is drawn down or such other date as Agent may approve) from U.K. Borrower in the form approved by Agent, signed by an authorized director of U.K. Borrower, which in each case shall have attached to it the documents referred to in such certificate including, without limitation, the documents for U.K. Borrower referred to in paragraphs 2, 3, 4 and 5 below, all such documents to be in the agreed form and shall contain a confirmation that no borrowing, guaranteeing or similar limit binding on U.K. Borrower will be exceeded by its entry into and performance of the Loan Documents, to which it is a party;

2. Constitutional Documents: a copy of the certificate of incorporation, the certificate of incorporation on change of name, the memorandum and articles of association of U.K. Borrower;

3. Board Resolutions: a copy of the resolutions of the board of directors (or equivalent) of U.K. Borrower:

      (a) approving the terms of and transactions contemplated by the Loan Documents and resolving that it execute the Loan Documents to which it is a party;

      (b) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf; and

      (c) authorizing a specified person or persons on its behalf to sign and/or dispatch all other documents and notices to be signed and/or dispatched by it under or in connection with the Loan Documents;

4. Shareholder Resolutions: A copy of the resolutions of the shareholders of U.K. Borrower approving the terms of, and the transactions contemplated by, the Loan Documents to which U.K. Borrower is a party;

5. Specimen Signatures: a specimen of the signature of each person authorized by U.K. Borrower to sign the Loan Documents to which it is a party;

6. Security Documents: each of the following documents in the agreed form duly executed and delivered by all parties thereto:

      (a)   a guarantee and debenture by [CML];


                              Exhibit 9.1 - Page 1

7.    Financial Information: certified copies of:

      (a)   audited accounts of U.K. Borrower for 2001;

      (b) the unaudited management accounts of U.K. Borrower for 2001 and the period from January 1, 2002 to October 31, 2002.

8. Financial Indebtedness and Guarantees: a form DS1 and a deed of release or such other evidence satisfactory to Fleet U.K. that all Indebtedness (other than any permitted to exist after the Closing Date) has been repaid and all guarantees (other than those permitted to exist after the Closing Date under the terms of this Agreement) have been or will be discharged or will be repaid or released (as the case may be) on the Closing Date.

9. Consents/Notices: certified copies of all third party consents that are required in connection with the creation or registration of any Lien contained in any Security Document and all notices of assignment or charge required to be given under the terms of the Security Documents (subject to the specific provisions of the Security Documents).

10. Legal Opinion: a legal opinion of Hunton & Williams as to matters of English law, in form and substance satisfactory to Agent.

11. Property Searches: official priority searches relating to the properties charged under the Security Documents, in favor of Fleet U.K. in respect of any registered or unregistered titles giving a sufficient period of priority and showing that no adverse entry exists.

12. Process Agent: evidence that a process agent in England has been appointed by Contico Manufacturing Limited and has accepted its appointment.


                              Exhibit 9.1 - Page 2

                                   SCHEDULE A

                            Mandatory Costs Formulae

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter), Agent shall calculate, as a percentage rate, a rate (the "Additional Costs Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by Agent as a weighted average of the Lenders' Additional Costs Rates (weighted in proportion to the percentage participation of each Lender in the relevant
      Loan) and will be expressed as a percentage rate per annum.

3. The Additional Costs Rate for any Lender lending from a facility office in a Participating Member State (as defined below) will be the percentage notified by that Lender to Agent. This percentage will be certified by that Lender in its notice to Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all advances made from that facility office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that facility office.

4. The Additional Costs Rate for any Lender lending from a facility office in the United Kingdom will be calculated by Agent as follows:

      (a)   in relation to a Sterling Loan:

                   AB + C(B-D) + E x 0.01 per cent. per annum
                                   100 - (A+C)

      (b)   in relation to a Loan in any currency other than Sterling:

                          E x 0.01 per cent. per annum
                                       300

      where:

      A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements;

      B is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost and, if the Loan is an unpaid sum, the additional rate of interest specified in subsection 2.1.2 of the Agreement, payable for the relevant Interest Period on the Loan;


                               Schedule A - Page 1

      C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England;

      D is the percentage rate per annum payable by the Bank of England to Agent on interest-bearing Special Deposits; and

      E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by Agent as being the average of the most recent rates of charge supplied by the Reference Banks to Agent pursuant to paragraph 8 below and expressed in pounds per (pound)1,000,000.

5.    For the purposes of this Schedule:

      (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

      (b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

      (c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

      (d) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e., 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded up to four decimal places.

7. If requested by Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per (pound)1,000,000 of the Tariff Base of that Reference Bank.

8. Each Lender shall supply any information required by Agent for the purpose of calculating its Additional Costs Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:


                               Schedule A - Page 2

      (a) its jurisdiction of incorporation and jurisdiction of its facility office; and

      (b) any other information that Agent may reasonably require for such purpose.

      Each Lender shall promptly notify Agent in writing of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above, and the rates of charge of each Reference Bank for the purpose of E above shall be determined by Agent, based upon the information supplied to it pursuant to paragraphs 7 and 8 above, and on the assumption that, unless a Lender notifies Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a facility office in the same jurisdiction as its facility office.

10. Agent shall have no liability to any person if such determination results in an Additional Costs Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. Agent shall distribute the additional amounts received as a result of the Mandatory Costs to the Lenders on the basis of the Additional Costs Rate for each Lender, based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Costs Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

13. Agent may from time to time, after consultation (but without their consent) with the Borrower Representative and the Lenders, determine and notify to all parties to this Agreement any amendments that are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions). Any such determination shall, in the absence of manifest error, be conclusive and binding on all such parties.

14. For the purposes of this Schedule "Participating Member State" means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.


                               Schedule A - Page 3